UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_________________________

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )
_________________________

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

KAMAN CORPORATION
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
_______________________________________________

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Title of each class of securities to which transaction applies:
	(3)	Title of each class of securities to which transaction applies:
	(4)	Title of each class of securities to which transaction applies:
	(5)	Title of each class of securities to which transaction applies:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Notice of Annual Meeting and
Proxy Statement

Annual Meeting of Shareholders
To be held on April 18, 2018

1332 BLUE HILLS AVENUE
BLOOMFIELD, CONNECTICUT 06002

NEAL J. KEATING
CHAIRMAN OF THE BOARD, PRESIDENT AND
CHIEF EXECUTIVE OFFICER

March 2, 2018

To Our Shareholders:
I would like to extend a personal invitation for you to join us at our Annual Meeting of Shareholders, which will be held on Wednesday, April 18, 2018, at 9:00 a.m., local time, at the corporate headquarters of the Company located at 1332 Blue Hills Avenue, Bloomfield, Connecticut. The meeting will be held in the cafeteria located in Building 19 on our Bloomfield campus. Appropriate signage will be in place directing you to the cafeteria the day of the meeting.
At this year’s meeting, you will be asked to (i) elect three Class I directors; (ii) approve, on an advisory basis, the compensation of our named executive officers; (iii) approve the amendment and restatement of the Company's 2013 Management Incentive Plan; (iv) approve the amendment and restatement of the Company's Employee Stock Purchase Plan; (v) ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors; (vi) consider a shareholder proposal seeking to elect directors by majority voting; (vii) consider a shareholder proposal seeking to eliminate all supermajority voting provisions set forth in the Company's charter and bylaws; and (viii) consider a shareholder proposal requesting the Board of Directors and management to effectuate a tax-deferred spin-off of either the Company's Distribution business or its Aerospace business. We will also discuss the financial performance of the Company during 2017.
Last year, we were fortunate to have approximately 93% of the Company's outstanding shares represented at the meeting. We hope to have a similar turnout this year. You can vote your shares via the Internet or by using a toll-free telephone number. Instructions for using these convenient services appear in the Proxy Statement. If you are receiving a hard copy of the proxy materials, you can also vote your shares by marking your votes on the proxy card, signing and dating it and mailing it promptly using the envelope provided.
Your voice is important to us, and we encourage you to attend the meeting in person. If you are unable to attend, we urge you to vote your shares.
On behalf of our Board of Directors, we thank you for your continued support and we look forward to seeing you at the meeting.
Sincerely,

Neal J. Keating
Chairman of the Board, President and
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD
April 18, 2018
The Annual Meeting of Shareholders of Kaman Corporation will be held at the corporate headquarters of the Company located at 1332 Blue Hills Avenue, Bloomfield, Connecticut, on Wednesday, April 18, 2018, at 9:00 a.m., local time, for the following purposes:

1.	To elect three Class I directors;

2.	To conduct an advisory vote to approve the compensation of the Company’s named executive officers;

3.	To approve the amendment and restatement of the Company's 2013 Management Incentive Plan;

4.	To approve the amendment and restatement of the Company's Employee Stock Purchase Plan;

5.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm;

6.	To consider a shareholder proposal seeking to elect directors by majority voting;

7.	To consider a shareholder proposal seeking to eliminate all supermajority voting provisions set forth in the Company's charter and bylaws;

8.	To consider a shareholder proposal requesting the Board of Directors and management to effectuate a tax-deferred spin-off of either the Company's Distribution business or its Aerospace business; and

9.	To transact such other business as may properly come before the meeting.
The close of business on February 9, 2018, has been fixed as the record date for determining the holders of Common Stock entitled to notice of, and to vote at, the Annual Meeting.
In connection with the Annual Meeting, we have prepared a meeting notice, a proxy statement and our annual report to shareholders, all of which provide important information that our shareholders will want to review before the Annual Meeting. On March 2, 2018, we mailed a Notice of Internet Availability of Proxy Materials instructing our shareholders how to access these materials online and how to submit proxies by telephone or the Internet. We use this online access format because it expedites the delivery of materials, reduces printing and postage costs and eliminates bulky paper documents from your files, creating a more efficient process for both shareholders and the Company.
If you receive the Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of these materials unless you specifically request one. The Notice of Internet Availability of Proxy Materials contains instructions on how to obtain a paper copy of the materials. If you receive paper copies of the materials, a proxy card will also be enclosed.
You may vote using the Internet, telephone or mail, or by attending the meeting and voting in person. If you plan to attend in person, you will need to provide proof of share ownership, such as an account or brokerage statement, and a form of personal identification in order to vote your shares.
All shareholders are cordially invited to attend the meeting.

Date:	March 2, 2018	BY ORDER OF THE BOARD OF DIRECTORS

Richard S. Smith, Jr.
Vice President, Deputy General Counsel, and Secretary
____________________________

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 18, 2018: This Notice of Annual Meeting and Proxy Statement and the Company's Annual Report for the year ended December 31, 2017, are available free of charge on our website at www.kaman.com.

TABLE OF CONTENTS

Caption	Page	Caption	Page

Proxy Statement Summary	(i)	Employment and Change in Control Arrangements	35
General Information	1	Stock Ownership Guidelines	35
Information About Voting at the Annual Meeting	1	Risk Assessment of Compensation Practices	36
Voting Rights and Outstanding Shares	1	Short Sales, Hedging and Pledging	36
Submitting Your Proxy	1	Material Tax and Accounting Implications	36
How to Submit Your Proxy if you are a "Beneficial Owner"	1	Context of This Discussion	37
How Your Proxy Will be Voted	2	Personnel & Compensation Committee Report	37
How to Revoke Your Proxy	2	Summary Compensation Table	38
Quorum and Voting Requirements	2	Employment and Change in Control Agreements	39
Broker Non-Votes and Abstentions	2	Grants of Plan-Based Awards in 2017 Fiscal Year	40
Board Voting Recommendations	3	Outstanding Equity Awards at 2017 Fiscal Year-End	41
Voting Results	3	Option Exercises and Stock Vested in Fiscal Year 2017	42
Majority Voting Policy	3	Pension Benefits	43
Solicitation Costs	3	Non-Qualified Deferred Compensation Plan	44
Householding of Proxies	4	Securities Authorized for Issuance under Equity Compensation Plans	45
Annual Report	4	Post-Termination Payments and Benefits	45
Proposal 1 - Election of Three Class I Directors for Three-Year Terms	4	Employment Agreements	45
Background	4	Change in Control Agreements	47
Board Recommendation	4	Equity Incentive Plans	48
Required Vote	4	Annual Cash Incentive Plans	48
Information about Nominees and Continuing Directors	5	Coordination of Benefits	48
Information about the Board of Directors and Corporate Governance	8	Steiner Retirement Agreement	49
Board Leadership Structure	8	Assumptions Relating to Post-Termination Benefit Table	49
Board Meetings and Committees	8	Coordination with Other Tables	50
Director Nominees	10	Post-Termination Benefits Table	51
The Board's Role in Oversight of the Company's Risk Management Process	11	2017 Pay Ratio Disclosure	53
Board and Committee Independence Requirements	12	Proposal 2 - Advisory Vote to Approve Named Executive Officer Compensation	54
Specific Experience, Qualifications, Attributes and Skills of Current Board Members and Director Nominees	12	Proposal 3 - Amendment and Restatement of 2013 Management Incentive Plan	55
Other Information about the Board's Structure and Composition	13	Proposal 4 - Amendment and Restatement of ESPP	61
2017 Director Compensation	13	Proposal 5 - Ratification of Appointment of PwC	64
Code of Business Conduct and Other Governance Documents Available on the Company's Website	14	Background	64
Communications with the Board	15	Board Recommendation	64
Director Education	15	Required Vote	64
Section 16(a) Beneficial Ownership Reporting Compliance	15	Principal Accounting Fees and Services	65
Related Party Transactions	15	Audit Committee Preapproval Policy	65
Security Ownership of Certain Beneficial Owners and Management	16	Audit Committee Report	66
Stock Ownership of Directors and Executive Officers	16	Proposal 6 - Shareholder Proposal to Elect Directors by Majority Voting	67
Beneficial Owners of More Than 5% of Common Stock	17	Proposal 7 - Shareholder Proposal to Eliminate Supermajority Voting Provisions	69
Compensation Discussion and Analysis	18	Proposal 8 - Shareholder Proposal to effectuate a Spin-Off	72
Introduction	18	Shareholder Proposals for 2019 Annual Meeting	73
2017 Compensation Initiatives	18	Annex I – Data Used by Compensation Consultant	I-1
Kaman's Compensation and Benefits Best Practices	20	Exhibit A - Amended and Restated MIP	A-1
Recent Say-on-Pay Voting Results	21	Exhibit B - Amended and Restated ESPP	B-1
Our Compensation Philosophy and Objectives	21
Our Compensation Program	22
How the Program Works in Practice	23
2017 Compensation for our NEOs	24

PROXY STATEMENT SUMMARY
Date, Time and Place of Annual Meeting
The Annual Meeting is being held at 9:00 a.m., local time, on Wednesday, April 18, 2018, at the corporate headquarters of the Company located at 1332 Blue Hills Avenue, Bloomfield, Connecticut. The meeting will be held in the cafeteria located in Building 19 on our Bloomfield campus. Appropriate signage will be in place directing you to the cafeteria the day of the meeting.
Availability of Proxy Materials
Your proxy is being solicited for use at the Annual Meeting on behalf of the Board of Directors of the Company. On March 2, 2018, we mailed a Notice of Internet Availability of Proxy Materials to all shareholders of record as of February 9, 2018, the record date for the Meeting, advising that they could view all of the proxy materials online at www.envisionreports.com/KAMN, or request a paper copy of the proxy materials free of charge. You may request a paper or email copy of the materials using any of the following methods:

:	By Internet: Go to www.envisionreports.com/KAMN. Click "Cast Your Vote or Request Materials" and follow the instructions to log in and order a paper copy of the Meeting materials.
(	By Phone: Call 1-866-641-4276 toll-free and follow the instructions to log in and order a paper copy of the Meeting materials.
*
By Email:  Send an email to investorvote@computershare.com with "Proxy Materials Kaman Corporation" in the subject line. Include in the message your full name and address, and state that you want a paper copy of the Meeting materials.

All requests must include the control number set forth in the shaded area of the Notice of Internet Availability of Proxy Materials. To facilitate timely delivery, all requests must be received by April 9, 2018.
Eligibility to Vote
You can vote if you held shares of the Company’s Common Stock as of the close of business on February 9, 2018. Each share of Common Stock is entitled to one vote. As of February 9, 2018, there were 27,791,851 shares of Common Stock outstanding and eligible to vote.
How to Vote
You may vote by using any of the following methods:

:	By Internet: Go to www.envisionreports.com/KAMN. Have your Notice of Internet Availability of Proxy Materials or proxy card in hand when you go to the website.
(	By Phone: Call 1-800-652-VOTE (8683) toll-free. Have your proxy card in hand when you call and then follow the instructions.
+	By Mail: If you requested a paper copy of the proxy materials, complete, sign and return your proxy card in the prepaid envelope.
ó	In Person: Attend the Annual Meeting and vote in person.
Revocation of Proxy
You may revoke your proxy at any time prior to its being counted at the Annual Meeting by:

✓	casting a new vote using the Internet or by telephone;

✓	giving written notice to the Company’s Corporate Secretary or submitting a written proxy bearing a later date prior to the beginning of the Annual Meeting; or

✓	attending the Annual Meeting and voting in person.

(i)

Meeting Agenda and Voting Recommendations

Proposal	Matter	Board Recommendation	Page Reference
1.	Election of Three Class I Directors for Three-Year Terms	"FOR" EACH NOMINEE	4
2.	Advisory Vote to Approve Named Executive Officer Compensation	"FOR"	54
3.	Amendment and Restatement of 2013 Management Incentive Plan	"FOR"	55
4.	Amendment and Restatement of Employee Stock Purchase Plan	"FOR"	61
5.	Ratification of Appointment of PwC	"FOR"	64
6.	Shareholder Proposal to Elect Directors by Majority Voting	"AGAINST"	67
7.	Shareholder Proposal to Eliminate Supermajority Voting Provisions	"AGAINST"	69
8.	Shareholder Proposal to Effectuate a Spin-off	"AGAINST"	72
Our Board of Directors

						Committee Memberships
Name	Age	Director Since	Occupation	Independent	Other Public Company Boards	A	CG	F	P&C
Class I Director Nominees for Election at the 2018 Annual Meeting:
E. Reeves Callaway III	70	1995	President & CEO The Callaway Companies	Yes	0			M	M
Karen M. Garrison	69	2006	Former President Pitney Bowes Business Services	Yes	2		C	M
A. William Higgins	59	2009	Former President & CEO CIRCOR International	Yes	2		M	C
Class II Directors Whose Terms Expire in 2019:
Neal J. Keating	62	2007	Chairman, President & CEO Kaman Corporation	No	1
Scott E. Kuechle	58	2013	Former Chief Financial Officer Goodrich Corporation	Yes	2	C	M
Jennifer M. Pollino	53	2015	Executive Coach and Consultant & Former EVP, HR and Communications, Goodrich Corporation	Yes	2	M			M
Richard J. Swift	73	2002	Former Chairman, President and CEO Foster Wheeler Ltd.	Yes	4		M		C
Class III Director Whose Terms Expire in 2020:
Brian E. Barents	74	1996	Executive Chairman and CEO of Aerion Corporation, Former President and CEO Galaxy Aerospace Co. and Learjet	Yes	1			M	M
George E. Minnich	68	2009	Former Senior Vice President and CFO ITT Corporation	Yes	2	M			M
Thomas W. Rabaut	69	2008	Operating Executive The Carlyle Group	Yes	1	M		M

A = Audit Committee; CG = Corporate Governance Committee; F = Finance Committee; P&C = Personnel & Compensation Committee. M = Member; C = Chair.

(ii)

Corporate Governance Practices
As part of Kaman's commitment to high ethical standards, our Board follows sound governance practices, including the following:

Corporate Governance Practices
✓	Comprehensive Code of Conduct and Corporate Governance Principles	✓	The Board regularly assesses its performance through annual Board and committee self-evaluations
✓	Robust majority voting policy	✓	All directors attended at least 75% of 2017 meetings of the Board and the committees on which they served
✓	Director mandatory retirement policy	✓	Stock ownership guidelines for directors and executive officers
✓	No shareholder rights plan or "poison pill"	✓	Policy prohibiting hedging, pledging and short selling of our stock
✓	All but one of the directors are independent; and all committees consist solely of independent directors	✓	Compensation "clawback" provisions in CEO/CFO employment agreements
✓	Lead Independent Director	✓	Strong pay-for-performance philosophy
✓	Regular executive sessions of independent directors	✓	Board participation in executive succession planning
2017 Compensation Initiatives and Highlights
Set forth below is a brief description of some of the most significant actions or events taken during 2017 or otherwise affecting the determination of the 2017 compensation of our executive officers included in the Summary Compensation Table herein (our "Named Executive Officers" or "NEOs") and other members of our senior leadership team:

Reassessed Annual and Long-Term Incentive Compensation Plans
We reassessed the Company's annual and long-term incentive compensation programs and approved certain modifications that are reflected in the 2018 incentive compensation awards granted to our Named Executive Officers.

Increased the Emphasis on TSR
We increased the emphasis of total shareholder return ("TSR") in the financial metrics relating to the long-term incentive program ("LTIP") awards granted to our executive officers, including our Named Executive Officers.

Continued to Incorporate Sub-Limits on LTIP Award Payouts
We continued to incorporate an additional sub-limit of 150% on the payouts that may be made in respect of any particular performance measure if the Company's adjusted performance for such measure is less than zero.

Listened to Shareholders 2017 Say-on-Pay Vote
We discussed the results of the voting at the 2017 Annual Meeting with respect to the annual say-on-pay vote and considered the compensation-related aspects of the proxy advisory reports issued by Institutional Shareholder Services ("ISS") and Glass Lewis.

Listened to Shareholders 2017 Say-on-Frequency Vote
We considered the results of the voting at the 2017 Annual Meeting with respect to the frequency of future say-on-pay votes, and we determined to continue the practice of holding an annual advisory vote on the compensation paid to our Named Executive Officers.

Oversaw Compliance with New CEO Pay Ratio Rules	We oversaw the Company’s compliance with the new CEO pay ratio rules, and we considered the Company’s resulting 2017 CEO pay ratio.
Amended and Restated the MIP and the ESPP	We approved the amendment and restatement of the 2013 Management Incentive Plan and the Employee Stock Purchase Plan.
Continued to Defer Base Salary Adjustments	We continued the practice of deferring the annual base salary adjustments for our senior executives from January 1 to July 1.

(iii)

Key Governance Features of Our Executive Compensation Program
The following summary of specific features of our executive compensation program highlights our commitment to executive compensation practices that align the interests of our executives and shareholders:

What We Do:		What We Don't Do:
✓	Independent Compensation Consultant – The Personnel & Compensation Committee retains its own independent compensation consultant.	✗	No Excessive Perquisites – We provide minimal perquisites to our NEOs.
✓	Pay for Performance – A significant portion of the compensation paid to our NEOs is in the form of at-risk variable compensation.	✗	No Hedging – Directors and NEOs are prohibited from engaging in hedging activities with respect to their shares of Company stock.
✓	Multiple Performance Metrics – Variable compensation is based on more than one measure to encourage balanced incentives.	✗	No Pledging – Directors and NEOs are prohibited from pledging their shares of Company stock.
✓	"Clawback" Provisions – Our CEO/CFO employment agreements provide for the recovery of compensation in the event of a mandatory restatement.	✗	No Excise Tax Gross-ups – The employment and change in control agreements with our NEOs do not include any excise tax gross-up provisions.
✓	Award Caps – All of our variable compensation plans have caps on plan formulas.	✗	No Re-Pricing of Underwater Stock Options – Our equity plans prohibit the re-pricing of underwater stock options.
✓	"Double Trigger" Vesting – All change in control agreements with our NEOs contain "double trigger" vesting provisions.	✗	Limited Use of Time-Vested Restricted Stock – NEOs generally do not receive time-vested restricted stock.
✓	Independent Committees – The Personnel & Compensation Committee, like all of our Board committees, is comprised solely of independent Directors.	✗	No Further Accrual of Defined Benefit Pensions – We ceased further accrual of benefits under our qualified defined benefit pension plan and our supplemental employees' retirement plan.
ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING.
EVEN IF YOU CANNOT ATTEND, PLEASE VOTE YOUR SHARES.

(iv)

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
KAMAN CORPORATION

__________

APRIL 18, 2018
__________

GENERAL INFORMATION
The Board of Directors (the "Board" or "board") of Kaman Corporation (the "Company" or "company") is soliciting proxies for use in connection with our annual meeting of shareholders (the "Meeting" or "Annual Meeting") to be held on Wednesday, April 18, 2018 (or at any adjournments or postponements thereof), at the time, place and for the purposes described in the accompanying Notice of Annual Meeting of Shareholders, dated March 2, 2018. We will conduct business at the Meeting only if shares representing a majority of all outstanding shares of Common Stock entitled to vote are either present in person or represented by proxy at the Meeting. We believe that the only matters to be brought before the Meeting are those referenced in this Proxy Statement. If any other matters are presented, the persons named as proxies may vote your shares in their discretion.
On March 2, 2018, we mailed a Notice of Internet Availability of Proxy Materials instructing our shareholders how to access this Proxy Statement and our Annual Report to Shareholders, and these materials were mailed to all shareholders who had previously requested paper copies. As of this date, all shareholders of record and all beneficial owners of shares of Common Stock had the ability to access the proxy materials relating to the Annual Meeting at a website referenced in the Notice of Internet Availability of Proxy Materials (www.edocumentview.com/KAMN). A shareholder will not receive a printed copy of these proxy materials unless the shareholder requests it by following the instructions set forth in the Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials explains how a shareholder may access and review the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also explains how a shareholder may submit a proxy via telephone or the Internet. Our proxy materials, whether in paper or electronic form, are available to all shareholders free of charge.
INFORMATION ABOUT VOTING AT THE ANNUAL MEETING
Voting Rights and Outstanding Shares
Only holders of record of the Company’s Common Stock at the close of business on February 9, 2018 (the "record date"), are entitled to notice of and to vote at the Annual Meeting. As of February 9, 2018, the Company had 27,791,851 shares of Common Stock outstanding, each of which is entitled to one vote on each matter properly brought before the Meeting. All votes will be counted by the Company’s transfer agent, Computershare Inc., who will be appointed as inspector of election for the Annual Meeting and who will separately tabulate the votes cast at the meeting, as well as the number of broker non-votes and abstentions.
Submitting Your Proxy
Before the Annual Meeting, you can appoint a proxy to vote your shares of Common Stock by following the instructions contained in the Notice of Internet Availability of Proxy Materials. You can do this by (i) using the Internet (www.envisionreports.com/KAMN), (ii) calling the toll-free telephone number (1-800-652-VOTE (8683)) or (iii) if you have a printed copy of our proxy materials, by completing, signing and dating the proxy card where indicated and mailing or otherwise returning the card to us prior to the beginning of the Annual Meeting. Voting using the Internet or telephone will be available until 1:00 a.m., Eastern Time, on Wednesday, April 18, 2018.
How to Submit Your Proxy if you are a "Beneficial Owner"
If your shares of Common Stock are held in the name of a bank or broker, you should follow the instructions on the form you receive from that firm. The availability of Internet or telephone voting will depend on that firm’s voting processes. If you choose not to vote by Internet or telephone, please return your proxy card, properly signed, and the shares represented will be voted in accordance with your directions. If you do not provide instructions to the bank or broker, that firm will only be able to vote your shares with respect to "routine" matters. Under current broker voting regulations, the only routine matter to be voted upon at the Annual Meeting and the only matter for which brokers will have the discretion to vote is Proposal 5 (Ratification of Appointment of PwC). Your broker must have proper instructions from you in order to vote with respect to Proposal 1 (Election of Directors), Proposal 2 (Approval of Executive Compensation), Proposal 3 (Approval of Management Incentive Plan), Proposal 4 (Approval of Employee Stock Purchase Plan), Proposal 6 (Shareholder Proposal to Elect Directors by Majority Voting), Proposal 7 (Shareholder Proposal to Eliminate Supermajority Voting Provisions) and Proposal 8 (Shareholder Proposal to Request Spin-off of Distribution or Aerospace Business). Without proper instructions from you, the broker will not have the power to vote on those seven proposals and this will be considered a "broker non-vote" for each such proposal. We recommend that you contact your broker to assure your shares are properly voted.
How Your Proxy will be Voted
All properly submitted proxies received prior to the Annual Meeting will be voted in accordance with their terms. If a proxy is returned signed, but without instructions for voting, the shares of Common Stock it represents will be voted as recommended by the Board of Directors. If a proxy is returned improperly marked, the Common Stock it represents will be counted as present for purposes of determining a quorum but will be treated as an abstention for voting purposes. Unsigned proxies will not be counted for any purpose.
How to Revoke Your Proxy
Whichever voting method you choose, a properly submitted proxy may be revoked at any time before it is counted at the Annual Meeting. You may revoke your previously submitted proxy by (i) timely casting a new vote using the Internet or by telephone; (ii) giving written notice to the Company’s Corporate Secretary or submitting a written proxy bearing a later date prior to the beginning of the Annual Meeting; or (iii) attending the Annual Meeting and voting in person. If you submit a later dated proxy, it will have the effect of revoking any proxy that you submitted previously and will constitute a revocation of all previously granted authority to vote for every proposal included on any previously submitted proxy. If you plan to revoke a proxy for shares of Common Stock that are held in the name of a bank or broker, please be sure to contact your bank or broker to ensure that your revocation has been properly processed, or if you plan to revoke a proxy for such shares by voting in person at the Annual Meeting, be sure to bring personal identification and a statement from your bank or broker that shows your ownership of such shares.
Attendance at the Annual Meeting will not by itself revoke a proxy. Written revocations or later-dated proxies should be hand-delivered to the Corporate Secretary at the Annual Meeting or sent to Kaman Corporation, Corporate Headquarters, 1332 Blue Hills Avenue, Bloomfield, Connecticut 06002, Attention: Corporate Secretary. In order to be effective, all written revocations or later-dated proxies must be received before the voting is conducted at the Annual Meeting.
Quorum and Voting Requirements
Under Connecticut law, our shareholders may take action on a matter at the Annual Meeting only if a quorum exists with respect to that matter. With respect to each proposal, a majority of the votes entitled to be cast on the matter will constitute a quorum for action on that matter. For this purpose, only shares of Common Stock held as of the record date by those present at the Annual Meeting or for which proxies are properly provided by telephone, Internet or in writing and returned to the Company as provided herein will be considered to be represented at the Annual Meeting.
Under Connecticut law, assuming the presence of a quorum, (i) directors will be elected (Proposal 1) by a plurality of the votes cast; and (ii) each of the other proposals will be approved if the number of votes cast "FOR" each such proposal exceeds the number of votes cast "AGAINST" that proposal. Although directors are elected by a plurality of the votes cast, our Board has supplemented the state law voting requirement with a majority voting policy which is described in more detail below. See "Majority Voting Policy."
In addition to these state law voting requirements, the New York Stock Exchange ("NYSE") Listed Company Manual provides that approval of the amendment and restatement of the 2013 Management Incentive Plan (Proposal 3) requires the favorable vote of at least a majority of the votes cast on the proposal.
Broker Non-Votes and Abstentions
All shares of Common Stock represented at the Annual Meeting will be counted for quorum purposes, including broker non-votes and abstentions. Under Connecticut law, broker non-votes and proxies marked to abstain or withhold from voting with respect to any item to be voted upon at the Annual Meeting generally are not considered for purposes of determining the tally of votes cast "FOR" or "AGAINST" the item and, therefore, will not affect the outcome of the voting with regard to any proposal. However, for purposes of the NYSE rules, abstentions are treated as votes cast and, accordingly, will have the same effect as a vote against Proposal 3. In addition, all proxies marked to "WITHHOLD AUTHORITY" for the election of any nominee for election as a director are included in the tally of votes cast for purposes of our majority voting policy, which is described below. Accordingly, with respect to the election of directors (Proposal 1), a vote to "WITHHOLD AUTHORITY" for the election of any nominee for election as a director has the same effect as a negative vote under our majority voting policy.

Board Voting Recommendations
The Board of Directors recommends that shareholders vote "FOR" the election of all director nominees, "FOR" Proposal 2 (Advisory Vote to Approve Executive Compensation), "FOR" Proposal 3 (Approval of Management Incentive Plan), "FOR" Proposal 4 (Approval of Employee Stock Purchase Plan), "FOR" Proposal 5 (Ratification of Appointment of PwC), "AGAINST" Proposal 6 (Shareholder Proposal to Elect Directors by Majority Voting), "AGAINST" Proposal 7 (Shareholder Proposal to Eliminate Supermajority Voting Provisions) and "AGAINST" Proposal 8 (Shareholder Proposal to Request Spin-off of Distribution or Aerospace Business). The Board does not know of any matters to be presented for consideration at the Meeting other than the matters described in those Proposals and the Notice of Annual Meeting of Shareholders. However, if other matters are presented, the persons named in the proxy intend to vote on such matters in accordance with their judgment.
Voting Results
We will announce preliminary voting results at the Annual Meeting. We will file a Current Report on Form 8-K containing the final voting results with the Securities and Exchange Commission (the "SEC") within four business days of the Annual Meeting or, if final results are not available at that time, within four business days of the date on which final voting results become available.
Majority Voting Policy
Since 2006, the Board has maintained a policy (set forth in the Company's Corporate Governance Principles which are available at http://www.kaman.com by clicking on the "Governance" link) that addresses certain circumstances when a director nominee has not received a majority of the votes cast with respect to that director’s election or re-election. Briefly, in an uncontested election for directors (one in which the number of nominees does not exceed the number of directors to be elected) at a properly called and held meeting of shareholders, any director nominee who is elected by a plurality vote, but who does not receive a majority of the votes cast, shall promptly tender his or her resignation once the shareholder vote has been certified by the Company’s tabulation agent. A "majority of the votes cast" means that the number of shares voted "FOR" a director’s election exceeds fifty percent (50%) of the number of votes cast with respect to that director’s election. For this purpose, "votes cast" include votes to withhold authority and exclude abstentions and broker non-votes with respect to that director’s election.
The Corporate Governance Committee will thereafter recommend to the Board whether to accept or reject that resignation and, depending on the recommendation, whether or not a resulting vacancy should be filled. The Board will then act, taking into account the committee’s recommendation. The Board will publicly disclose its decision and the rationale therefor in a press release to be disseminated in the customary manner, together with the filing of a Current Report on Form 8‑K with the SEC. This process shall be completed within ninety (90) days after the shareholder vote certification. A director who has tendered his or her resignation shall not participate in the Corporate Governance Committee’s determination process and/or the Board’s action regarding the matter.
In determining whether or not to accept a director’s resignation for failure to secure a majority of the votes cast, the Corporate Governance Committee and the Board will consider the matter in light of the best interests of the Company and its shareholders and may consider any information they believe is relevant and appropriate, including the following:

•	the director’s qualifications in light of the overall composition of the Board;

•	the director’s past and anticipated future contributions to the Board;

•	the stated reasons, if any, for the "withheld" votes and the underlying cause for the "withheld" votes if it otherwise can be discerned; and

•
the potential adverse consequences of accepting the resignation, including the failure to comply with any applicable rule or regulation (including applicable stock exchange rules or federal securities laws) or triggering of defaults or other adverse consequences under material contracts or the acceleration of change in control provisions and other rights in employment agreements, if applicable.

If the Board accepts the resignation, it may, in its sole discretion, (a) fill the resulting vacancy with any other qualified person, or (b) reduce the number of directors constituting the full Board to equal the number of remaining directors. If the Board elects to fill the resulting vacancy on the Board, the term of the director so elected shall expire at the next annual meeting of shareholders at which directors are to be elected.
If the Board does not accept the resignation, the director will continue to serve until the annual meeting for the year in which such director’s term expires and until such director’s successor shall be duly elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.
Solicitation Costs
The Company pays the cost of preparing, printing and mailing proxy material, as well as the cost of any required solicitation of proxies. The solicitation will be made by mail and Internet and may also include participation of the Company’s officers and employees personally or by telephone, facsimile or Internet, without additional compensation. The Company has engaged Georgeson Inc. to assist with the solicitation of proxies and expects to pay approximately $8,000 for these services, plus expenses.

The Company may also be required to reimburse brokers, dealers, banks, voting trustees or their nominees for reasonable expenses in sending proxies, proxy material and annual reports to beneficial owners.
Householding of Proxies
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single set of proxy materials addressed to those shareholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers household proxy materials, delivering a single set of proxy materials to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.
If, at any time, (i) you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials in the future or (ii) you and another shareholder sharing the same address wish to participate in householding and prefer to receive a single copy of our proxy materials, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to the Corporate Secretary, Kaman Corporation, 1332 Blue Hills Avenue, Bloomfield, Connecticut 06002, or calling 860-243-6319. We undertake to deliver promptly upon written or oral request at the preceding address or phone number a separate copy of the proxy materials to any shareholder at a shared address to which a single copy of the proxy materials was delivered.
Annual Report
Upon a shareholder’s written request, the Company will provide, free of charge, a copy of its Annual Report to Shareholders, which includes the Company’s Annual Report on Form 10-K with financial statements and financial statement schedules for the year ended December 31, 2017.

PROPOSAL 1
ELECTION OF THREE CLASS I DIRECTORS FOR THREE-YEAR TERMS

Background
In accordance with the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (the "Bylaws"), each director holds office until the annual meeting for the year in which such director’s term expires and until his or her successor shall be elected and shall qualify, unless he or she dies, resigns, retires or is removed from office. Each director also holds office subject to the Company’s majority voting policy, which is described on page 3. The following three individuals, each of whom is currently a director, are nominated for election at the Annual Meeting for three-year terms that will expire at the annual meeting to be held in 2021: E. Reeves Callaway III, Karen M. Garrison and A. William Higgins.
Board Recommendation
The Board of Directors unanimously recommends that shareholders vote "FOR" all nominees.
Required Vote
Directors are elected by a plurality of the votes cast, which means that the nominees receiving the most "FOR" votes are elected to the Board. Broker non-votes are not considered for purposes of determining the tally of votes cast "FOR" a nominee and, therefore, will not affect the outcome of the voting for directors. Nevertheless, our Board has supplemented the state law voting requirement with a majority voting policy which is described in more detail above. See "INFORMATION ABOUT VOTING AT THE ANNUAL MEETING – Majority Voting Policy." For purposes of our majority voting policy, proxies marked to withhold authority for the election of any nominee are included in the tally of votes cast, so a vote to withhold authority for the election of any nominee has the same effect as a negative vote under our majority voting policy.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE

Information About Nominees and Continuing Directors
Set forth below is information about each of the three director nominees, as well as the seven other directors whose terms continue after the Annual Meeting, including the name, age, and professional experience during the last five years of each individual and the qualifications, attributes and skills the Board believes qualify each individual for service on the Board. None of the organizations listed as business affiliates of the directors is an affiliate of the Company.
Class I Director Nominees for Election at the 2018 Annual Meeting

E. Reeves Callaway III

Mr. Callaway, 70, has been a director since 1995. He is the founder, President and Chief Executive Officer of The Callaway Companies, an engineering services firm in the high technology composites industry that has presence in the United States and Europe. Mr. Callaway provides the Board with senior executive insight into the conduct of the composites business, global operations and marketing and sales trends. As a sitting CEO, Mr. Callaway provides the Board with important insights and perspectives as an executive leading another company.

Karen M. Garrison

Ms. Garrison, 69, has been a director since 2006, and she currently serves as the Board's Lead Independent Director. She is the retired President of Pitney Bowes Business Services, having served in that position from 1999 until her retirement in 2004. In her 27 years with Pitney Bowes and its subsidiary, the Dictaphone Corporation, Ms. Garrison held a series of positions with increasing responsibilities, including Vice President of Operations, and Vice President of Finance and Chief Financial Officer. She also serves as a director of SP Plus Corporation (formerly, Standard Parking Corporation), a national provider of parking facility management services (where she serves as non-executive Chairman of the Board), and Tenet Healthcare Corporation, one of the largest investor-owned health care delivery systems in the nation. She previously served as a director of North Fork Bank, a regional bank holding company that was acquired by Capital One Financial Corporation in 2006. The Board believes these positions demonstrate an extensive history of senior executive and oversight roles which provide operational insight, particularly with regard to acquisitions, human resources, information technologies, government contracting and distribution. The Board also values Ms. Garrison's extensive experience in finance and accounting, from her Bachelor of Science degree in Accounting from Rollins College and Master of Business Administration from Florida Institute of Technology to progressively senior roles as Controller, Worldwide Controller, Vice President - Finance and Chief Financial Officer over a ten-year period during her tenure at Pitney Bowes and its subsidiary, Dictaphone Corporation.

A. William Higgins

Mr. Higgins, 59, has been a director since 2009. He is the former Chairman, CEO and President of CIRCOR International, Inc., having served in those positions from March 2008 until his retirement in December 2012. He had previously served as the Chief Operating Officer and an Executive Vice President of CIRCOR, a global diversified manufacturing company that designs, manufactures and supplies valves, related products and services to OEMs, processors, manufacturers, the military and utilities that rely on fluid-control to accomplish their missions. Prior to joining CIRCOR in 2005, he spent thirteen years in a variety of senior management positions with Honeywell International and Allied Signal. He also serves as a director of Bristow Group Inc, a leading provider of industrial aviation services, and Albany International Corp., a global advanced textiles and materials processing company. Leslie Controls, Inc., a wholly owned subsidiary of CIRCOR and an entity for which Mr. Higgins served as a director and Vice President, filed for bankruptcy protection in July 2010 in order to eliminate certain asbestos litigation liabilities. The subsidiary successfully emerged from bankruptcy the following year. Mr. Higgins’ professional background provides the Board with additional perspective on talent development, international operations and global strategic development, lean manufacturing and continuous improvement processes, the defense industry, acquisitions, and both the distribution and aerospace markets. In addition, his experience at Honeywell International and Allied Signal provide him with a strong background in the aerospace industry.

Class II Directors Whose Terms Expire in 2019

Neal J. Keating

Mr. Keating, 62, has been a director since September 2007, when he was appointed President and Chief Operating Officer of the Company. In January 2008, he was appointed Chief Executive Officer and, in March 2008, he was appointed to the additional position of Chairman. Prior to joining the Company, Mr. Keating served as Chief Operating Officer at Hughes Supply, then a $5.4 billion wholesale distributor that was acquired by Home Depot in 2006. Prior to that, he held senior positions at GKN Aerospace, an aerospace subsidiary of GKN, plc, and Rockwell Collins, Commercial Systems, and was a board member for GKN, plc and AgustaWestland. He is also a director of Hubbell Incorporated, an international manufacturer of electrical and electronic products. The Board believes that these positions demonstrate an extensive history of senior executive leadership and Board participation in both the Company's business segments (Aerospace and Distribution), with an emphasis on international operations and acquisitions. The Board also believes that Mr. Keating's combined role of CEO and Chairman provides the Company's shareholders with the benefits of Board leadership by an executive with an extensive professional background, as well as day-to-day knowledge of the Company's businesses and markets, strategic plan execution, and future needs.

Scott E. Kuechle

Mr. Kuechle, 58, has been a director since 2013. He is a former Chief Financial Officer of Goodrich Corporation, a worldwide supplier of aerospace components, systems and services to the commercial and general aviation airplane market that was acquired by United Technologies Corporation in 2012. Mr. Kuechle served as CFO of Goodrich from August 2005 until his retirement in July 2012. He had previously served as Vice President and Controller from 2004-2005 and Vice President and Treasurer from 1998-2004 and in various other financial leadership roles during his 29-year tenure with Goodrich. He also serves as a director of Esterline Corporation, a specialty manufacturer serving the global aerospace and defense markets, and Wesco Aircraft Holdings, Inc., a provider of comprehensive supply chain management services to the global aerospace industry. Mr. Kuechle's extensive background and experience within the aerospace and defense industry, coupled with his financial expertise and past experience as a Chief Financial Officer, provide the Board with a powerful skill-set upon which to draw as the Company continues to execute on its strategic plan. This type of expertise and experience was particularly important to the Board as a means of providing additional depth of capability to the Audit Committee, to which he was appointed upon his election to the Board. Mr. Kuechle’s background also provides the Board with additional perspective on international operations, financial management, acquisitions, and other finance-related matters.

Jennifer M. Pollino

Ms. Pollino, 53, has been a director since 2015. She currently serves as an executive coach and consultant with JMPollino LLC, a leadership development, talent management and succession planning firm she founded upon her retirement from Goodrich Corporation in July 2012. She previously served as Executive Vice President, Human Resources and Communications, at Goodrich from February 2005 until July 2012, when Goodrich was acquired by United Technologies Corporation. Prior to that, she served as President and General Manager of the Aircraft Wheels & Brakes Division of Goodrich from September 2002 to February 2005, as President and General Manager of the Turbomachinery Products Division of Goodrich from December 2001 to August 2002, and in various other positions of increasing responsibility during her 20-year tenure with Goodrich. She also serves as a director of Crane Co., a diversified manufacturer of highly engineered industrial products, and Wesco Aircraft Holdings, Inc., a provider of comprehensive supply chain management services to the global aerospace industry. The Board believes these positions demonstrate an extensive history of senior executive and oversight roles which provide operational insight, particularly with regard to human resources, government contracting and distribution. The Board also values her prior experience in finance and accounting gained as Vice President-Finance and Controller of two other Goodrich divisions, the Controller of a savings and loan association, a field accounting officer with the Resolution Trust Corporation, and a Certified Public Accountant.

Richard J. Swift

Mr. Swift, 73, has been a director since 2002. He is the retired Chairman, President and Chief Executive Officer of Foster Wheeler Ltd., a provider of design, engineering, construction, and other services. He also serves as a director of CVS Caremark Corporation, the largest pharmacy health care provider in the United States; Hubbell Incorporated, an international manufacturer of electrical and electronic products; Ingersoll-Rand Company, Ltd., a diversified industrial manufacturer; and Public Service Enterprise Group Incorporated, a diversified energy company. In addition, he was recently appointed to serve as a Trustee of the Universities Research Association, Inc., a not-for-profit organization devoted to the establishment and operation of laboratories and facilities for research, development, and education in the physical and biological sciences. He is a graduate of the U.S. Military Academy, and he served four years as an infantry officer in the United States Army. Mr. Swift brings to the Board a broad range of operations management experience acquired in a career with Foster Wheeler, Ltd. that spanned almost 30 years and involved increasingly senior executive leadership positions culminating in his role as Chairman and CEO for 7 years. He also has finance experience, with a Masters of Business Administration from Fairleigh Dickinson University, and service in the role of Chairman of the Financial Accounting Standards Advisory Council from January 2002 to December 2006, and he was a Licensed Professional Engineer for approximately 35 years. This type of experience is important to the Board as a means to provide additional depth of capability to the Corporate Governance and Personnel & Compensation Committees. Mr. Swift’s background also provides the Board with additional perspective on international operations, financial management, investments, acquisitions, and other finance-related matters.

Class III Directors Whose Terms Expire in 2020

Brian E. Barents

Mr. Barents, 74, has been a director since 1996. He is the Executive Chairman and Chief Executive Officer of Aerion Corporation, a leading aerodynamics technology company, since 2017, having previously served as a director, and is the retired President and Chief Executive Officer of Galaxy Aerospace Company LP, having served in those positions, as well as in the role of its Managing Partner, from 1997 to 2001. He previously served as the Chairman, President and Chief Executive Officer of Learjet, Inc. from 1989 to 1996. He also served as a senior executive with Toyota Motor Corporation from January 1987 to April 1989 and as a Senior Vice President with Cessna Aircraft Company from 1976 to 1987. He enjoyed a distinguished military career, having retired from the U.S. Air Force as Brigadier General after 34 years of service. He also serves as a director of Nordam Corp., one of the world's largest independently owned aerospace companies. He previously served as a director of CAE, Inc., a global leader in modeling, simulation and training for civil aviation and defense, and Hawker Beechcraft Corporation, a leading manufacturer of business, special-mission, trainer and light attack aircraft. The Board believes these positions demonstrate an extensive history of senior executive leadership and Board participation in the aerospace industry. His professional background provides the Board with additional perspectives about the aerospace industry from both commercial and defense-related standpoints, as well as about marketing and sales trends, acquisitions and international markets.

George E. Minnich

Mr. Minnich, 68, has been a director since 2009. He served as Senior Vice President and Chief Financial Officer of ITT Corporation, then a $9 billion commercial and defense conglomerate, from 2005 until his retirement in 2007. Prior to that, he served for 12 years in several senior finance positions at United Technologies Corporation, including Vice President and Chief Financial Officer of Otis Elevator Company and of Carrier Corporation. As a Certified Public Accountant, he also held various increasingly senior positions with PricewaterhouseCoopers (then Price Waterhouse) from 1971 to 1993, culminating in Audit Partner from 1984 to 1993. He also serves as a director of AGCO Corporation, a manufacturer and distributor of agricultural equipment, and Belden Inc., a manufacturer of high-speed electronic cables, connectivity and networking products. Mr. Minnich earned a Bachelor of Science degree in Accounting from Albright College. He provides the Board with extensive financial and accounting experience gained over a career spanning more than thirty-five years. This experience was important to the Board in connection with his initial election as a means to provide additional depth of capability to the Board's Audit Committee. Mr. Minnich’s senior-level operational background also provides the Board with additional perspectives regarding the aerospace industry, defense contracting, international sales and acquisitions.

Thomas W. Rabaut

Mr. Rabaut, 69, has been a director since 2008. He currently serves as an Operating Executive with The Carlyle Group, a global private equity firm, with which he has been affiliated since January 2007. From June 2005 to January 2007, he was President of the Land & Armaments Operating Group of BAE Systems, a global leader in the design, development and production of military systems. From January 1994 to June 2005, he served as the President and Chief Executive Officer of United Defense Industries, Inc., which was acquired by BAE Systems in 2005. Mr. Rabaut is a graduate of the U.S. Military Academy and he served five years in the United States Army. He is currently Vice Chairman of the Association of the United States Army (AUSA), and he also serves as a director of Allison Transmission Holdings, Inc., a manufacturer of fully-automatic transmissions for medium-and heavy-duty commercial vehicles, medium- and heavy-tactical U.S. military vehicles and hybrid-propulsion systems for transit buses (where he serves as Lead Director), and a number of other privately held companies. He previously served as a director of Cytec Industries, Inc., a supplier of advanced composite products. The Board believes that these positions demonstrate an extensive history of senior executive leadership positions in the defense and aerospace industries. His professional and Board experience provide the Board with additional perspectives about the aerospace industry, defense markets, international markets, and acquisitions from both commercial and defense-related standpoints, as well as market and sales trends.

INFORMATION ABOUT THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE
The Board is elected by our shareholders to oversee their interests as owners of the Company. The Board is the ultimate decision-making authority for the Company, except for those matters that are reserved for, or shared with, our shareholders. The Board appoints and oversees the Company’s senior management, which is responsible for conducting the Company’s day-to-day business operations.
Board Leadership Structure
Our Bylaws and Corporate Governance Principles provide the Board with the flexibility to select and revise its leadership structure on the basis of the best interests of the Company and its shareholders at any given point in time. The Board evaluates this structure in connection with the annual appointments to the positions of Chairman of the Board ("Chairman") and Chief Executive Officer ("CEO"). The Board believes that it is currently in the best interests of the Company and its shareholders to combine the Chairman and CEO roles and to appoint a Lead Independent Director annually. In this way, the Company’s shareholders have the benefit of Board leadership by Mr. Keating, an executive with extensive day-to-day knowledge of the Company’s operations, strategic plan execution and future needs, as well as a Lead Independent Director who provides Board member leadership. In arriving at its determination, the Board has also considered the fact that the Board consists entirely of independent directors (other than Mr. Keating), all having diverse professional and other Board experience.
The current Lead Independent Director is Karen M. Garrison. The Lead Independent Director position has existed since 2002. The roles and responsibilities of the Lead Independent Director currently include the following:

•	membership on the Corporate Governance Committee;

•	chair of the Board’s executive sessions and of Board meetings at which the Chairman is not in attendance;

•	review and approval of all Board and committee meeting agendas;

•
liaison between the Chairman and the independent directors, which includes facilitating communications and assisting in the resolution of conflicts, if any, between the independent directors and the Company’s management;

•	providing counsel to the Chairman and CEO, including provision of appropriate feedback regarding effectiveness of Board meetings, and otherwise as needed or requested; and

•	such other responsibilities as the Board delegates.
In performing these responsibilities, the Lead Independent Director is expected to consult with the chairpersons of the Board committees, as appropriate, and solicit their participation in order to avoid the appearance of diluting the authority or responsibility of the Board committees and their chairpersons.
Board Meetings and Committees
The Board met 6 times in 2017 and its committees met a total of 24 times. Each director attended 75% or more of the aggregate of all meetings of the Board and committees on which he or she served during 2017. The Company's Corporate Governance Principles provide that directors are strongly encouraged to attend each annual meeting of shareholders, and all of the directors then in office attended the 2017 Annual Meeting. All of the Company's current directors are expected to attend the 2018 Annual Meeting.

The Board maintains the following standing committees: Corporate Governance, Audit, Personnel & Compensation, and Finance. Each committee has a charter that has been approved by the Board. The complete text of each committee charter is available on the Company’s website located at www.kaman.com by clicking on the "Governance" link followed by the "Documents & Downloads" link. Each committee and the Board periodically, but not less than annually, review and revise the committee charters, as appropriate.
The following table describes the current members of each committee and the number of meetings held during 2017. Unless otherwise noted, each director served on the committees noted for the entire year.

Board Member	Audit Committee	Corporate Governance Committee	Finance Committee	Personnel & Compensation Committee
Brian E. Barents	—	—	X	X
E. Reeves Callaway III	—	—	X	X
Karen M. Garrison(1)	—	Chair	X	—
A. William Higgins	—	X	Chair	—
Neal J. Keating(2)	—	—	—	—
Scott E. Kuechle	Chair	X	—	—
George E. Minnich	X	—	—	X
Jennifer M. Pollino	X	—	—	X
Thomas W. Rabaut	X	—	X	—
Richard J. Swift	—	X	—	Chair
Number of Meetings	8	6	5	5
_______________

(1)	Lead Independent Director.

(2)	Not an independent director.

Corporate Governance Committee
Under its charter, the Corporate Governance Committee consists of the chairpersons of the standing committees and the Lead Independent Director, if the Lead Independent Director is not already a committee chairperson. The committee assists the Board in fulfilling its corporate governance responsibilities and serves as the Board’s nominating committee. These corporate governance responsibilities include board and committee organization and function, membership, compensation, and annual performance evaluation; annual goals development and evaluation for the CEO with participation by the Personnel & Compensation Committee and the Board in executive session; succession planning; development and periodic review of governance policies and principles; monitoring director compliance with stock ownership guidelines; consideration and recommendation of shareholder proposals; establishment of selection criteria for, and review and recommendation of, new Board members; and administration of the Company’s majority voting policy for director elections.
Audit Committee
The Audit Committee is responsible for assisting the Board in fulfilling its responsibility to oversee the Company’s financial reporting and accounting policies and procedures, its system of internal accounting and financial controls, the internal audit function and the annual independent audit of the Company’s financial statements. The committee is also responsible for overseeing the performance, qualifications and independence of the Company’s independent registered public accounting firm (which reports directly to the committee) as well as the performance of the internal audit department. The committee reviews the Company’s business risk assessment framework and identifies principal business risks with management, the independent auditor and the internal chief audit executive (however, this committee is not the only Board committee that reviews such business risks), and pre-approves all auditing services and permitted non-audit services to be performed by its independent auditor (which approval authority has been delegated to the committee’s chairperson for certain immaterial items that may arise between meetings, subject to ratification at the committee’s next meeting).
The Audit Committee has also established a policy for the Company’s hiring of current or former employees of the independent auditor to ensure that the auditor’s independence under applicable SEC rules and accounting standards is not impaired. The committee has also established, and monitors management’s operation of, procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing or other matters; as well as the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting, auditing or other matters. The committee meets regularly in executive session with the Company's Chief Audit Executive and the independent auditor without management present.

The Audit Committee Charter provides that a committee member may not simultaneously serve on the audit committees of more than three companies whose stock is publicly traded (including this committee) unless the Board has provided its consent. No determination to grant such consent is currently required.
George E. Minnich, Scott E. Kuechle, Jennifer M. Pollino and Thomas W. Rabaut each has been determined to be an "audit committee financial expert," within the meaning of Item 407(d)(5) of Regulation S-K.
Personnel & Compensation Committee
The Personnel & Compensation Committee (the "P&C Committee") reviews and approves the terms of, as well as oversees, the Company's executive compensation strategies (including the plans and policies to execute those strategies), administers its equity plans (including the review and approval of equity grants to executive officers) and annually reviews and approves compensation decisions relating to executive officers, including those for the CEO and the other Named Executive Officers. The committee considers the CEO's recommendations when determining the compensation of the other executive officers, but the CEO has no role in determining his own compensation (although as part of the annual CEO evaluation process, he prepares a self-assessment for review by the Corporate Governance Committee, which shares that evaluation with this committee). The committee then submits its determinations regarding proposed CEO compensation at an executive session of the Board for consideration and approval.
The P&C Committee also monitors management's compliance with stock ownership guidelines adopted from time to time by the Board; reviews and approves employment, severance, change in control and termination arrangements for all executive officers and periodically reviews the Company's policies and procedures for management development.
During each of the last thirteen years, the committee has directly engaged Geoffrey A. Wiegman, founder and president of Wiegman Associates LLC, an independent compensation consulting firm, to assist the committee in fulfilling its responsibilities (Mr. Wiegman is sometimes referred to in this proxy statement as the "independent compensation consultant"). The independent compensation consultant attends each committee meeting, including executive sessions. He advises the committee on marketplace trends in executive compensation and evaluates proposals for compensation programs and executive officer compensation decisions. He has also provided services to the Corporate Governance Committee in connection with its evaluation of director compensation. Although he interacts with Company management in his capacity as an advisor to the committee, he is directly accountable to the committee. The committee has assessed the independence of Mr. Wiegman as required under applicable SEC and NYSE rules and has determined that the work of the independent compensation consultant does not raise any conflict of interest. The committee also has the authority to obtain advice and assistance from external legal, accounting or other advisers.
Compensation Committee Interlocks and Insider Participation
As noted above, each member of the P&C Committee is "independent" under the NYSE and SEC rules applicable to compensation committee members and otherwise in accordance with the P&C Committee's charter and our Corporate Governance Principles. In addition, no member of the P&C Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the Board of Directors or Compensation Committee of any other company that employs a member of our Board or the P&C Committee. All members of the P&C Committee are "non-employee directors" as defined in SEC Rule 16b-3(b)(3).
Finance Committee
The Finance Committee assists the Board in fulfilling its responsibilities concerning matters of a material financial nature, including the Company’s strategies, policies and financial condition, insurance-related risk management programs, financing agreements, dividend policy, significant derivative instrument or foreign currency positions, and administration of tax-qualified defined contribution and defined benefit plans. The committee’s responsibilities also include review of the Company’s annual business plan and long range planning strategies; all forms of major debt issuances; the financial aspects of proposed acquisitions or divestitures that exceed transaction levels for which the Board has delegated authority to management; material capital expenditures; methods of financing; and the Company’s relationship with its lenders. Finally, the committee reviews and approves the Company’s policies and procedures on hedging, swaps, security-based swaps, derivatives, foreign currency exchange risk and debt and interest rate risk and, not less than annually, reviews and approves, on a general or a case-by-case basis, the Company’s decision to enter into swaps and other derivative transactions that are exempt from exchange-execution and clearance under the "end-user exception" set forth in the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") and any applicable regulations established by the Commodity Futures Trading Commission.
Director Nominees
The Board is responsible for selecting its own members and recommending them for election by the shareholders. The Board delegates the screening process involved to the Corporate Governance Committee, which consults with the Chairman and CEO, after which it provides recommendations to the Board. The Corporate Governance Committee will also consider director candidates recommended by shareholders. While the Corporate Governance Committee does not have specific minimum qualifications for potential directors, its policy is that all candidates, including those recommended by shareholders, will be evaluated on the same basis. The committee utilizes a nationally recognized third-party consultant to assist in identifying potential candidates. The consultant is provided with the committee’s assessment of the skill-sets and experience required in the context of current Board composition and identifies potential candidates for introduction to the committee. Thereafter, consideration of any such individuals is the responsibility of the committee in consultation with the CEO.
Under our Bylaws, only individuals nominated in accordance with certain procedures are eligible for election as directors of the Company (except for the rights of preferred shareholders, of which there currently are none). Generally, nominations are made by the Board of Directors or any shareholder (i) who is a shareholder of record on the date of the giving of written notice in respect of the nomination for director and on the record date for the determination of shareholders entitled to notice of and to vote at a meeting where directors are to be elected, and (ii) who provides advance written notice, all of the foregoing in accordance with the Bylaws.
In addition to any other applicable requirements, for a nomination to be properly made by a shareholder, such shareholder must have given timely notice therefor in proper written form to the Secretary of the Company. To be timely, a shareholder's written notice to the Secretary of the Company must be delivered to or mailed and received at the principal executive offices of the Company, in the case of: (i) an annual meeting, not less than seventy-five (75) days nor more than ninety (90) days prior to the first anniversary of the date of the immediately preceding year's annual meeting; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year's annual meeting, to be timely, notice by the shareholder must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting is mailed or public disclosure of the date of the annual meeting is first given or made (which for this purpose shall include any and all filings of the Company made with the SEC), whichever first occurs; and (ii) a special meeting called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting is mailed or public disclosure of the date of the special meeting is first given or made (which for this purpose shall include any and all filings of the Company made with the SEC).
A shareholder’s written notice of a proposed nomination must describe (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person, if any, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"). The shareholder making the proposal must also provide (i) the shareholder's name and record address, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the shareholder, (iii) a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the persons identified in its notice, and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and its rules and regulations. The written notice must be accompanied by a written consent of each proposed nominee to being named or referred to as a nominee and to serving as a director if elected. The Board may require any proposed nominee to furnish such other information (which may include meetings to discuss the furnished information) as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director.
The Board’s Role in Oversight of the Company’s Risk Management Process
The Board oversees the Company’s processes to identify, report and address risks across the full spectrum of the Company’s operations. To that end, each of the Board’s committees has been delegated responsibility for evaluating specific risk management processes and issues resulting therefrom. The Board receives regular reports from these committees and, where appropriate, directs that action be taken. The Board also conducts direct oversight of certain risk management processes.
The Company’s Internal Audit Department reports directly to the Audit Committee, and the Audit Committee regularly reviews with management the Company’s financial reporting and accounting policies, internal controls over financial reporting, internal accounting controls, business risk assessment framework and principal business risks, and Code of Business Conduct compliance. The Finance Committee reviews the Company’s short- and long-term business plans, certain proposed acquisitions or divestitures (including consideration of any substantial diversification from current business operations), any significant debt/equity issuances and risk management programs from an insurance coverage perspective. The Company’s Vice President - Corporate Risk, Safety and Environmental Management also reports directly to the committee on a periodic basis. The P&C Committee reviews and approves the Company’s executive compensation strategies and programs related to annual, long-term and equity incentives and the business unit and corporate performance goals associated therewith, monitors management progress in compliance with stock ownership guidelines, considers and approves all employment-related agreements or termination arrangements with the Company’s executive officers and periodically reviews policies related to management development. The Corporate Governance Committee reviews the Company’s succession plan for the CEO and other top senior management, assures annual evaluation of Board performance, establishes selection criteria for new directors and manages the annual CEO evaluation process. The duties and responsibilities of each of the Board’s committees are more fully described above.
In addition to its consideration of matters brought to its attention by the Board’s committees, the Board conducts direct oversight of various business risk management functions. At each regular meeting, the Board receives senior management reports about current operations as well as the identification of, and progress in addressing, principal business risks. The Board also receives direct reports from management regarding its Enterprise Risk Management program for identification and development of mitigation activities relative to longer-term business risks. In addition to the regular reports provided regarding current principal business risks, the Audit Committee periodically receives summary reports regarding the Enterprise Risk Management program. Annually, the Board reviews and approves the Company’s strategic plan objectives with periodic reviews thereafter regarding progress against that plan and any changes that are being considered. The Board’s oversight role in this area has not affected its approach to the Board’s leadership structure, at least in part due to the level of direct communication that the Board and its committees experience with a variety of management employees involved in operations, finance, human resources, risk management and legal roles.
Board and Committee Independence Requirements
Our Corporate Governance Principles provide that, as a matter of policy, a significant majority of the Board should consist of independent directors. In order to be deemed independent, our Corporate Governance Principles specify that a director must be free from any relationship which, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out his or her responsibilities as a director. In addition to establishing its own criteria for independence, the Company complies with the rules promulgated by the NYSE for determining the independence of directors, as well as the Sarbanes-Oxley Act for independence of directors on the Audit Committee and the Internal Revenue Code of 1986, as amended (the "Code") and the Dodd-Frank Act requirements for independence of directors on the P&C Committee (or any other committee performing an equivalent function).
Based on the review and recommendation of the Corporate Governance Committee, the Board has affirmatively determined that all of the current directors meet the applicable independence standards referenced in the preceding paragraph, except for Mr. Keating, the Company’s Chairman, President and CEO. In evaluating and determining the independence of the Company's directors, the Corporate Governance Committee and the Board considered that, in the ordinary course of business, transactions may occur between the Company and its subsidiaries and certain entities with which some of the directors are or have been affiliated.
In affirmatively determining the independence of each director who serves as a member of the P&C Committee, the Corporate Governance Committee and the Board considered all factors specifically relevant to determining whether such director has a direct or indirect relationship with the Company or any of its subsidiaries which is material to such director's ability to be independent from management in connection with the director's duties as a member of the P&C Committee, including, but not limited to the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the Company to such director and whether such director is affiliated with the Company, a subsidiary of the Company or an affiliate of a subsidiary of the Company.
Specific Experience, Qualifications, Attributes and Skills of Current Board Members and Director Nominees
The Corporate Governance Committee is responsible for reviewing with the Board, on a periodic basis, the appropriate characteristics required of Board members in the context of the Board’s current composition. This includes review of the suitability for continued service of each Board member when his or her term expires and when he or she has a significant change in status. Overall, the assessment includes areas such as senior leadership positions; professional experience in areas relevant to the Company’s businesses, including aerospace, industrial distribution, international, government, regulatory, mergers and acquisitions, financial, accounting, human resources or information technology systems experience; other public company board service; and diversity, age and evidence of the intangible characteristics that are vital to the successful operation of any board. Diversity in this context has traditionally referred to encouragement of the identification of minority candidates, including women and individuals of varied national origins. Consideration of diversity has been an element communicated to the third-party search firms in each of the director searches conducted during the past several years.
The Board believes that intangible characteristics include a demonstrated understanding of a director’s policy making role while constructively challenging management to seek and attain competitive targets and increase shareholder value; a demonstrated understanding of the Company’s values and strategic plan; capacity for critical thought; maintenance of objectivity in not being unreasonably influenced by personal experience or other Board members in situation analysis; and the independence required for participation on the Board and its committees. In addition, Board members are evaluated with respect to their active contributions, including regular attendance and preparation for/participation at meetings while maintaining an ongoing understanding of the issues and trends affecting the Company.

In addition to these intangible characteristics, we have described specific experience, qualifications, attributes and skills that the Board believes qualify each current director for his or her position on the Board in the summary of biographical information set forth above. Those descriptions are not intended to be comprehensive descriptions of the types of expertise or contributions provided by each director. At this time, the Board believes that each of these directors possesses the experience, qualifications, attributes and skills, as well as the intangible characteristics described above, which, taken together, qualify them for their positions on the Board.
Other Information about the Board’s Structure and Composition
Board Size
The Amended and Restated Certificate of Incorporation of the Company provides that the Board of Directors shall consist of not less than three or more than fifteen persons, the exact number of which shall be fixed from time to time by the Board. The current size of the Board is fixed at ten persons. Although the directors are authorized to fill vacancies on the Board, including any vacancy resulting from an increase in its size, any director so elected may only serve until the annual meeting immediately following his or her election. Under our Corporate Governance Principles, a Board size of nine to eleven individuals continues to be considered appropriate.
Mandatory Retirement
The Company’s Bylaws provide for mandatory director retirement at age 72 (age 75 for directors serving as of November 14, 2000). The Board’s policy in implementing this requirement is that if a director attains mandatory retirement age during his or her then-current term, the director may continue to serve the remaining portion of that term. Although the Board is permitted to make exceptions to this requirement, it intends to exercise this right only under extraordinary circumstances.
Change of Principal Occupation
Our Corporate Governance Principles require directors who change their principal occupation, position or responsibility held at the time of election to submit a conditional letter of resignation to the Board, after which a judgment will be made in each case as to the appropriateness of continued membership under the circumstances.
Stock Ownership Guidelines
The Board has adopted stock ownership guidelines for non-employee directors. Under the guidelines, non-employee directors are required to have an ownership multiple of three times their current annual cash retainer. For 2017, the stock ownership requirement was $225,000, based on an annual cash retainer of $75,000. Directors who do not meet the ownership guidelines must hold shares received pursuant to their annual equity grants for a period of three years or until the guidelines are met, whichever is earlier. The Corporate Governance Committee periodically reviews the progress of each non-employee director toward the achievement of these guidelines. As of December 31, 2017, all non-employee directors were in compliance with these guidelines.
2017 Director Compensation
The following table provides information about the compensation that our directors earned during 2017. The table does not include Mr. Keating, our Chairman, President and Chief Executive Officer, who received no additional compensation for his service as a director.
2017 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation	Total
Brian E. Barents	$93,500	$125,006	—	$218,506
E. Reeves Callaway III	$93,500	$125,006	—	$218,506
Karen M. Garrison	$133,500	$125,006	—	$258,506
A. William Higgins	$103,500	$125,006	—	$228,506
Scott E. Kuechle	$113,500	$125,006	—	$238,506
George E. Minnich	$100,000	$125,006	—	$225,006
Jennifer M. Pollino	$100,000	$125,006	—	$225,006
Thomas W. Rabaut	$98,500	$125,006	—	$223,506
Richard J. Swift	$108,500	$125,006	—	$233,506
_______________

(1)
Cash amounts included in the table represent the annual retainers, committee chair fees, lead director fees and committee member fees earned for the year ended December 31, 2017, as well as any additional meeting fees paid during fiscal 2017. See the "2017 Board Retainer and Meeting Fee Table" below.

(2)
Represents the grant date fair value of stock awards granted during fiscal 2017, calculated in accordance with applicable accounting standards related to share-based award payments. This amount is calculated by multiplying the closing price of our Common Stock on the NYSE on the date prior to such grants, which was $46.35, by the number of shares awarded. For additional information on the calculation of the awards, please refer to Footnote 17, Share-Based Arrangements, to the Company’s audited consolidated financial statements for the year ended December 31, 2017, set forth in the Company's Annual Report on Form 10-K for the year then ended. Each stock award generally consisted of 2,697 vested shares of Common Stock issued under our 2013 Management Incentive Plan on April 19, 2017.

The following table summarizes the director fee schedule in effect throughout 2017:

2017 BOARD RETAINER AND MEETING FEE TABLE
Amount/Value
Cash:
Retainer Fees (payable quarterly in arrears)(1):
Board	$75,000
Lead Director	$30,000
Committee Chairs:
Audit Committee	$30,000
Corporate Governance Committee	$20,000
Personnel & Compensation Committee	$25,000
Finance Committee	$20,000
Committee Members:
Audit Committee	$15,000
Corporate Governance Committee	$8,500
Personnel & Compensation Committee	$10,000
Finance Committee	$8,500
Equity:
Stock Award(2)	Vested shares having a fair market value equal to $125,000
_________________

(1)
In addition to these annual retainers, Board members may receive additional meeting fees ($1,500 for an in person meeting and $750 for a telephonic meeting) for "special" board meetings. Special board meetings are defined as meetings that are in addition to the meetings regularly scheduled in advance. Committee members may also receive additional meeting fees ($1,500 for an in person meeting and $750 for a telephonic meeting) for any committee meeting that exceeds the number of regularly scheduled committee meetings by more than two.

(2)
This award is currently made under the 2013 Management Incentive Plan at the annual Board meeting held in conjunction with the annual meeting of shareholders. The number of shares for this award is determined based upon the closing price of the Company's Common Stock on the NYSE on the day prior to the date of grant, in accordance with the Plan.

The Corporate Governance Committee reviews our non-employee director compensation on a biennial basis with the assistance of the independent compensation consultant to the P&C Committee. The compensation arrangements reflected in the preceding table were approved by the Corporate Governance Committee in November 2016 and became effective as of January 1, 2017.
From time to time, special activities may be undertaken by one or more directors at the direction of the Board and, in such cases, additional fees will ordinarily be paid. There were no such special activities during 2017.
Directors may defer all, or a portion, of their cash compensation. Interest accrues on such deferrals at the Applicable Federal Long-Term Rate. When a director ends his or her service on the Board, distributions are made either in quarterly installments over a maximum period of 10 years or in a lump sum, based on prior elections made in connection with each deferral. Distributions are made beginning either in the next calendar quarter after the date service ends or on the following January 1 at the prior election of the director.
Code of Business Conduct and Other Governance Documents Available on the Company’s Website
The Company has for many years maintained a Code of Business Conduct applicable to all of its employees, consultants and the Board of Directors. This Code of Business Conduct is also specifically applicable to the Company’s principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions. The current Code of Business Conduct, which was amended and restated in its entirety effective January 1, 2013, may be accessed on the Company’s website at www.kaman.com by clicking on the "Governance" tab followed by the "Documents and Downloads" link. We intend to disclose any future amendments to, or waivers from, provisions of the Code of Business Conduct required to be disclosed under the rules of the SEC or listing standards of the NYSE at the same location on our website.

In addition to the Code of Business Conduct and the committee charters and Governance Principles already referenced, other governance documents including the Company's Amended and Restated Certificate of Incorporation and Bylaws can be accessed on the Company’s website at www.kaman.com by clicking on the "Governance" tab and then the link to each document.
Communications with the Board
Shareholders or others wishing to communicate with any member of the Board, a Board committee or the Lead Independent Director may do so by mail, addressed to Kaman Corporation Corporate Headquarters, c/o Corporate Secretary, 1332 Blue Hills Ave., Bloomfield, Connecticut 06002 or by e-mail through the Kaman Corporation website at www.kaman.com by clicking on the "Governance" tab and then selecting "Contact" link. The Corporate Secretary will compile all such communications and forward each item to the individual to whom it is directed or, if the communication is not directed to any particular Board member, to the entire Board. Items that the Corporate Secretary determines are frivolous, unlawful or that constitute commercial advertisements will not be forwarded to the Board or any particular Board member.
Director Education
The Board maintains a policy that directors should be regularly exposed to discussion of current developments in their roles and responsibilities as directors, and their attendance at such sessions is reimbursed by the Company. The Board’s policy also encompasses receipt of information regarding developments in the law and conditions in the market segments in which the Company operates. During the past few years, several Board members have participated in seminars sponsored by various national organizations, which have included developments in the law, board/management relationship development and audit-related topics. The Board has also received presentations from outside industry experts regarding developments and trends in certain of the Company’s market segments and other subjects of importance to the Company. In addition, the Board and the Company have an orientation process for new directors that includes background material, meetings with senior management and visits to Company facilities.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors and executive officers, as well as persons who own more than 10% of our outstanding shares of common stock, to file reports of ownership and changes in ownership of our securities with the SEC. We have procedures in place to assist our directors and executive officers in preparing and filing these reports on a timely basis. Based solely on a review of the Section 16(a) forms furnished to us, or written representations from certain persons that no Forms 5 were required, we believe that all required Section 16(a) forms were timely filed for fiscal 2017.
Related Party Transactions
The Company’s Code of Business Conduct requires that all business transactions be at arms’ length, negotiated in good faith and based on merit alone. All of the Company’s employees have a responsibility and duty of loyalty to the Company and all business decisions are to be made in the best interests of the Company, which means putting the Company’s interests first. Should a situation arise that would constitute a related party transaction under applicable SEC rules, the Company's Code of Conduct provides that the independent and disinterested Board members will review the propriety of, and approve or disapprove, such transaction. Under SEC rules, a related party is, or at any time since the beginning of the last fiscal year was, a director, executive officer, nominee for director or five percent shareholder of the Company, or an immediate family member (as defined under applicable SEC rules) of any of the foregoing. A related party transaction is any transaction, arrangement or relationship (or series of transactions, arrangements or relationships) in which the Company or any of its subsidiaries is a participant, the amount involved exceeds $120,000 and a related party had, has or will have a direct or indirect material interest. There were no related party transactions during 2017.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT
Stock Ownership of Directors and Executive Officers
The following table sets forth information about the beneficial ownership of the Company’s Common Stock by each director and director nominee, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group, as of December 31, 2017. The beneficial ownership percentages have been calculated based on 27,815,492 shares of Common Stock issued and outstanding as of such date. Unless otherwise indicated, each person listed has the sole voting and investment power with respect to the shares listed, and the business address of each person is c/o Kaman Corporation, 1332 Blue Hills Avenue, Bloomfield, Connecticut 06002.

Name	Number of Shares Beneficially Owned as of December 31, 2017		Percentage

Brian E. Barents	31,841	(1)	*
E. Reeves Callaway III	5,664		*
Karen M. Garrison	26,341		*
A. William Higgins	20,341		*
Neal J. Keating	215,315	(2)	*
Scott E. Kuechle	11,794		*
Alphonse J. Lariviere, Jr.	25,468	(3)	*
Shawn G. Lisle	19,355	(4)	*
George E. Minnich	21,752	(5)	*
Jennifer M. Pollino	7,099		*
Thomas W. Rabaut	29,226	(6)	*
Steven J. Smidler	40,039	(7)	*
Robert D. Starr	57,566	(8)	*
Gregory L. Steiner	69,790	(9)	*
Richard J. Swift	16,937		*
Gregory T. Troy	16,939		*
All Directors and Executive Officers as a group	665,586	(10)	2.38%
_______________

*	Less than one percent.

(1)	Includes 29,144 shares held through a family trust, for which Mr. Barents serves as Trustee with the power to exercise investment control.

(2)	Includes 14,000 shares held in a trust, for which Mr. Keating serves as a co-trustee with the power to exercise investment control.

(3)	Includes 8,971 shares issuable upon the exercise of stock options exercisable or which will become exercisable within 60 days.

(4)	Includes 3,620 shares issuable upon the exercise of stock options exercisable or which will become exercisable within 60 days.

(5)	Includes 19,055 shares held indirectly through a family LLC controlled by Mr. Minnich.

(6)	Includes 2,485 shares held by a revocable trust for the benefit of Mr. Rabaut's spouse and children, for which Mr. Rabaut serves as Trustee with the power to exercise investment control.

(7)	Includes 15,820 shares issuable upon the exercise of stock options exercisable or which will become exercisable within 60 days. No longer employed with the Company effective as of January 2, 2018.

(8)	Includes 34,301 shares issuable upon the exercise of stock options exercisable or which will become exercisable within 60 days.

(9)	Includes 41,500 shares issuable upon the exercise of stock options exercisable or which will become exercisable within 60 days. Retired from the Company effective as of January 2, 2018.

(10)
Includes 115,219 shares issuable upon the exercise of stock options exercisable or which will become exercisable within 60 days. Also includes shares beneficially owned by Messrs. Steiner and Smidler, who are Named Executive Officers for 2017 but were not serving as executive officers as of December 31, 2017.

Beneficial Owners of More Than 5% of Common Stock
Following is information about persons known to the Company to be beneficial owners of more than five percent (5%) of the Company’s outstanding voting securities as of December 31, 2017:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock

GAMCO Asset Management Inc. et al.(1) One Corporate Center Rye, NY 10580	4,982,061	17.9%
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10022	3,645,872	13.1%
The Vanguard Group(3) 100 Vanguard Boulevard Malvern, PA 19355	2,582,779	9.3%
Dimensional Fund Advisors LP(4) Building One 6300 Bee Cave Road Austin, TX 78746	1,403,633	5.0%
_______________

(1)
As reported in Amendment No. 23 to Schedule 13D, filed with the SEC on November 1, 2017 ("Amendment 23") by Mario J. Gabelli and various entities which he directly or indirectly controls or for which he acts as chief investment officer (collectively, the "Reporting Persons"), GAMCO Asset Management Inc. ("GAMCO") is the beneficial owner of 3,594,479 shares, Gabelli Funds, LLC ("Gabelli Funds") is the beneficial owner of 1,181,781 shares, MJG Associates, Inc. ("MJG Associates") is the beneficial owner of 7,000 shares, Teton Advisors, Inc. ("Teton Advisors") is the beneficial owner of 197,301 shares, Gabelli & Company Investment Advisers, Inc. ("GCIA") is the beneficial owner of 1,000 shares, and Mario J. Gabelli is the beneficial owner of 500 shares. Mr. Gabelli is deemed to have beneficial ownership of the shares owned beneficially by each of the foregoing entities. Each of the Reporting Persons, together with their executive officers and directors, has the sole power to vote or direct the vote and the sole power to dispose or to direct the disposition of the shares reported for it, either for its own benefit or for the benefit of its investment clients or its partners, as the case may be, except that (i) GAMCO does not have authority to vote 235,500 of the reported shares, (ii) Gabelli Funds has sole dispositive and voting power with respect to the shares held by a number of investment funds for which Gabelli Funds serves as an investment adviser (the "Funds") so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in the Company and, in that event, the Proxy Voting Committee of each Fund shall respectively vote that Fund's shares, (iii) at any time, the Proxy Voting Committee of each Fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such Fund under special circumstances such as regulatory considerations, and (iv) the power of Mr. Gabelli is indirect with respect to the shares beneficially owned directly by other Reporting Persons.

(2)
As reported in Amendment No. 10 to Schedule 13G filed with the SEC on February 8, 2018, BlackRock, Inc. is the beneficial owner of 3,645,872 shares held by specified subsidiaries as of December 31, 2017. According to the filing, BlackRock, Inc. has the sole power to vote or direct the vote of 3,591,434 shares, the shared power to vote or direct the vote of no shares, the sole power to dispose or to direct the disposition of 3,645,872 shares, and the shared power to dispose or to direct the disposition of no shares.

(3)
As reported in Amendment No. 6 to Schedule 13G filed with the SEC on February 9, 2018, The Vanguard Group is the beneficial owner of 2,582,779 shares held by various investment advisory clients as of December 31, 2017. According to the filing, The Vanguard Group has the sole power to vote or direct the vote of 31,702 shares, the shared power to vote or direct the vote of 4,669 shares, the sole power to dispose or to direct the disposition of 2,548,339 shares, and the shared power to dispose or to direct the disposition of 34,440 shares.

(4)
As reported in Amendment No. 1 to Schedule 13G filed with the SEC on February 9, 2018, Dimensional Fund Advisors LP ("Dimensional Fund") is the beneficial owner of 1,403,633 shares held by various investment advisory clients as of December 31, 2017. According to the filing, Dimensional Fund has the sole power to vote or direct the vote of 1,343,770 shares, the shared power to vote or direct the vote of no shares, the sole power to dispose or to direct the disposition of 1,403,633 shares, and the shared power to dispose or to direct the disposition of no shares. Dimensional Fund disclaims beneficial ownership of all such securities.

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This section explains our executive compensation program as it applies to our executive officers whose compensation is summarized in the Summary Compensation Table and the other tables that are presented immediately following this discussion. We sometimes refer to these executive officers as our "Named Executive Officers" or our "NEOs." This section also discusses the role, responsibilities and philosophy of the P&C Committee of our Board of Directors, which oversees the design and operation of the program.
For 2017, our Named Executive Officers were as follows:

Neal J. Keating	Chairman, President and Chief Executive Officer
Robert D. Starr	Executive Vice President and Chief Financial Officer
Shawn G. Lisle	Senior Vice President and General Counsel
Alphonse J. Lariviere, Jr.	Executive Vice President, Kaman Corporation and President, Kaman Industrial Technologies Corporation
Gregory T. Troy	Senior Vice President - Human Resources and Chief Human Resources Officer
Gregory L. Steiner	Former Executive Vice President, Kaman Corporation and President, Kaman Aerospace Group, Inc.
Steven J. Smidler	Former Executive Vice President, Kaman Corporation and President, Kaman Industrial Technologies Corporation
As noted in the table above, Messrs. Steiner and Smidler are no longer with the Company, but they still qualify as Named Executive Officers under the applicable rules and regulations of the SEC. Mr. Steiner ceased to be President of the Aerospace Segment as of October 1, 2017, and Mr. Smidler ceased to be President of the Distribution Segment as of November 9, 2017, but both continued to serve as employees through January 2, 2018. The terms and conditions of their separations from the Company are discussed in more detail below. Mr. Richard R. Barnhart succeeded Mr. Steiner as President of the Aerospace Segment, effective as of October 1, 2017, but is not listed as a Named Executive Officer because he was not one of the most highly compensated officers of the Company during 2017. The Company expects that Mr. Barnhart will qualify as a NEO for 2018. Mr. Lariviere succeeded Mr. Smidler as President of the Distribution Segment, effective as of November 9, 2017, and is listed as a Named Executive Officer because he had previously been employed as Senior Vice President - Finance & Administration of the segment and, as such, was one of the most highly compensated officers of the Company during 2017.
In the discussion that follows, we begin with a brief description of some of the most significant actions that were taken by the Committee with respect to the 2017 compensation of our Named Executive Officers. We then discuss some of the most significant policies and practices that have been implemented to assure that the total compensation paid to our NEOs is linked to Company performance and increases in shareholder value. We then present the results of our recent say-on-pay votes and discuss how the Committee has interpreted these results. Next, we discuss our compensation philosophy and describe the various elements of our executive compensation program and the 2017 compensation of our Named Executive Officers, including the annual cash incentive award payouts that were approved in February 2018 for 2017 performance and an estimate of the long-term incentive award payouts that are likely to be approved in June 2018 based on the long-term performance periods ended as of December 31, 2017. We then discuss a number of other compensation-related matters, including our use of employment and change in control agreements, our stock ownership guidelines for directors and executive officers, and the material tax and accounting implications of our compensation program. We conclude by presenting the formal report of the Committee, which is required by applicable SEC rules and regulations.
As used in this section, all references to the "Committee" mean the P&C Committee, which oversees the design and operation of our executive compensation program. For more information about the Committee and its role and responsibilities, please see the discussion under the heading "Personnel & Compensation Committee" above.
2017 Compensation Initiatives
Set forth below is a brief description of some of the most significant events and actions taken by the Committee during 2017 or otherwise affecting the determination of the 2017 compensation of our Named Executive Officers and other members of our senior leadership team:

•
We undertook a year-long reassessment of the Company's annual and long-term incentive compensation programs during 2017, and upon the completion of the reassessment, we approved certain modifications to the programs that are reflected in the 2018 incentive compensation awards granted to our Named Executive Officers. We modified the annual incentive program for corporate executive officers to measure performance against internal benchmarks, as opposed to the 5-year trailing performance of the companies comprising the Russell 2000 Index, and we selected EBITDA and free cash flow as the appropriate metrics, each with an equal weighting. The annual incentive programs for business unit executive officers will measure performance against internal benchmarks and selected sales, EBITDA and free cash flow as the metrics, each with an equal weighting. We modified the long-term incentive program to measure performance using return on investment and total return to shareholders as the metrics, each with an equal weighting, and we elected to retain the companies comprising the Russell 2000 Index as the most appropriate comparator. We elected to continue to use the companies comprising the Russell 2000 Index because we continue to believe that this is the most likely group that current and potential shareholders would use to evaluate the Company in making their investment decisions, and the disparity of our two business segments precludes us from developing a relevant peer group of similarly situated companies. Use of the Russell 2000 Index companies also obviates the need for the development of long-term internal benchmarks of performance. Please note that the modifications approved during 2017 apply to annual and long-term incentive awards granted after January 1, 2018, so they are not reflected in the compensation discussion and analysis that follows.

•
We increased the emphasis of total shareholder return ("TSR") in the financial metrics relating to the long-term incentive program ("LTIP") awards granted to our executive officers, including our NEOs. The performance factors included in the LTIP awards granted to our executive officers during 2018 assigned a 50% weighting to TSR, up from the 34% weighting of TSR in LTIP awards granted prior to 2018.

•
We continued to incorporate additional caps on the LTIP awards granted to our NEOs. The LTIP awards granted to our executive officers during 2017 continued to include an additional sub-limit of 150% on the payouts in respect of any particular performance measure if the Company's adjusted performance for such measure is less than zero. For example, if the Company's three-year average total return to shareholders is negative but outperforms the three-year average total return to shareholders for the Russell 2000 Index companies, the payout in respect of that performance measure cannot exceed 150%.

•
We considered the results of the voting at the 2017 Annual Meeting with respect to the annual, non-binding advisory vote on executive compensation and considered the compensation-related aspects of the proxy advisory reports issued by ISS and Glass Lewis. In accordance with applicable SEC rules and regulations and the voting frequency preferred by our shareholders, we submit an annual, non-binding advisory proposal to our shareholders asking them to approve the compensation that is paid to our Named Executive Officers (a so-called "say-on-pay proposal"). In connection with these votes, various proxy advisory firms, including ISS and Glass Lewis, issue proxy advisory reports assessing, among other things, our executive compensation policies and programs. As discussed in more detail below, approximately 98.7% of the votes cast at the 2017 Annual Meeting of shareholders were voted "FOR" the most recent advisory proposal submitted to shareholders. See "Recent Say-on-Pay Voting Results" below. We have interpreted this to mean that our shareholders generally support the design, purposes and direction of our executive compensation program. Nevertheless, we considered the comments and recommendations set forth in the proxy advisory reports issued by ISS and Glass Lewis, and at least in part in response thereto, we undertook the year-long reassessment of the Company's annual and long-term incentive compensation programs discussed above.

•
We considered the results of the voting at the 2017 Annual Meeting with respect to the non-binding advisory vote on the frequency of future shareholder votes on executive compensation, and we determined to continue, at least for the time being, the practice of holding an annual advisory vote on the compensation paid to our Named Executive Officers. At least once every six years, we are required to afford shareholders the opportunity to cast an advisory vote recommending how often we should submit a say-on-pay proposal to shareholders (a so-called "say-on frequency proposal"), and we submitted a say on frequency proposal to shareholders at the 2017 Annual Meeting. Shareholders were afforded the opportunity to cast an advisory vote in favor of submitting future say-on-pay proposals to shareholders every year, every two years or every three years. Approximately 83% of the votes cast expressed a preference for maintaining our current practice of submitting future say-on-pay proposals to shareholders every year. We considered the results of the voting, and we determined to continue, at least for the time being, the practice of holding an annual advisory vote on the compensation paid to our Named Executive Officers.

•
We oversaw the Company’s compliance with the new CEO Pay Ratio rules, and we considered the Company’s resulting 2017 CEO Pay Ratio. Recent regulations promulgated in response to the Dodd-Frank Act generally require public companies to disclose the median of the annual total compensation of all employees other than the chief executive officer, the annual total compensation of the chief executive officer, and the ratio of these two amounts (the so-called “CEO Pay Ratio”), in their proxy statements commencing as of 2018. We oversaw the Company’s compliance with these new regulations throughout 2017 and we considered the Company’s resulting CEO Pay Ratio for 2017, which is described in more detail below. See “2017 Pay Ratio Disclosure,” below.

•
We approved the amendment and restatement of the 2013 Management Incentive Plan (the "2013 Plan"). Shareholders first approved the 2013 Management Incentive Plan at the 2013 Annual Meeting of shareholders and, in connection therewith, authorized the issuance of up to 2,250,000 shares of Common Stock pursuant to the grant of stock options, stock appreciation rights, restricted shares, restricted stock units, performance shares, performance units and cash-based awards. As originally approved by shareholders, the 2013 Plan set forth certain specified performance criteria that could be used for cash and equity incentive awards that were intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code. The Tax Cuts and Jobs Act of 2017 significantly changed Section 162(m) for tax years beginning after December 31, 2017, making the related provisions set forth in the 2013 Plan superfluous. Because it was necessary to seek shareholder authorization of the issuance of additional shares under the 2013 Plan, we elected to amend and restate the 2013 Plan to authorize the additional shares, delete the superfluous provisions pertaining to Section 162(m) and implement certain other changes. A complete description of the amended and restated 2013 Plan is set forth below. See "Proposal 3 - Amendment and Restatement of the 2013 Management Incentive Plan."

•
We approved the amendment and restatement of the Employee Stock Purchase Plan. As part of our regular review of the Company's equity incentive plans, we also approved the amendment and restatement of the Company's Employee Stock Purchase Plan. A complete description of the amended and restated Employee Stock Purchase Plan is set forth below. See "Proposal 4 - Amendment and Restatement of the Employee Stock Purchase Plan."

•
We continued the practice of deferring annual base salary adjustments for our senior executives. Continuing a practice that commenced in 2013, the Committee, at the request of our Chief Executive Officer, deferred the 2017 salary adjustments for our Named Executive Officers, including our Chief Executive Officer and the other senior executive officers who report directly to him, from January 1 to July 1, 2017. The 2017 salary adjustments for all other officers were deferred from January 1 to April 1, 2017. Similar deferrals are planned for 2018.

Kaman's Compensation and Benefits Best Practices
The Company's executive compensation program is designed to link total compensation with both short- and long-term Company performance and increases in shareholder value with minimal excess risk taking. The Committee periodically reviews and adjusts the compensation and benefits program to ensure alignment with current market practices. By continuing to evaluate and modify the program as necessary and by designing the program around the following best practices, the Committee has shown its commitment to paying for performance and aligning executive pay with shareholder interests.

•	Independent Compensation Consultant – The Committee retains its own compensation consultant who reports directly to the Committee and attends all Committee meetings.

•
"Double Trigger" Vesting – The change in control agreements with our Named Executive Officers include "double trigger" vesting provisions that require both a change in control of the Company and a qualifying termination of employment, either by the Company without "Cause" or by the executive for "Good Reason," in order to receive change in control severance benefits.

•
No Excise Tax Gross-Ups – None of our employment or change in control agreements include tax gross-up provisions pursuant to which any of our NEOs would be entitled to reimbursement for any excise taxes resulting from a change in control.

•	No Re-Pricing of Underwater Stock Options – Our equity incentive plans expressly prohibit the re-pricing of underwater stock options.

•
No Time-Vested Restricted Stock Awards – Except for two special retention awards that were granted to our CEO and the former President of our Aerospace Segment during the spring of 2014, our NEOs generally do not receive time-vested restricted stock awards. Instead, they receive performance-based long-term incentive awards.

•
Emphasis on Total Shareholder Return – TSR is a significant component of the performance-based long-term incentive awards that are granted to our executive officers, including our Named Executive Officers. Three-year total return to shareholders accounts for 34% of the performance factors incorporated in LTIP awards granted in 2017 and 50% of the performance factors incorporated in LTIP awards granted in 2018.

•	Minimal Perquisites – The Company provides minimal perquisites to its executive officers, including its Named Executive Officers.

•
Claw-Back Provisions – Both our CEO and our CFO are subject to contractual compensation claw-back provisions in the event that there is a mandatory restatement of the Company’s financial statements. These provisions also provide that our CEO and our CFO shall be bound by any rules or regulations promulgated by the SEC implementing the requirements of Section 954 of the Dodd-Frank Act or any compensation claw-back policy subsequently adopted by the Committee. In addition, the 2013 Management Incentive Plan expressly provides that all awards under the Plan shall be subject to any compensation recovery policy that may be adopted by the Company.

•
No Hedging or Pledging of Company Stock – Our directors, executive officers and other designated employees are prohibited from engaging in hedging or pledging transactions or short sales of Company stock.

•	Stock Ownership Guidelines – Our directors and senior executives are subject to meaningful stock ownership guidelines. Adherence to these guidelines is monitored by the Committee.

•
Balanced Compensation Program – Our executive compensation program is balanced between annual and long-term financial goals (including total shareholder return), with an emphasis on longer-term strategic objectives.

•	Caps on Incentive Awards – All annual and long-term incentive awards include caps on the maximum payouts that can be achieved under the awards.
Recent Say-on-Pay Voting Results
Since 2011, we have asked our shareholders to cast a non-binding, advisory vote to approve the compensation paid to our Named Executive Officers, and our shareholders have overwhelmingly voted in favor of our compensation program. The following chart shows, for each of the last five years, the percentage of the votes cast "FOR" and "AGAINST" these non-binding proposals, excluding broker non-votes and abstentions:
________________________

(*)
Represents the percentage of votes cast "FOR" and "AGAINST" the proposals, excluding broker non-votes and abstentions. If abstentions were to be counted as votes "AGAINST," the percentage of votes cast "FOR" the proposals would have been 83.8%, 80.6%, 93.7%, 98.2% and 98.4% for 2013, 2014, 2015, 2016 and 2017, respectively.

The Committee has interpreted this strong voting record to mean that our shareholders generally support the current design, purposes and direction of our executive compensation program. Accordingly, the Committee has taken no specific actions to modify our executive compensation program as a direct result of these non-binding, advisory votes but, rather, has continued to oversee the program in accordance with its best judgment and stated governing principles.
WE ENCOURAGE SHAREHOLDERS TO REVIEW THIS COMPENSATION DISCUSSION AND ANALYSIS AND THE ACCOMPANYING COMPENSATION TABLES FOR AN EXPLANATION OF OUR APPROACH TO EXECUTIVE COMPENSATION AND A DISCUSSION OF THE CORRELATION BETWEEN THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS AND THE COMPANY'S FINANCIAL PERFORMANCE. AS DISCUSSED HEREIN, WE BELIEVE THAT THE COMPENSATION PAID, AND TO BE PAID, TO OUR NAMED EXECUTIVE OFFICERS FOR 2017 BEARS, AND WILL BEAR, A DIRECT AND CORRESPONDING RELATIONSHIP TO THE COMPANY'S 2017 FINANCIAL PERFORMANCE.
Our Compensation Philosophy and Objectives
The philosophy underlying our executive compensation program is to provide an attractive, flexible and market-based total compensation program that is tied to the financial performance of the Company and is aligned with the long-term financial interests of our shareholders. We strive to recruit and retain executive officers and other key employees who have the skills and talents that are necessary to deliver sustained financial performance that exceeds the median financial performance of the companies comprising the Russell 2000 Index.
Our fundamental compensation objectives include the following:

•
Increase shareholder value by motivating talented individuals to achieve the Company’s annual and longer-term financial and strategic operational goals with compensation related to objective benchmarks and Company performance. To accomplish this objective, we use an appropriate mix of pay elements, including salary, annual and long-term incentive opportunities and benefits. Overall, salary and benefits are determined based upon a comparison to the competitive market as reflected by various market surveys of companies that approximate our revenue, while the annual and long-term incentive opportunities are directly related to the Company’s financial performance compared to internal benchmarks and the financial performance of the Russell 2000 Index companies.

•
Tie a significant percentage of our senior executives’ incentive compensation to the successful execution of strategic operational goals. To accomplish this, we establish objective and measurable goals on an annual and longer-term basis (generally 3 years) and compare the Company's actual performance to objective, measurable benchmarks. As a result, executives, especially our Named Executive Officers, earn above average compensation when the Company achieves above average financial performance as compared to the Russell 2000 Index of companies.

•
Require our Named Executive Officers to maintain a significant equity stake in the Company to further align their interests with those of our shareholders. We maintain meaningful stock ownership guidelines, described in more detail below, that are designed to align the financial interests of our officers, including our Named Executive Officers, with those of our shareholders. To facilitate the accumulation of equity and the satisfaction of these guidelines, the Committee may elect (and, in recent years, generally has elected) to pay up to one-third (1/3) of a cash-based long-term incentive award payout in shares of Company stock. At the discretion of the Committee, up to the entire amount of such payout may be paid in shares of Company stock to the extent requested by a plan participant.

•
Protect against inappropriate risk taking. We use caps on potential awards for both annual and long-term incentives. The Committee also introduced a claw-back policy that is reflected in the employment agreements of our Chief Executive Officer and our Chief Financial Officer. The Committee intends to establish a broader claw-back policy covering all executive officers once the SEC issues final rules and the NYSE issues listing conditions for the recovery of incentive compensation as required under Section 954 of the Dodd-Frank Act. In addition, the Company’s Insider Trading Policy expressly prohibits directors, executive officers and other designated employees from engaging in short-term or speculative transactions in Company securities, including, among others, (i) short sales of Company securities; (ii) publicly traded options, puts, calls or other similar derivative securities; (iii) hedging or similar monetization transactions, such as zero-cost collars and forward sale contracts; and (iv) holding Company securities in a margin account or pledging Company securities as collateral for a loan.

While the Committee considers the likely tax consequences of the various components of the Company’s executive compensation program and strives to safeguard the deductibility of executive compensation where possible, tax considerations do not drive executive compensation program design. The Committee believes it is important to retain flexibility to structure the Company’s executive compensation program and practices in a manner that the Committee determines is in the best interests of the Company and its shareholders. The Committee retains discretion to operate the Company’s executive compensation programs in a manner designed to promote varying company goals. As a result, the Committee may from time to time conclude that certain compensation arrangements are in the best interest of the Company and its shareholders and consistent with its compensation philosophy and strategy despite the fact that the arrangements might not qualify for tax deductibility. See "Material Tax and Accounting Implications," below.
Our Compensation Program
We have designed our executive compensation program to achieve the goals described above in a variety of ways with the intention of providing market-competitive pay for a company of our size and incentive opportunities that challenge and correspondingly reward our executives when, and to the extent that, the Company succeeds. First, we use a combination of pay elements, each of which over time is intended to approximate the market median compensation for each position. These elements include base salary, annual cash incentives, longer-term cash and equity incentive opportunities, and benefits. The opportunities afforded by each pay element are determined on the basis of comparison to objective criteria to assure consistency with companies of similar revenue size, which include national surveys and a sampling of the Russell 2000 companies recommended by the Committee’s independent compensation consultant which approximate the Company’s revenue size (but none of which specifically reflects our combination of business segments).
Actual annual and longer-term incentive pay is then determined by comparing selected metrics of Company financial and operational performance to the entire Russell 2000 index of companies. The Committee has used the Russell 2000 because it believes this is the most likely group that both current and potential shareholders would use to evaluate the Company in making their investment decisions, and the disparity of our two business segments (Aerospace and Distribution) precludes us from developing a relevant peer group of similarly situated companies. The Committee regularly reviews the continued appropriateness of using the Russell 2000 for comparison and reconfirmed its use for 2017 (although the Committee elected to utilize internal benchmarks for the 2018 annual incentive program).
The financial performance metrics upon which annual and longer-term incentive opportunities have been based are those that management has used to evaluate business performance. For corporate participants (those who do not work primarily for one of our two business segments), annual incentive metrics for 2017 included return on invested capital as compared to the return on invested capital achieved by the companies comprising the Russell 2000 Index, growth in earnings per share as compared to the growth in earnings per share achieved by the companies comprising the Russell 2000 Index, and growth in earnings per share as compared to corresponding amounts established with reference to the Company’s annual profit plan. For business segment participants, annual incentive metrics for 2017 included the accomplishment of predetermined financial goals and other operational performance factors relating to the relevant business segment, as well as the Company as a whole. Longer-term incentive metrics payable in respect of 2017 were the same for corporate and business segment executives and consisted of the Company’s average return on investment, compounded growth in earnings per share and total return to shareholders, generally over a three-year period. All such metrics were approved by the Committee. The weightings of these metrics in the overall determination of award payments for the annual cash incentive and longer-term incentive are discussed in more detail below.
The pay elements of our corporate executive compensation program are designed to work together in a way that results in above average compensation when the Company achieves above average financial performance compared to the Russell 2000 Index of companies.
How the Program Works in Practice
The Committee determines base salary ranges and annual cash incentive and long-term incentive targets for our Named Executive Officers using a biennial market report prepared by the Committee’s independent compensation consultant. The independent compensation consultant has advised the Committee that our business segment diversity makes identification of a single peer group to benchmark compensation unworkable, so the independent compensation consultant’s market report estimates the 50th percentile for base salary, target annual cash incentive award and the annualized cash value of long-term incentive compensation for each position using information obtained from a variety of sources, including nationally recognized compensation surveys and a number of comparison peer groups, to the extent that such comparison information is available for each position. The independent compensation consultant then compares the final average competitive market rate for each position to the midpoint of the corresponding salary grade within Kaman's own compensation structure and reports this information to the Committee.
The most recent biennial market report prepared by the Committee's independent compensation consultant used in connection with the determination of the 2017 compensation discussed in this report was delivered to the Committee in November 2015 and, in this discussion, it is sometimes referred to as the "2015 Market Report." For purposes of the 2015 Market Report, the independent compensation consultant determined the final average competitive market rate for each position by averaging the national survey data reported by AonHewitt and Equilar, two large independent compensation consulting firms, and the compensation data, if any, reported for each position by companies comprising the peer group compiled by ISS, the peer group compiled by Equilar and the Company's own peer group, which consisted of twenty-two Russell 2000 companies having annual revenues similar to ours. Annex I to this proxy statement identifies the national surveys (which were not prepared at the Company’s request) in more detail, along with the number, type and size of the organizations covered by the surveys. The companies comprising each of the peer groups referenced in the 2015 Market Report are also identified in Annex I to this proxy statement.
The Committee’s policy is that the midpoint of the salary grade for base salary, annual cash incentive targets and the annualized target value of long-term incentives for each position should each, over time, approximate the market median, as represented by the final average competitive market rate of compensation compiled by the independent compensation consultant. As of the 2015 Market Report prepared by the independent compensation consultant, the midpoint of the Kaman salary grade for base salary, annual cash incentive targets (as a percentage of base salary), and total compensation (salary, bonus and long-term compensation) for each of our Named Executive Officers as compared to the market median were as follows:

SUMMARY OF 2015 MARKET REPORT PREPARED BY THE INDEPENDENT COMPENSATION CONSULTANT
	Base Salary			Target Annual Cash Incentive Award (as a Percentage of Base Salary)			Total Compensation (Salary, Bonus & Long-Term Compensation)
	Kaman(1)	Market Median(1)	Variance	Kaman(1)	Market Median(1)	Variance	Kaman(1)	Market Median(1)	Variance

Neal J. Keating	$892,530	$838,861	6%	105%	102%	3%	$4,184,144	$3,696,754	13%
Robert D. Starr	$450,080	$437,280	3%	65%	68%	(3)%	$1,417,752	$1,356,207	5%
Shawn G. Lisle	$337,560	$378,149	(11)%	55%	60%	(5)%	$877,656	$1,026,840	(15)%
Gregory T. Troy	$309,200	$342,100	(9)%	55%	55%	—	$757,540	$838,145	(9)%
Gregory L. Steiner	$450,080	$423,591	6%	65%	71%	(6)%	$1,417,752	$1,263,192	12%
Steven J. Smidler	$450,080	$438,415	3%	65%	69%	(4)%	$1,417,752	$1,292,636	10%
_______________

(1)
All information presented was derived from the independent compensation consultant's 2015 Market Report, which was first presented to the Committee in November of 2015. The Kaman compensation information set forth in the table reflects the midpoint of the Kaman salary grade for each position and the corresponding value of annual and long-term incentive compensation awards at target. Mr. Keating's total compensation figure reflects a long-term incentive opportunity equal to 275% of base salary. Mr. Lariviere was not an executive officer of the Company when the 2015 Market Report was prepared, so he was not included in the report. The table does not purport to show the actual compensation earned by, or paid to, the executives named in the table.

Our compensation policy also results in a significant percentage of total compensation (excluding benefits) being based on performance. Set forth below is the allocation of total direct compensation (excluding benefits) for target performance for each of our Named Executive Officers for 2017.

FIXED VS. PERFORMANCE BASED COMPENSATION PERCENTAGES
	Fixed	Performance-Based(1)
Name	Salary (% of Total)	Annual Cash Incentive (% of Total)	Long-Term Incentive(2) (% of Total)	Total Performance Related (% of Total)
Neal J. Keating	20%	21%	59%	80%
Robert D. Starr	32%	20%	48%	68%
Shawn G. Lisle	38%	22%	40%	62%
Alphonse J. Lariviere(3)	50%	23%	27%	50%
Gregory T. Troy	41%	22%	37%	59%
Gregory L. Steiner	31%	20%	49%	69%
Steven J. Smidler	32%	20%	48%	68%
_______________

(1)	Percentages are based on target performance for the annual cash incentive and the long-term incentive elements of compensation.

(2)
Long-term incentive compensation consists of LTIP awards granted under the 2013 Management Incentive Plan for all NEOs other than Mr. Lariviere, whose long-term incentive compensation consists of nonqualified stock options and restricted shares granted under the 2013 Management Incentive Plan.

(3)
Mr. Lariviere's annual cash incentive percentage of total reflects the pro-rated percentage based on Mr. Lariviere's target opportunity of 40% prior to his appointment as the President of Distribution Segment and his current target opportunity of 65%.

2017 Compensation for our NEOs
The total compensation program for our Named Executive Officers during 2017 was comprised of the following elements:

•	Base Salaries;

•	Annual Cash Incentive Awards;

•	Long-Term Incentive Awards; and

•	Retirement and Other Benefits.
While base salaries, long-term incentives, and retirement and other benefits generally are determined in similar ways for each of our Named Executive Officers, different annual cash incentive awards apply to those Named Executive Officers employed at our Corporate Headquarters (Messrs. Keating, Starr, Lisle and Troy), our Aerospace Segment (Mr. Steiner) and our Distribution Segment (Messrs. Smidler and Lariviere).

Base Salaries
Base salaries are established with reference to the biennial market report prepared by the independent compensation consultant, generally targeting base salaries at the market median with appropriate modifications to reflect the individual’s professional experience and knowledge of his area of management responsibility. The Committee's determination regarding the CEO is subject to the Board’s ratification and approval. Adjustments to base salary are determined as follows: an overall salary increase budget guideline is developed, based on market data and the use of nationally recognized surveys of anticipated salary increases published by Meridian, AonHewitt, Willis Towers Watson and World at Work. Within the overall budget guideline, a narrow range of salary adjustment percentages is then established for each salary grade, with slightly higher percentages for individuals who are below the grade midpoint and slightly lower percentages for individuals who are above the grade midpoint. Salary adjustments, if any, are then determined within this narrow range based upon an annual performance rating given to the Named Executive Officer by Mr. Keating and recommended to the Committee. The performance rating determination is primarily based upon the officer’s level of substantive performance in executing the responsibilities listed in his or her position description.
The Committee’s recommendation to the Board regarding the CEO’s base salary adjustment is made after consultation with the Corporate Governance Committee to obtain that Committee's assessment of the CEO’s performance for the year. The Corporate Governance Committee solicits input from all independent directors in connection with its annual CEO performance assessment.
Amounts paid to the Named Executive Officers in respect of their 2017 base salaries are shown in the Summary Compensation Table that follows this Compensation Discussion and Analysis. As was done during each year from 2013 through 2016, the Committee, at the request of the CEO, elected to defer the 2017 salary increases for our Named Executive Officers from January 1 to July 1 due to uncertain business conditions. Except for Mr. Lisle, the 2017 base salary increases for our Named Executive Officers were relatively modest, ranging from 0% to 4%, reflecting the fact that the base salaries of most of our NEOs are at or above the market median as reported by the 2015 Market Report prepared by the independent compensation consultant. Mr. Lisle's 2017 base salary increase was somewhat larger, approximately 8.2%, because his base salary was below the median as reported by the 2015 Market Report.
The base salary paid to Mr. Lariviere during 2017 is an aggregation of the base salary he earned prior to November 9, 2017 while he served as Senior Vice President - Finance & Administration of the Distribution Segment and the base salary earned after such date, which was the effective date of his appointment to serve as President of the Distribution Segment.
Annual Cash Incentive Awards
Our annual cash incentive award plans are designed to reward employees for financial and operational performance that drives shareholder value and to focus our organization on meeting or exceeding designated performance goals. The plans provide employees, including our Named Executive Officers, with the opportunity to earn cash awards based on the degree to which the Company achieves pre-determined performance measures for the year. Amounts paid to NEOs under our annual cash incentive plan for 2017 were granted with the intention of being deductible as "performance-based compensation" under Section 162(m) of the Code and, in accordance therewith, the Committee retained the ability to utilize negative discretion to eliminate or decrease the amount payable to a participant with respect to any award.
The elements used to determine awards include:

•	an award opportunity (expressed as a percentage of base salary);

•	performance measures (such as growth in earnings per share);

•	a weighting for each performance measure toward the executive’s total award; and

•	a performance goal for each performance measure (such as a particular earnings per share target).
The Committee establishes the target annual cash incentive award opportunity for each Named Executive Officer after using the independent compensation consultant’s biennial market report and advice. Positioning award targets at the market median reinforces the Committee’s strategy that annual cash incentive payments should exceed target levels only when the Company's actual financial performance exceeds the Company’s targeted objectives.

The 2017 target performance award opportunity for each Named Executive Officer was as follows:

Named Executive Officer	2017 Target Award Opportunity Expressed as % of Actual Base Salary
Neal J. Keating	105%
Robert D. Starr	65%
Shawn G. Lisle	55%
Alphonse J. Lariviere(1)	40%
Gregory T. Troy	55%
Gregory L. Steiner	65%
Steven J. Smidler	65%
_________________

(1)
Reflects the 2017 annual incentive award opportunity approved by the Committee prior to Mr. Lariviere's appointment as President of the Distribution Segment. Mr. Lariviere's annual incentive award opportunity was increased to 65%, effective as of November 9, 2017, to reflect his appointment as President of the Distribution Segment, and the actual annual incentive award paid to Mr. Lariviere for 2017 was computed using a pro-rated aggregation of the two.

For 2017, the Committee adopted different performance measures, performance measure weightings and performance goals for corporate participants (i.e., those officers who did not work primarily for one of our two business segments) and business segment participants (i.e., those officers who did work primarily for one of our two business segments). Messrs. Keating, Starr, Lisle and Troy were corporate participants and Messrs. Steiner, Smidler and Lariviere were business segment participants. The performance measures, performance measure weightings and performance goals for each are discussed in more detail below, together with the level of achievement or satisfaction of each performance goal and the resulting annual incentive award payout for each of our Named Executive Officers.
For purposes of determining the level of achievement or satisfaction of the performance measures for the Company and each of its business segments, the Committee approved certain specified modifications to the calculation of each performance measure that were applicable to all participants. Such modifications included, among others, the exclusion or inclusion of the impact to the Company's financial results of the following items, whichever would produce the higher award: the effect of changes in tax law or accounting principles; the dilutive effect on earnings per share that results from any increase in the number of shares used in the calculation of diluted earnings per share attributable to any outstanding convertible debt securities and any related bond hedge and warrant transactions; the effects of changes in applicable foreign currency exchange rates relating to non-U.S. dollar denominated financial performance; costs and losses associated with restructuring, business consolidations, severance, management realignments or closures of the Company or any of its subsidiaries, affiliates and product lines; acquisition and divestiture due diligence and integration costs and the adverse effects of acquisitions and divestitures, including spin-offs; effects of losses generated by divested operations and losses associated with discontinued business operations or product lines; the impact of any transaction costs and accounting charges incurred in connection with the issuance of equity or issuance of or refinancing of new or existing debt securities and facilities, including, but not limited to, the settlement or unwinding of existing convertible bond hedge instruments and warrants; the impact of any costs and accounting charges in respect of pension curtailment adjustments attributable to pension expense charged to company contracts with the U.S. Government, as determined under U.S. Cost Accounting Standard 418, following the freeze of future benefit accruals under the Pension Plan; unplanned charges associated with environmental matters; asset write-downs or impairments, including, but not limited to, goodwill; ERP depreciation and related expense and capital investments; litigation or claim judgments or settlements including contract claim settlements with customers and suppliers; the impact of unplanned charges in connection with contract terminations, including but not limited to, write-off of inventory, tooling, equipment and non-recurring costs; and any item of an unusual nature or of a type that indicates infrequency of occurrence, or both. The Committee, however, retained the ability to eliminate or reduce the amount of any award that would otherwise be payable as a result of the foregoing adjustments or to further adjust any award due to special circumstances as permitted under the 2013 Management Incentive Plan, under which the annual incentive awards were granted.

Corporate Named Executive Officers. The 2017 annual cash incentive awards for Messrs. Keating, Starr, Lisle and Troy were determined by comparing the Company’s degree of achievement with respect to the following performance factors, as compared against the benchmark indicated:

Performance Measure	Benchmark	Weighting
Actual return on investment	Russell 2000 Index for 2012 - 2016	33%
Growth in earnings per share (fully diluted)	Russell 2000 Index for 2012 - 2016	33%
Actual earnings per share (fully diluted)	2017 business plan performance goal	34%
We used a five-year period for the Russell 2000 index benchmarks primarily because many of the Company’s military and commercial aerospace programs are longer-term in nature, the time period between sales efforts and actual revenues can be very long, and revenues are often not evenly spread from year to year. Further, because the Russell 2000 Index includes companies in a variety of industries that may experience different business cycles, the Committee determined that averaging the performance of these companies over a longer period of time provides a better comparison than just one year. We could not include the last completed fiscal year in the analysis because sufficient data for the companies comprising the Russell 2000 Index is not available until the May time-frame and the Committee determines annual incentive compensation award payouts during the month of February. We used these performance measures because they are among the metrics used by management and the Board to evaluate the Company’s performance.
Company performance in the bottom quartile of the Russell 2000 earned no cash incentive award payment for the performance goal; performance at the 25th percentile resulted in a cash incentive award at 25% of target for the performance goal; performance at the median resulted in a cash incentive award at 100% of target for the performance goal; and performance in the top quartile, or above, resulted in a maximum cash incentive award payment at 200% of the target for the performance goal. Interpolation was used to determine payments for financial performance between the 25th percentile up to the median, and above the median up to the 75th percentile. This performance measurement methodology remained constant through the years although the performance of the Russell 2000 changed annually.
The Company’s annual business plan is developed jointly by business segment and corporate senior management, incorporating revenue, earnings and cash flow generation goals that take into account global economic circumstances, market conditions, and existing or targeted business opportunities. The business plan is reviewed and approved by both the Finance Committee and the full Board of Directors. If the Company’s modified earnings per share meets at least 70% of the business plan projection, a threshold award for this factor is earned. To the extent that actual earnings per share exceed the business plan projection, a greater award is earned, up to a maximum of 200% of target.
The following table shows the relationship between the Company's 2017 modified financial performance and each performance factor described above, the degree to which each performance factor was attained, and the resulting corporate performance factor. As set forth below, the Company’s 2017 modified return on investment and growth in adjusted earnings per share compared favorably to the Russell 2000 and the Company's modified earnings per share was 88.8% of the business plan projection, resulting in an overall corporate performance factor of 115.0%.
2017 ANNUAL INCENTIVE AWARD CALCULATIONS FOR CORPORATE NEOs

	2017 Modified Results(3)	Financial Targets	Percentage of Factor Earned	Weighting Factor	% Of Target Award(4)
Return on Investment(1)	6.0%	4.0%	146.5%	33%	48.3%
Growth in EPS(2)	9.5%	6.8%	122.1%	33%	40.3%
EPS vs. Target	$2.30	$2.59	77.6%	34%	26.4%
Resulting Corporate Performance Award Factor					115.0%
_______________

(1)	The return on investment for the 25th percentile was (1.9)% and the average return on investment for the 75th percentile was 8.3%.

(2)	The average annual compound EPS growth rate for the 25th percentile was (4.2)% and the average annual compound growth rate for the 75th percentile was 19.0%.

(3)
In accordance with the original authorization of the 2017 annual incentive awards, the modified results shown in the table reflect the following adjustments to our reported financial results: Net earnings and diluted EPS were favorably adjusted by $14.0 million and $0.54, respectively, resulting from adjustments for the dilutive effect from the convertible debt, the convertible debt loss on extinguishment and related professional fees, restructuring and severance costs and tax reform impacts. Total capitalization was favorably impacted by $14.0 million related to the aforementioned costs incurred during 2017.

(4)	This column represents the product of the Percentage of Factor Earned figures multiplied by the Weighting Factor.

The following table shows the calculation of the 2017 annual cash incentive awards earned by our Corporate Named Executive Officers, together with the resulting percentages of base salary such awards represent:

Named Executive Officer	2017 Base Salary	Target Award %	Annual Incentive Award Perf. Factor	2017 Annual Cash Incentive Award	Incentive Award Expressed as a Percentage of Base Salary
Neal J. Keating	$1,000,000	105%	115.0%	$1,207,500	120.8%
Robert D. Starr	$471,000	65%	115.0%	$352,073	74.8%
Shawn G. Lisle	$390,000	55%	115.0%	$246,675	63.3%
Gregory T. Troy	$355,500	55%	115.0%	$224,854	63.3%
Aerospace Segment Named Executive Officer. The 2017 annual cash incentive award for Mr. Steiner, former President of our Aerospace segment, was calculated based 25% on corporate performance and 75% on predetermined financial goals for the Aerospace segment that were recommended by our CEO and approved by the Committee. The financial performance goals and their weightings for the Aerospace segment were as follows:

Financial Performance Goal	Weighting
Actual average return on investment vs. target	20%
Growth in segment operating profit from prior year	40%
Growth in segment sales from prior year	30%
Segment free cash flow vs. Plan	10%
Target return on investment performance is the average return on investment for the three previous calendar years (i.e., the average of 2014, 2015, and 2016 for the 2017 performance year) or 12%, whichever is greater. Growth in segment sales and growth in operating profit both are measured against the prior year. Segment free cash flow represents the net cash provided by (used in) operating activities less expenditures for property, plant & equipment.
"Points" are earned based on the extent to which each performance goal is achieved, with a minimum level of achievement being required to earn any points. The points are then converted into an aggregate payout percentage, which is used to determine the amount of the actual cash incentive award payout. A minimum of 50 points must be accumulated in order to earn any cash incentive award payout and, the more points that are earned, the greater the cash incentive award payout, subject to a maximum cap of 200 points.
Set forth below is a conversion chart illustrating how the total number of points is converted into a percentage of the target award:

ANNUAL INCENTIVE AWARD "POINTS" CONVERSION CHART
Total Points Earned	Percent of Target Award Earned
Below 50	0%
50	20%
60	30%
70	45%
80	60%
90	80%
100	100%
116	120%
132	140%
148	160%
164	180%
180 & Above	200%
Interpolation is used to determine payments if the number of points falls between two stated levels of total points set forth in the table.
The following table illustrates the calculation of the Aerospace segment portion of Mr. Steiner's 2017 annual cash incentive award payout. As shown in the table, Mr. Steiner earned 86.7 points based on modified 2017 business segment results as measured against the specified financial goals. Using the performance factor weightings and point conversion methodology described above, this resulted in a corresponding segment performance award factor of 73.4%.
2017 ANNUAL INCENTIVE AWARD CALCULATIONS FOR AEROSPACE NEO

	Target	Actual	Factor	Calculation of Points Earned									Points Earned
				Threshold			Target			Maximum
Actual vs Target ROI (3-Year Average)(1)	21.7%	19.2%	88.5%	50.0%	=	0	90.0%	=	20	110.0%	=	40	19.3
Growth in Operating Income(2)	6.0%	7.7%	7.7%	2.5%	=	0	6.0%	=	40	15.0%	=	80	47.6
Growth in Segment Sales(3)	5.0%	3.3%	3.3%	0.0%	=	0	5.0%	=	30	15.0%	=	60	19.8
Free Cash Flow vs. Plan(4)	$53.9	$16.9	31.3%	50.0%	=	0	90.0%	=	10	120.0%	=	20	—
Points Earned													86.7
Resulting Performance Award Factor(5)													73.4%

(1)
2017 actual average ROI was calculated based on operating income, adjusted as set forth in note 2 below, and average investment. Actual unadjusted ROI for 2017 was 18.6%. The average investment was $645.4 million.

(2)
Segment operating income increased from a $115.0 million in 2016 to an adjusted $123.8 million in 2017, an increase of 7.7%. Segment operating income was adjusted by $3.9 million relating to restructuring costs and ERP depreciation. Actual unadjusted operating income was $119.9 million.

(3)	Segment sales increased from $702.3 million in 2016 to $725.5 million in 2017, an increase of 3.3%.

(4)
Segment free cash flow is expressed in millions and represents the net cash provided by (used in) operating activities less expenditures for property, plant & equipment. Actual free cash flow was $16.9 million.

(5)	Determined utilizing Annual Incentive Award "Points" Conversion Chart.
Since 75% of Mr. Steiner's annual cash incentive award was based on Segment performance and 25% was based on corporate performance, Mr. Steiner's aggregate annual cash incentive award factor was 83.9% (.75 x 73.4% + .25 x 115.0%). The following table shows the calculation of the 2017 annual cash incentive award earned by Mr. Steiner, together with the resulting percentage of base salary such award represents:

Named Executive Officer	2017 Base Salary	Target Award %	Annual Incentive Award Perf. Factor	2017 Cash Incentive Award	Incentive Award Expressed as a Percentage of Base Salary
Gregory L. Steiner	$466,375	65%	83.9%	$254,338	54.5%

Please see "Post-Termination Payments and Benefits - Steiner Retirement Agreement" below for details regarding treatment of Mr. Steiner's annual cash incentive award under the Steiner Retirement Agreement.
Distribution Segment Named Executive Officers. The 2017 annual cash incentive award for Mr. Smidler, former President of our Distribution segment, was calculated based 25% on corporate performance and 75% on predetermined financial goals for the Distribution segment that were recommended by our CEO and approved by the Committee. The financial performance goals and their weightings for the Distribution segment were as follows:

Financial Performance Goal	Weighting
Actual average return on investment vs. target	30%
Growth in segment operating profit from prior year	40%
Growth in segment sales from prior year	20%
Segment free cash flow vs. Plan	10%
Target return on investment performance is the average return on investment for the three previous calendar years (i.e., the average of 2014, 2015, and 2016 for the 2017 performance year) or 12%, whichever is greater. Growth in segment sales and growth in operating profit both are measured against the prior year. Segment free cash flow represents the net cash provided by (used in) operating activities less expenditures for property, plant & equipment.

"Points" are earned based on the extent to which each performance goal is achieved, with a minimum level of achievement being required to earn any points. The points are then converted into an aggregate payout percentage using the points conversion chart set forth above, which is used to determine the amount of the actual cash incentive award payout. A minimum of 50 points must be accumulated in order to earn any cash incentive award payout and, the more points that are earned, the greater the cash incentive award payout, subject to a maximum cap of 200 points.
The following table illustrates the calculation of the Distribution segment portion of Mr. Smidler's 2017 annual cash incentive award payout. As shown in the table, Mr. Smidler earned 77.8 points based on actual 2017 business segment results as measured against the specified financial goals. Given the performance factor weightings and point conversion methodology described above, the 2017 financial performance by the Distribution segment resulted in a corresponding performance award factor of 56.7% out of a maximum of 200%.
2017 ANNUAL INCENTIVE AWARD CALCULATIONS FOR MR. SMIDLER

	Target	Actual	Factor	Calculation of Points Earned									Points Earned
				Threshold			Target			Maximum
Actual vs Target ROI (3-Year Average)(1)	12.0%	12.6%	105.0%	50.0%	=	0	90.0%	=	30	150.0%	=	60	37.5
Growth in Operating Income(2)	35.0%	29.5%	29.5%	10.0%	=	0	35.0%	=	40	50.0%	=	80	31.2
Growth in Segment Sales(3)	0.0%	(2.3)%	(2.3)%	(2.0)%	=	0	0.0%	=	20	5.0%	=	40	—
Free Cash Flow vs. Plan(4)	$21.6	$20.6	95.6%	50.0%	=	0	100.0%	=	10	120.0%	=	20	9.1
Points Earned													77.8
Resulting Performance Award Factor(5)													56.7%

(1)
2017 actual average ROI was calculated based on operating income, adjusted as set forth in note 2 below, and average investment, modified to exclude $3.6 million of ERP capital expenditures incurred in 2017. Actual unadjusted ROI for 2017 was 12.1%. The average investment was $432.7 million.

(2)
Segment operating income increased from $41.9 million in 2016 to an adjusted $54.2 million in 2017, an increase of 29.5%. Segment operating income was adjusted by $1.7 million relating to ERP and restructuring costs. Actual operating income was $52.5 million.

(3)	Segment sales decreased from $1.106 billion in 2016 to $1.081 billion in 2017, a decrease of 2.3%.

(4)	Segment adjusted free cash flow is expressed in millions and represents the net cash provided by (used in) operating activities less expenditures for property, plant & equipment.

(5)	Determined utilizing Annual Incentive Award "Points" Conversion Chart.
Since 75% of Mr. Smidler's annual cash incentive award was based on Segment performance and 25% was based on corporate performance, Mr. Smidler's aggregate annual cash incentive award factor was 71.3% (.75 x 56.7% + .25 x 115.0%). The following table shows the calculation of the 2017 annual cash incentive award earned by Mr. Smidler, together with the resulting percentage of base salary such award represents:

Named Executive Officer	2017 Base Salary	Target Award %	Annual Incentive Award Perf. Factor	2017 Cash Incentive Award	Incentive Award Expressed as a Percentage of Base Salary
Steven J. Smidler	$385,230	65%	71.3%	$178,535	46.3%

Please see "Post-Termination Payments and Benefits - Employment Agreements - Termination by the Company without Cause or by the Executive for Good Reason" below for details regarding treatment of Mr. Smidler's annual cash incentive award under Mr. Smidler's employment agreement.

The 2017 annual cash incentive award for Mr. Lariviere was calculated using a pro rated formula between Mr. Lariviere's target opportunity of 40% prior to his appointment as of the President of Distribution Segment and his current target opportunity of 65%.
Long-Term Incentive Awards
The Committee uses cash- and equity-based awards under the long-term incentive features of the Company's stock incentive plans ("LTIP Awards") in order to focus executive officers on long-term performance. LTIP Awards generally are based on the Company’s actual performance during a three-year performance period, as compared to performance measures established at the beginning of the performance period. The award payout for a completed performance period is determined by comparing the Company’s actual financial performance for the three-year period with the performance of the Russell 2000 Index for the same period. Award payouts for completed performance periods generally are made in cash unless a participant has not yet achieved his or her required stock ownership level under the Company’s stock ownership guidelines, in which case the Committee may elect to pay up to one-third of the amount earned in shares of Company stock. In the discretion of the Committee, up to the entire amount of the amount earned may be paid in shares of Company stock to the extent requested by a participant. Assuming a participant has achieved his or her required stock ownership level under the Company's stock ownership guidelines, LTIP Award payouts generally are made in cash in order to provide additional liquidity to participants without the need to sell Company securities. All LTIP Awards granted prior to 2018 were granted with the intention of being deductible as "performance-based compensation" under Section 162(m) of the Code, and, in accordance with the applicable provisions of Section 162(m), the Committee retained the ability to utilize negative discretion to eliminate or decrease the amount payable to a participant with respect to any award.
2017 LTIP Awards. In 2017, the Committee granted cash-based LTIP awards for the 2017-2019 performance period to each of our Named Executive Officers. The target award opportunities for the Named Executive Officers for the 2017-2019 LTIP performance period are as follows:

TARGET LTIP AWARDS FOR THE 2017-2019 PERFORMANCE CYCYLE
		Annual LTIP Awards
Named Executive Officer(1)	2017 Base Salary(2)	Cash Award Opportunity as a % of Base Salary	Award Value at Target(3)
Neal J. Keating	$984,000	300%	$2,952,000
Robert D. Starr	$453,200	150%	$679,800
Shawn G. Lisle	$360,500	105%	$378,525
Gregory T. Troy	$344,020	90%	$309,618
Gregory L. Steiner	$466,375	160%	$746,200
Steven J. Smidler	$374,920	150%	$562,380
________________

(1)	Mr. Lariviere was not an executive officer of the Company when these LTIP Awards were granted and did not receive such an award, so he is not included in the table.

(2)	Reflects base salary as of the date of grant.

(3)	Reflects estimated value of LTIP awards at 100% of target.
The Committee used the following performance measures and weightings for the LTIP awards set forth above, as compared against the benchmarks indicated, based on its determination of their importance as indicators of the Company’s long-term success:

Performance Factor	Benchmark	Weighting
Three-year average return on investment	Three-year average return on investment for the Russell 2000 index companies	33%
Average annual compound growth in earnings per share	Three-year average annual compound growth in earnings per share for the Russell 2000 index companies	33%
Three-year average total return to shareholders	Three-year average total return to shareholders for the Russell 2000 index companies	34%
We use the Russell 2000 Index companies for our long-term financial performance benchmarks for the same reason that we use them for our annual cash incentive awards – the Committee believes that these are the kinds of companies against which an investor would likely compare the Company’s performance when considering investment alternatives.
Company performance in the bottom quartile of the Russell 2000 earns no long-term incentive award payment for the performance goal; performance at the 25th percentile results in a long-term incentive award at 25% of target for the performance goal; performance at the median results in a long-term incentive award at 100% of target for the performance goal; and performance in the top quartile, or above, results in a maximum long-term incentive award payment at 200% of the target for the performance goal. Interpolation is used to determine payments for financial performance between the 25th percentile up to the median, and above the median up to the 75th percentile. This performance measurement methodology remains constant through the years although the performance of the Russell 2000 changes annually, thus increasing or decreasing the targets annually.
For purposes of determining the achievement or satisfaction of the performance measures discussed above, the Committee approved the same modifications to the calculation of Company performance that were approved in connection with the grant of the 2017 annual incentive awards. See "Annual Cash Incentive Awards" above. Like the annual incentive awards, the Committee retained the ability to eliminate or reduce the amount of any award that would otherwise be payable as a result of these adjustments or to further adjust any award due to special circumstances as permitted under the 2013 Management Incentive Plan, the plan under which the LTIP awards were granted.
Estimated 2017 LTIP Payouts. The Committee previously granted three-year cash-based LTIP awards to Messrs. Keating, Starr, Lisle, Troy, Steiner and Smidler covering the 2015-2017 performance cycle. The Committee also previously granted a special stock-based LTIP award covering the same performance cycle to Mr. Steiner in order to create an additional financial incentive for him to remain in the employ of the Company until he reaches 62 years of age. Pursuant to Mr. Steiner's Retirement and Transition Agreement dated as of September 21, 2017 (the "Steiner Retirement Agreement"), if the performance criteria for the special stock-based LTIP awards are achieved, he will have a right to any shares earned under the special stock-based LTIP award, without any reduction, as if he had remained employed throughout the entire performance period. Please see "Post-Termination Payments and Benefits - Steiner Retirement Agreement" and "Post-Termination Payments and Benefits - Employment Agreements - Termination by the Company without Cause or by the Executive for Good Reason" below for details regarding treatment of Mr. Steiner's and Mr. Smidler's cash-based LTIP Awards, respectively, under the Steiner Retirement Agreement and the Smidler Employment Agreement.
The P&C Committee will determine the level of achievement of the performance criteria for both the cash-based and the stock-based LTIP awards after a sufficient number of Russell 2000 companies report their earnings for the year ended December 31, 2017. This will not occur until after the date of this proxy statement, so the exact amount of the payouts that will be made in respect of these awards is not currently calculable and is not shown in the Summary Compensation Table. As noted in footnote 3 to the Summary Compensation Table, the Company will prepare and file a Current Report on Form 8-K disclosing the actual payouts in respect of these awards promptly after they are determined and approved by the Committee.
As of January 31, 2018, 2018, approximately 15.0% of the Russell 2000 Index companies had reported earnings for the year ended December 31, 2017, based upon which the following estimated 2017 LTIP payout information has been compiled by management in order to provide shareholders with a sense of the likely payouts. SHAREHOLDERS ARE CAUTIONED, HOWEVER, THAT THE INFORMATION THAT FOLLOWS IS PRELIMINARY IN NATURE, IS SUBJECT TO CHANGE BASED ON THE ACTUAL REPORTED RESULTS OF THE RUSSELL 2000 INDEX COMPANIES, AND HAS NOT BEEN APPROVED BY THE COMMITTEE, WHICH RETAINS THE ABILITY TO UTILIZE NEGATIVE DISCRETION TO DECREASE OR ELIMINATE THE AMOUNT PAYABLE IN RESPECT OF ANY AWARD.
The target award opportunities for our Named Executive Officers for the 2015-2017 LTIP performance cycle are as follows:

TARGET AWARDS FOR 2015-2017 LTIP PERFORMANCE CYCLE
		Annual Cash-Based LTIP Awards		Special Retention Stock-Based LTIP Awards
Named Executive Officer(1)	2015 Base Salary(2)	Target Award Opportunity as a % of Base Salary	Target Award(3)	Target Award Opportunity as a % of Base Salary	Target Award(2)
Neal J. Keating	$931,500	300%	$2,794,500	—	—
Robert D. Starr	$386,000	140%	$540,400	—	—
Shawn G. Lisle	$338,000	105%	$354,900	—	—
Gregory T. Troy	$321,500	90%	$289,350	—	—
Gregory L. Steiner	$437,000	150%	$655,500	10%	$43,700
Steven J. Smidler	$364,000	150%	$546,000	—	—
_______________

(1)	Mr. Lariviere was not an executive officer of the Company when these LTIP Awards were granted and did not receive such an award, so he is not included in the table.

(2)	Reflects base salary as of the date of grant.

(3)	Reflects estimated value of LTIP awards at 100% of target.
The performance measures and weightings for the LTIP awards covering the 2015-2017 performance cycle and the applicable benchmarks against which Company performance is measured are the same as the performance measures and weightings for the LTIP awards covering the 2017-2019 performance cycle discussed above.

The financial measures and target performance factors used in the estimated calculation for the 2015-2017 performance cycle are described in more detail below.
Three-year average return on investment. Our modified three-year average return on total investment was 7.4%, which represents the average for the three-year performance period commencing January 1, 2015, and ending December 31, 2017. The Company defines total investment (capitalization) as total shareholders' equity plus total long-term debt (including current portion). Return on investment is net earnings divided by total investment as follows:

	(In Millions)
	2015	2016	2017
Net Earnings	$69.9	$67.3	$68.4
Total Equity	$552.6	$574.2	$654.2
Total Debt	$233.2	$418.0	$408.1
Total Capitalization	$785.8	$992.2	$1,062.3
Return on investment	8.9%	6.8%	6.4%

Average Annual Compounded Growth in Earnings per Share. Our modified average annual compounded growth in diluted earnings per share represents the average diluted earnings per share growth rate over the three-year performance period, which is calculated as follows:

	2012	2013	2014	3 Year Average	2015	2016	2017	3 Year Average
Modified, Diluted EPS	$1.99	$2.17	$2.37	$2.18	$2.55	$2.47	$2.46	$2.49
Average Compounded Annual Growth = ($2.49 ÷ $2.18)1/3 - 1 = 4.5%.
Three-Year Average Total Return to Shareholders. Return to shareholders combines share price appreciation and dividends reinvested. The total return to shareholders is based on a computation that is obtained from Standard & Poor’s Compustat, an independent research service. The Company’s average total return to shareholders for the performance period from 2015-2017 was 54.2%.
Financial performance below the 1st quartile results in no award payment; performance at the 1st quartile results in an award payment at 25% of target; performance at the median results in an award payment at 100% of target; and performance at the top of, or above, the 3rd quartile results in a maximum award payment at 200% of the target. Interpolation is used to determine payments for financial performance within these quartiles.
LTIP award payouts, if any, are generally made in June of the year following the end of the performance period. This payment date gives the Committee time to collect and analyze the complete performance results of the Russell 2000 companies for the performance period. As explained above, amounts earned for the performance period January 1, 2015 - December 31, 2017 are not yet determinable and are not reflected in the Summary Compensation Table. The Company will disclose actual payments for the performance period when they are made by filing a Current Report on Form 8-K.
The following chart compares the Company’s three-year (2015 - 2017) performance against the Russell 2000 Index companies for the same three-year period based on data available as of January 31, 2018.

KAMAN (2015-2017) VS. 3-YEAR RUSSELL 2000 (2015-2017)

	EPS Growth (1)	ROI (2)	TSR (3)
25th Percentile	(0.8)%	(2.8)%	(15.0)%
50th Percentile	10.0%	3.8%	29.7%
75th Percentile	22.1%	8.0%	72.1%

Kaman	4.5%	7.4%	54.2%
Russell Percentile	37.3%	71.4%	64.4%
_______________
(1)    Average annual compounded growth in earnings per share.
(2)    Three-year average return on investment.
(3)    Three-year average total return to shareholders.

As discussed above, the Summary Compensation Table does not include any amounts that have been accrued as expenses in relation to any of the LTIP awards that are expected to be settled in respect of the three-year performance period ended December 31, 2017 (although the table does reflect the grant date fair value of Mr. Steiner's special stock-based award in the year of grant). We will report the actual amounts earned and paid to our Named Executive Officers in respect of these awards in a Current Report on Form 8-K, which will be filed with the SEC later this year after the Committee has received sufficient 2017 operating results for Russell 2000 companies and certified the extent to which the Company achieved the performance goals established for the awards.
Based on the preliminary data available as of January 31, 2018, discussed above, we have accrued the following amounts in respect of the cash-based LTIP awards: Mr. Keating - $3,783,753, Mr. Starr - $731,702, Mr. Steiner - $887,547, Mr. Smidler - $739,284, Mr. Lisle - $480,535 and Mr. Troy - $391,780. In addition, we have accrued the following additional amounts in respect of the special stock-based LTIP award: Mr. Steiner - 1,496 shares. SINCE ONLY 15.0% OF THE RUSSELL 2000 INDEX COMPANIES HAD REPORTED THEIR RESULTS AS OF JANUARY 31, 2018, THE COMPANY'S RELATIVE PERFORMANCE AGAINST THE RUSSELL 2000 INDEX COMPANIES MAY BE BETTER OR WORSE THAN THE PRELIMINARY DATA DISCUSSED ABOVE. MOREOVER, THE AMOUNTS ACCRUED ASSUME THE EXERCISE OF NEGATIVE DISCRETION TO REDUCE THE CORPORATE PERFORMANCE FACTORS IN SUBSTANTIALLY THE SAME MANNER AND AMOUNT AS WAS APPLIED IN CONNECTION WITH THE FINAL DETERMINATION OF THE ANNUAL INCENTIVE AWARD PAYOUTS. THE COMMITTEE HAS NOT YET ACTED ON THESE MATTERS AND IT RETAINS THE SOLE POWER AND AUTHORITY TO DECIDE WHETHER, AND TO WHAT EXTENT, TO EXERCISE NEGATIVE DISCRETION. THEREFORE, THE ACTUAL PAYOUTS IN RESPECT OF THESE AWARDS AS FINALLY DETERMINED BY THE COMMITTEE MAY BE MORE OR LESS THAN THE AMOUNTS ACCRUED.
Retirement Benefits
The Company sponsors a tax-qualified defined contribution plan (the "401(k) plan"), in which our Named Executive Officers are eligible to participate. Participants generally may elect to contribute from 1% to 50% of their eligible compensation to the 401(k) plan in the form of pre-tax, after-tax or Roth contributions subject to certain limitations imposed by federal law. The Company generally makes employer-matching contributions on a participant's pre-tax and Roth contributions in the amount of $1.00 for each $1.00 that a participant contributes, up to 5% of compensation subject to applicable limits imposed by federal tax law. Participants in the 401(k) plan are always vested in their own contributions. Employer-matching contributions vest when a participant acquires three years of service with the Company.
Our Named Executive Officers are also eligible to participate in our non-qualified Deferred Compensation Plan, which permits pre-tax deferrals of up to 50% of a participant's base salary and up to 100% of his or her annual cash incentive award. In addition, the Company makes supplemental deferred compensation contributions to eligible participants equal to 10% of the amount by which a participant's compensation exceeds the maximum allowable compensation limit for purposes of a tax-qualified plan, which for 2017 was $270,000. The supplemental deferred compensation earned by our Named Executive Officers in 2017 is included in the "All Other Compensation" section of the Summary Compensation Table.
Participant accounts under the Deferred Compensation Plan generally are credited with interest at a rate equal to 120% of the applicable federal long-term rate in effect for the month of October prior to the beginning of the applicable plan year (the "Interest Crediting Rate"). Effective as of July 1, 2016, however, the Deferred Compensation Plan was amended to make available to participants various market-based investment crediting options, including five pre-constructed "model" portfolios, for the deemed investment of up to 50% of their then-existing account balances as of July 11, 2016, and 100% of their own deferral contributions after July 11, 2016. All supplemental deferred compensation contributions made by the Company will continue to be credited with interest based on the annual Interest Crediting Rate in effect from time to time.
A participant must be actively employed on the crediting date (i.e., January 1 following the applicable plan year) to receive matching and supplemental deferred compensation contributions. Deferrals and all Company contributions and earnings are 100% vested. For more information about the Deferred Compensation Plan, please refer to "Non-Qualified Deferred Compensation Plan" below.
Finally, some of our Named Executive Officers have accrued benefits under a tax-qualified defined benefit pension plan and a supplemental employees' retirement plan ("SERP"), both of which are now closed to new participants. The SERP generally provides benefits that the Company was unable to provide under the tax-qualified defined benefit pension plan due to federal tax law limits. See the discussion under the heading "Pension Benefits" for more information about the defined benefit pension plan and the SERP.
Other Benefits
Our Named Executive Officers are eligible to participate in the benefit plans that are generally available to our employees, which include health, dental, life insurance, vision and disability plans. The Company provides relatively few perquisites, consisting primarily of a vehicle allowance, an annual physical examination, executive life insurance, employer matching contributions under our 401(k) plan and supplemental employer contributions under our Deferred Compensation Plan. In addition, the Company owns and operates a corporate jet for use by management for business purposes, which infrequently is made available to our Named Executive Officers for limited non-business use. Use of the corporate aircraft for non-business use is subject to availability and approval by our Chief Executive Officer. The aggregate incremental cost of a non-business trip would be reflected on the requesting executive's W-2 earnings statement for the year and such amount would be included in the "All Other Compensation" column of the Summary Compensation Table set forth above, although none of our Named Executive Officers utilized the corporate jet for non-business use during 2017. In addition, spouses and guests of executives infrequently ride along when the corporate aircraft is already going to a specific destination for a business purpose. This use involves little or no incremental cost to the Company. Where required by law, income is imputed to our Named Executive Officers, and all such amounts, if any, are included in the "All Other Compensation" column of the Summary Compensation Table.
Employment and Change in Control Arrangements
The Company currently has employment agreements with Messrs. Keating and Starr. Mr. Steiner had an employment agreement with the Company, which was superseded, except as provided therein, by the Steiner Retirement Agreement, pursuant to which his retirement from the Company became effective as of January 2, 2018. Mr. Smidler had an employment agreement with the Company which terminated, subject to the survival of certain provisions in accordance with its terms, upon termination of his employment with the Company on January 2, 2018. Messrs. Lisle, Lariviere and Troy currently do not have employment agreements. The Company currently has change in control agreements with each of our Named Executive Officers other than Messrs. Steiner and Smidler. The terms and conditions of the agreements are described in more detail below. Please see "Post-Termination Payments and Benefits."
The Committee approved the employment agreements in order to encourage the executives to remain with the Company, discourage competitors from attempting to hire those executives and protect the Company in the event that an executive departs by strictly prohibiting the disclosure of confidential information, limiting the executive’s ability to compete with the Company after employment termination, requiring the signing of a release agreement before the payment of severance benefits and imposing reasonable post-employment cooperation obligations. The Committee believes that the change in control agreements serve the interests of our Company and its shareholders by ensuring that, if a hostile or friendly change of control is ever under consideration, our executives will be able to advise our Board of Directors about the potential transaction in the best interests of shareholders, without being unduly influenced by personal considerations.
The employment agreements and change in control agreements with Mr. Keating and with Mr. Starr provide the Company with a right to "claw back" compensation paid or received, or to be paid or received, by these officers relating to Incentive Compensation (as defined in the agreements) paid or awarded to the executives where there is a Mandatory Restatement (as defined in the agreements) of the Company’s financial statements that arises directly from the fraudulent or knowing, intentional misconduct of the officer. The Committee intends to establish a claw-back policy for all executive officers after the SEC issues final rules and the NYSE issues listing conditions for the recovery of incentive compensation as required under the Dodd-Frank Act.
Stock Ownership Guidelines
Since 2006, the Board has maintained stock ownership guidelines for both non-employee directors and corporate management. The Board believes that directors and senior management should have a significant equity position in the Company and that these guidelines further the Board’s interest in encouraging a longer-term focus in managing the Company. See "Information about the Board of Directors and Corporate Governance - Other Information about the Board’s Structure and Composition - Stock Ownership Guidelines" for further information regarding the stock ownership guidelines for non-employee directors.
The stock ownership guidelines for senior management require all covered executives to retain shares having a value equal to one-half of the net after-tax value of any equity award granted under the Company's equity-based compensation plans, until they achieve and continue to maintain the following stock ownership levels:

Position with the Company	Salary Multiple
President and CEO	3X
Participants in the LTIP	2X
All Other Corporate Vice Presidents and Designated Senior Executives	1X
The Committee reviews the stock ownership levels of executives subject to these guidelines on a quarterly basis, and the Corporate Governance Committee reviews the stock ownership levels of all non-employee directors.

When considering whether the guidelines have been achieved at any particular point in time, the value of a share of Company stock is the highest of (i) the closing price of a share of Company stock on the NYSE on the most recent trading day preceding the date of determination; (ii) the highest closing price of a share of Company stock on the NYSE on the last trading day of each of the last five years; or (iii) $39.54, which was the closing price of a share of Company stock on the NYSE on February 13, 2015, the trading day immediately preceding the date on which the Board amended and restated the guidelines.
For purposes of determining compliance with the guidelines, shares owned directly by a covered person or by his or her spouse or minor children, shares held in trust for the benefit of the covered person or for the benefit of his or her spouse or minor children, and unvested time-based restricted share awards and restricted stock units are included in the calculation of shares owned, but unvested performance share awards and unexercised stock options are excluded.
Each person subject to the guidelines is expected to use good faith efforts to attain the applicable stock ownership amount within a reasonable period of time after becoming subject to the guidelines or becoming subject to a higher ownership multiple, and is expected to continuously own a sufficient number of shares to meet the applicable stock ownership amount once it has been attained. Until the applicable stock ownership amount has been achieved, and thereafter whenever the applicable stock ownership amount has not been met, each person subject to the guidelines is expected to retain at least 50% of the shares of Company stock acquired upon grant, exercise or vesting of equity awards (including long-term performance awards payable in shares) granted under any equity compensation plan or program maintained by the Company, net of any shares surrendered to pay taxes and/or exercise prices. All shares of Company stock acquired upon the vesting of any long-term performance awards payable in cash will be expected to be retained until the applicable stock ownership amount has been attained.
As of December 31, 2017, each Named Executive Officer had achieved his targeted stock ownership amount, and several NEOs, including Mr. Keating, own Company stock well in excess of the prescribed amounts. Each non-employee director had also achieved his or her targeted stock ownership amount as of such date.
For more information about the stock holdings of our directors and Named Executive Officers, please see "Stock Ownership of Directors and Executive Officers" above.
Risk Assessment of Compensation Practices
During 2017, management, including the Company’s Internal Audit Department, reviewed existing incentive compensation programs in which executives who are not Named Executive Officers participate in order to confirm that such programs do not create risks that are reasonably likely to have a material adverse effect on the Company. Incentive compensation programs exist at our corporate headquarters and at both the Aerospace and Distribution segments and no particular business carries a significant portion of the Company’s overall risk profile. Stock incentive awards are also available under the Company’s incentive compensation plans for executives recommended by senior management at each business segment and at our corporate headquarters. These awards are determined based upon parameters developed by the P&C Committee’s independent compensation consultant and all awards are reviewed and approved by the P&C Committee. The cash incentive compensation program for corporate executives is subject to performance parameters and dollar limitations with supervisor recommendations reviewed and approved by the Chief Executive Officer, the Chief Financial Officer and the Chief Human Resources Officer. Cash incentive programs at the Aerospace segment tend to be discretionary in nature with review and approval of all recommendations by the division senior management as well as the Aerospace segment President. Cash incentive programs at the Distribution segment tend to be based upon degree of attainment of specific financial performance goals which, overall, are developed on a basis consistent with the segment’s longer-term financial goals. These programs are subject to review by the Company's Chief Human Resources Officer and the applicable segment's Vice President of Human Resources and segment President. On the basis of this review, management has concluded that the Company’s existing incentive programs applicable to non-named executive officers do not create risks that are reasonably likely to have a material adverse effect on the Company.
Short Sales, Hedging and Pledging
The Company’s Insider Trading Policy expressly prohibits directors, executive officers and other designated employees from engaging in short-term or speculative transactions in Company securities, including, among others, (i) short sales of Company securities; (ii) publicly traded options, puts, calls or other similar derivative securities; (iii) hedging or similar monetization transactions, such as zero-cost collars and forward sale contracts; and (iv) holding Company securities in a margin account or pledging Company securities as collateral for a loan.
Material Tax and Accounting Implications
Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation paid in excess of $1 million for any fiscal year to certain specified covered employees. Under the rules in effect before 2018, compensation that qualified as “performance-based” under Section 162(m) was deductible without regard to this $1 million limit. The recent Tax Cuts and Jobs Act generally eliminated the performance-based compensation exception under Section 162(m), effective January 1, 2018, subject to a special rule that “grandfathers” certain awards and arrangements that were in effect on or before November 2, 2017. To date, the IRS has not issued guidance interpreting the Tax Cuts and Jobs Act. While the Committee intended that short and long-term cash incentive awards granted to our NEOs under the 2013 Management Incentive Plan on or prior to November 2, 2017 be deductible as "performance-based compensation," it cannot assure that result. The Committee has taken the potential impact of the Tax Cuts and Jobs Act into consideration when approving payout amounts for performance periods ending on December 31, 2017.
For purposes of the annual cash incentive awards for fiscal 2017 and the 2017-2019 LTIP Awards, no amounts are payable to the recipients unless the Company attains positive Adjusted Consolidated EBITDA in any fiscal year within the applicable Performance Cycle (the "Performance Goal"). Achievement of the Performance Goal triggers eligibility to receive up to the maximum amount available to be paid to each NEO thereunder, which amount is based on a percentage of base salary, subject to the Committee's ability to use negative discretion and determine the actual payment amount. For fiscal 2017, the Performance Goal was met and, the actual amount of the annual cash incentive awards for fiscal 2017 payable to each NEO was determined by the Committee using the formula and criteria described above under the subheading "Annual Cash Incentive Awards." Actual payments in respect of the 2017-2019 LTIP Awards will be determined by the Committee after the performance cycle is completed in accordance with the formula and criteria described above under the subheading "Long-Term Incentive Awards—2017 LTIP Awards." For purposes of the annual cash incentive awards for fiscal 2017 and the 2017-2019 LTIP Awards, "Adjusted Consolidated EBITDA" means, for a fiscal year during the Performance Cycle, the Company’s earnings before income taxes, depreciation and amortization on a consolidated basis as determined under generally accepted accounting principles (“GAAP”) excluding: (i) the effect of changes in GAAP after February 17, 2017 that adversely affect the Company’s reporting results and (ii) to the extent reported in the Company’s financial statements and notes thereto or disclosed in the Management’s Discussion & Analysis of Financial Condition and Results of Operation section of the Annual Report on Form 10-K for such year: (A) costs and expenses incurred due to acquisitions and divestitures, including spin-offs, (B) losses associated with the operation or sale of discontinued operations, and (C) costs and expenses incurred due to reorganizations, restructurings (as determined in accordance with ASC 420 or ASC Topic 712) and any item of an unusual nature or of a type that indicates infrequency of occurrence, or both, determined in accordance with Financial Accounting Standards Board’s guidance.
Context of This Discussion
To the extent that the foregoing discussion contained future individual or Company performance targets and goals, they were disclosed solely to facilitate a better understanding of the Company’s executive compensation program. Such performance targets and goals should not be deemed to be statements of management's expectations or estimates of results or other guidance. We strongly encourage investors not to apply these statements in other contexts.
Personnel & Compensation Committee Report
The Personnel & Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis with management and concurs with its contents. Based on this review and discussion, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement on Schedule 14A and incorporated in its annual report on Form 10-K for the year ended December 31, 2017.

Personnel & Compensation Committee:

Richard J. Swift, Chair
Brian E. Barents
E. Reeves Callaway III
George E. Minnich
Jennifer M. Pollino

This report shall not be deemed to be incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such statutes, except to the extent that the Company specifically incorporates the report by reference therein.

SUMMARY COMPENSATION TABLE
The table, footnotes and narrative below describe the aggregate compensation earned by each of our Named Executive Officers for our 2017, 2016 and 2015 fiscal years. For information on the role of each component of our executive compensation program, please see the discussion within the "Compensation Discussion and Analysis" section of this proxy statement.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
Neal J. Keating Chairman, President & Chief Executive Officer	2017	$992,000	—	—	—	$1,207,500	$245,909	$238,232	$2,683,641
	2016	$972,000	—	—	—	$4,395,505	$146,655	$229,421	$5,743,581
	2015	$945,750	—	—	—	$4,017,197	$188,659	$261,318	$5,412,924
Robert D. Starr Executive Vice President and Chief Financial Officer	2017	$462,100	—	—	—	$352,073	$35,041	$96,472	$945,686
	2016	$446,600	—	—	—	$1,000,481	$17,667	$91,783	$1,556,531
	2015	$413,000	—	—	—	$995,750	$15,128	$96,290	$1,520,168
Shawn G. Lisle Senior Vice President and General Counsel	2017	$375,250	—	—	—	$246,675	—	$67,423	$689,348
	2016	$355,250	—	—	—	$594,545	—	$68,138	$1,017,933
	2015	$344,000	—	—	—	$520,497	—	$73,574	$938,071
Alphonse J. Lariviere, Jr.(6) Executive Vice President, Kaman Corporation and President, Kaman Industrial Technologies Corporation	2017	$304,820	—	$78,454	$77,649	$103,312	$58,033	$55,602	$677,870

Gregory T. Troy(6) Senior Vice President - Human Resources & Chief Human Resources Officer	2017	$349,760	—	—	—	$224,854	$10,281	$64,212	$649,107

Gregory L. Steiner(7) Former Executive Vice President and President, Kaman Aerospace Group	2017	$466,375	—	—	—	$254,338	$123,077	$2,432,234	$3,276,024
	2016	$460,688	—	$51,512	—	$1,001,392	$47,692	$96,791	$1,658,075
	2015	$446,000	—	$49,524	—	$1,086,650	$68,976	$90,649	$1,741,799
Steven J. Smidler(8) Former Executive Vice President and President, Kaman Industrial Technologies Corporation	2017	$380,075	—	—	—	$178,535	—	$1,227,189	$1,785,799
	2016	$369,460	—	—	—	$800,778	—	$62,562	$1,232,800
	2015	$364,000	—	—	—	$729,727	—	$68,954	$1,162,681

(1)
Amounts shown in the Stock Awards column reflect the aggregate grant date fair value of restricted stock granted to our Named Executive Officers in accordance with FASB Accounting Standards Codification Topic 718 ("ASC 718"). Amounts shown for Mr. Steiner also include the grant date fair value of LTIP awards payable in shares of Common Stock. For a discussion of valuation assumptions, see Note 17 in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

(2)
Amounts shown in the Option Awards column reflect the aggregate grant date fair value of stock options granted to our Named Executive Officers in accordance with ASC 718. For a discussion of valuation assumptions, see Note 17 in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

(3)
Amounts for 2017 represent annual cash incentive awards earned by the Named Executive Officers under our annual cash incentive plans, which are discussed in the Compensation Discussion and Analysis, but do not reflect amounts that cannot yet be determined but which may become due under outstanding LTIP awards for the 2015–2017 Performance Cycle. The Company will prepare and file a Current Report on Form 8-K disclosing the actual payouts in respect of these awards promptly after they are determined and approved by the Committee in June 2018. Amounts shown for 2016 have been adjusted to reflect the LTIP payouts approved in June 2017 in respect of LTIP awards for performance cycles ended December 31, 2016. Similarly, amounts shown for 2015 have been adjusted to reflect the LTIP payouts approved in June 2016 in respect of LTIP awards for performance cycles ended December 31, 2015. Our LTIP award program is discussed in more detail in the Compensation Discussion and Analysis.

(4)
Represents, to the extent applicable, the aggregate of (i) the total change in the present value of accrued benefits under our defined benefit pension plan and SERP, if applicable, from year to year, and (ii) above market or preferential earnings credited under the Company's non-qualified Deferred Compensation Plan. Messrs. Smidler, Lisle and Troy joined the Company after our pension plan and SERP were closed to new participants, so they are not entitled to any pension benefits under these plans. Mr. Lariviere was appointed to his role after the SERP was closed, so he is not entitled to any SERP benefits. Messrs. Keating and Troy were credited with above market or preferential earnings under the Deferred Compensation Plan for 2017, in the amount of $415 and $10,281, respectively. None of the NEO's were credited with above market or preferential earnings under the Deferred Compensation Plan for years 2016 and 2015. All of these plans are discussed in more detail in the Compensation Discussion and Analysis.

(5)
The amounts included in this column consist of the following: Participation in our life insurance program for senior executives, employer matching contributions under our 401(k) Plan, supplemental employer contributions earned under our Deferred Compensation Plan, dividends on restricted stock awards, and perquisites consisting of payments for annual physical examinations, a vehicle allowance and personal use of corporate aircraft. The 2017 figures include supplemental deferred compensation earned for Messrs. Keating, Starr, Steiner, Smidler, Lisle, Lariviere and Troy of $165,498, $45,811, $31,157, $16,515, $28,429, $9,176 and $25,062, respectively. The 2017 figures also include a vehicle allowance of $33,420 for Mr. Keating, $26,460 for Messrs. Starr, Steiner and Smidler, $20,448 for Messrs. Lisle and Troy, and $17,908 for Mr. Lariviere; and $13,500 to each Named Executive Officer for the Company 401(k) match. Infrequently, spouses and guests of Named Executive Officers ride along on Company aircraft when the aircraft is already going to a specific destination for a business purpose. This use involves little or no incremental cost to the Company. Where required by law, income was imputed to the Named Executive Officer for income tax purposes for the items described in this footnote and all such amounts are included in the table. The 2017 amounts for Messrs. Steiner and Smidler include severance paid in cash, acceleration of restricted stock units and LTIP payable in stock, for Mr. Steiner, accrued life insurance premiums for life, for Mr. Steiner, and 24 months for Mr. Smidler and accrued health cost premiums for 24 months. The combined total separation costs are $2,346,942 for Mr. Steiner and $1,161,267 for Mr. Smidler. Also see the Post-Termination Benefits Table in the Post-Termination Payments and Benefits section of this proxy statement for more details about these benefits and other benefits that will become payable to each executive.

(6)	Messrs. Lariviere and Troy became Named Executive Officers in our 2017 fiscal year. Compensation information for 2015 and 2016 has been omitted pursuant to applicable SEC rules and regulations.

(7)	Ceased serving as Executive Vice President and President, Kaman Aerospace Group, Inc. as of October 1, 2017, and retired from the Company effective as of January 2, 2018.

(8)	Ceased serving as Executive Vice President and President, Kaman Industrial Technologies Corporation as of November 9, 2017, and employment with the Company terminated effective as of January 2, 2018.
Employment and Change in Control Agreements
We currently have employment agreements with Messrs. Keating and Starr. Mr. Steiner had an employment agreement with the Company, which was superseded, except as provided therein, by the Steiner Retirement Agreement, pursuant to which his retirement from the Company became effective as of January 2, 2018. Mr. Smidler had an employment agreement (the "Smidler Employment Agreement") with the Company which terminated, subject to the survival of certain provisions in accordance with its terms, upon termination of his employment with the Company on January 2, 2018. Messrs. Lisle, Lariviere and Troy currently do not have employment agreements. We currently have change in control agreements with each of our Named Executive Officers, other than Messrs. Steiner and Smidler, the terms of which are summarized below under the caption, "Post-Termination Payments and Benefits."
The employment agreements generally renew each year for additional one-year renewal periods unless, at least ninety days before the end of the then-current term, the Company or the executive notifies the other that the agreement in question shall terminate upon its scheduled expiration date. The elements of compensation and benefits that are reflected in the Summary Compensation Table were provided according to the terms of the employment agreements and the compensation and benefit plans in place during 2017; however, the Company reserves the right to change the terms and conditions of its compensation and benefit plans. These agreements further provide for participation in our employee benefit programs generally applicable to our senior executives, except that Mr. Keating is entitled to continued premium payments for his lifetime under our Senior Executive Life Insurance Program. The estimated post-termination compensation payable to our Named Executive Officers under these agreements is described in detail below under the caption, "Post-Termination Payments and Benefits."
Steiner Retirement Agreement
Under the Steiner Retirement Agreement, Mr. Steiner ceased to be President of the Aerospace segment as of October 1, 2017 and agreed, to ensure an orderly transition, to remain employed with the Company until January 2, 2018. Under the Steiner Retirement Agreement, in return for Mr. Steiner's release and assistance during the transition period and in lieu of any payments which would have been due under Mr. Steiner's employment agreement, the Company agreed to make certain payments and provide certain benefits as described in detail below under the caption, "Post-Termination Payments and Benefits—Steiner Retirement Agreement." Certain of the payments and benefits described therein were accrued during 2017 and are reflected in the "All Other Compensation" column of the Summary Compensation Table.
Smidler Employment Agreement
Mr. Smidler ceased to be President of the Distribution segment as of November 9, 2017 and remained employed with the Company until January 2, 2018. Under the Smidler Employment Agreement, the Company is or was required to make certain payments and provide certain benefits as described in detail below under the caption, "Post-Termination Payments and Benefits—Employment Agreements—Termination by the Company without Cause or by the Executive for Good Reason." Certain of the payments and benefits described therein were accrued during 2017 and are reflected in the "All Other Compensation" column of the Summary Compensation Table.

Grants of Plan-Based Awards in 2017 Fiscal Year
The following grants were made during the 2017 fiscal year to our Named Executive Officers pursuant to the Company’s 2013 Management Incentive Plan.
GRANTS OF PLAN-BASED AWARDS TABLE

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)		Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)
Neal J. Keating	2/17/2017(1)	—	$1,050,000	$2,100,000	—		—		—		—		—		—		—
	2/17/2017(2)	—	$2,952,000	$5,904,000	—		—		—		—		—		—		—
Robert D. Starr	2/17/2017(1)	—	$306,150	$612,300	—		—		—		—		—		—		—
	2/17/2017(2)	—	$679,800	$1,359,600	—		—		—		—		—		—		—
Shawn G. Lisle	2/17/2017(1)	—	$214,500	$429,000	—		—		—		—		—		—		—
	2/17/2017(2)	—	$378,525	$757,050	—		—		—		—		—		—		—
Alphonse J. Lariviere, Jr.	2/17/2017(1)	—	$138,857	$277,714	—		—		—		—		—		—		—
	2/17/2017(3)	—	—	—	—		—		—		1,515	—	—		—		$51.97
	2/17/2017(4)	—	—	—	—		—		—		—		9,020		$51.97		—
Gregory T. Troy	2/17/2017(1)		$195,525	$391,050	—	—	—	—	—	—	—	—	—	—	—	—	—
	2/17/2017(2)		$309,618	$619,236	—	—	—	—	—	—	—	—	—	—	—	—	—
Gregory L. Steiner	2/17/2017(1)	—	$303,144	$606,288	—		—		—		—		—		—		—
	2/17/2017(2)	—	$746,200	$1,492,400	—		—		—		—		—		—		—
Steven J. Smidler	2/17/2017(1)	—	$250,400	$500,800	—		—		—		—		—		—		—
	2/17/2017(2)	—	$562,380	$1,124,760	—		—		—		—		—		—		—

(1)
Represents an annual cash incentive award granted under the 2013 Management Incentive Plan, except in the case of Mr. Lariviere, in respect of 2017 performance. Satisfaction or achievement of the underlying performance criteria, and the resulting award payouts, were determined in February 2018. Mr. Lariviere's incentive award was granted under the Company's Cash Bonus Plan (the "Cash Bonus Plan") prior to his appointment as President of the Distribution Segment, similar to other officers who do not participate under the 2013 Management Incentive Plan. Mr. Lariviere's amount reflects a pro-rated amount between his target opportunity prior to his appointment as President of the Distribution segment and his target opportunity after such appointment. The maximum value of any annual cash incentive award granted under the 2013 Management Incentive Plan may not exceed $3,000,000.

(2)
Represents a cash-based long-term incentive award granted under the 2013 Management Incentive Plan for the 2017-2019 performance cycle. The maximum value of any long-term cash incentive award granted under the 2013 Management Incentive Plan may not exceed $8,000,000. Mr. Lariviere was not a participant in the long-term cash-based incentive award granted under the 2013 Management Incentive Plan because the grants were made prior to his appointment as President of the Distribution segment.

(3)
Represents a restricted stock award under the 2013 Management Incentive Plan, for which restrictions lapse at a rate of 20% per year, beginning March 1 of the year following the grant date. Dividends are paid on the stock at the same rate that is paid to other shareholders. The stock is counted toward the named executive officers' compliance with stock ownership guidelines.

(4)
Represents stock option award under the 2013 Management Incentive Plan, for which restrictions lapse at a rate of 20% per year, beginning March 1 of the year following the grant date. Stock options grants are made with a per share exercise price equal to 100% of the stock's fair value as defined in the 2013 Management Incentive Plan on the grant date. Unvested stock options are not counted toward compliance with the Company's stock ownership guidelines.

Outstanding Equity Awards at 2017 Fiscal Year-End
The following table lists the outstanding stock options and stock awards at December 31, 2017, for each of our Named Executive Officers.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(2) ($)
Neal J. Keating	—	—	—	—	—		—	—		—
Robert D. Starr	6,310	—	$26.07	2/22/2020	—		—	—		—
	5,260	—	$31.78	2/21/2021	—		—	—		—
	5,220	—	$33.59	2/20/2022	—		—	—		—
	4,108	1,027	$36.29	2/18/2023	352	(4)(9)	$20,712	—		—
	9,282	6,188	$39.22	2/19/2024	1,856	(6)(9)	$109,207	—		—
Shawn G. Lisle	2,796	824	$36.29	2/18/2023	283	(4)(9)	$16,652	—		—
Alphonse J. Lariviere, Jr.	—	1,100	$36.29	2/18/2023	377	(4)(9)	$22,183	—		—
	—	2,264	$39.22	2/19/2024	680	(5)(9)	$40,011	—		—
	—	4,302	$39.54	2/17/2025	1,011	(6)(9)	$59,487	—		—
	1,751	7,004	$42.86	2/23/2026	1,416	(7)(9)	$83,317	—		—
	—	9,020	$51.97	2/17/2027	1,515	(8)(9)	$89,143	—		—
Gregory T. Troy	—	—	—	—	—		—	—		—
Gregory L. Steiner	12,000	—	$21.60	7/7/2018	—		—	—		—
	8,010	—	$16.35	2/23/2019	—		—	—		—
	18,490	—	$26.07	2/22/2020	—		—	—		—
	—	—	—	—	—		—	1,506	(3)	$88,613
	—	—	—	—	—		—	1,105	(3)	$65,018
	—	—	—	—	—		—	1,060	(3)	$62,370
Steven J. Smidler	15,820	—	$31.78	4/2/2018	—		—	—		—

(1)
Unless otherwise stated, options vest at the rate of 20% per year, beginning March 1 of the year following the grant date and have a term of 10 years. Vesting of these awards may be accelerated upon death, disability, retirement or upon termination of employment following a change in control event, or in other termination of employment circumstances in accordance with the employment agreements and change in control agreements for each Named Executive Officer and otherwise as provided in the equity plans under which the awards were granted. Please see the Post-Termination Payments and Benefits section.

(2)	Market value is calculated based on the closing price of the Company’s Common Stock on December 29, 2017 (the last business day of the year), which was $58.84.

(3)
Represents a special share-based long-term incentive award granted under the 2013 Management Incentive Plan for the three-year performance period following the date of grant. If earned, the award would be paid in shares of Company stock, rather than in cash, but Mr. Steiner would be entitled to delivery of the shares only when he reaches 62 years of age. As of the date of this proxy statement, achievement of the underlying performance criteria and the actual number of shares to be issued have not been determined with respect to the 2015-2017 performance period grant (1,105 shares) and the 2016-2018 performance period grant (1,060 shares).

(4)	Represents a time-based restricted share award granted on February 18, 2013.

(5)	Represents a time-based restricted share award granted on February 19, 2014.

(6)	Represents a time-based restricted share award granted on February 17, 2015.

(7)	Represents a time-based restricted share award granted on February 23, 2016.

(8)	Represents a time-based restricted share award granted on February 17, 2017.

(9)
Restrictions on all time-based restricted share awards lapse at the rate of 20% per year, beginning March 1 of the year following the grant date. Lapsing of restrictions may be accelerated upon death, disability, retirement or upon termination of employment following a change in control event, or in other termination of employment circumstances in accordance with the employment agreements and change in control agreements for each Named Executive Officer and otherwise as provided in the equity plans under which the awards were granted. Please see the Post-Termination Payments and Benefits section.

Option Exercises and Stock Vested in Fiscal Year 2017
The following table provides information about the value realized by our Named Executive Officers on the exercise of stock options and the lapse of restrictions with respect to restricted stock awards during the 2017 fiscal year.

	Option Awards			Stock Award
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Exercise Date	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting(2) ($)	Vesting Date
Neal J. Keating	—	—	—	15,000	(3)	$834,900	10/13/2017
	—	—	—	8,026		$446,727	10/13/17
Robert D. Starr	—	—	—	378		$19,569	3/1/2017
	—	—	—	352		$18,223	3/1/2017
	—	—	—	928		$48,043	3/1/2017
Shawn G. Lisle	—	—	—	400		$20,708	3/1/2017
	—	—	—	283		$14,651	3/1/2017
	2,500	$36,800	6/1/2017	—		—	—
	500	$6,010	6/1/2017	—		—	—
Alphonse J. Lariviere, Jr.	—	—	—	385		$19,931	3/1/2017
	—	—	—	377		$19,517	3/1/2017
	—	—	—	340		$17,602	3/1/2017
	—	—	—	354		$18,327	3/1/2017
	—	—	—	337		$17,446	3/1/2017
	1,100	$21,679	10/31/2017	—		—	—
	1,064	$23,843	10/31/2017	—		—	—
	3,396	$56,980	10/31/2017	—		—	—
	2,868	$47,203	10/31/2017	—		—	—
Gregory T. Troy	—	—	—	—		—	—
Gregory L. Steiner	8,000	$295,294	12/1/2017	3,000	(4)	$164,100	10/1/17
Steven J. Smidler	—	—	—	—		—	—

(1)
These amounts differ from those shown in the Summary Compensation Table. The amounts shown in the Summary Compensation Table for stock options represent the aggregate grant date fair value of awards made during 2017 in accordance with ASC 718. The amounts identified above represent the value actually received for all options (including previously vested but unexercised options) exercised in 2017 measured as the difference between the fair market value of a share of our Common Stock on the day the option was exercised and the exercise price of the option.

(2)
These amounts differ from those shown in the Summary Compensation Table. The value of restricted stock awards included in the Summary Compensation Table represents the aggregate grant date fair value of awards made during 2017 valued in accordance with ASC 718. The amount shown above for restricted stock awards represents the actual value of the restricted stock awards on the date restrictions lapsed, determined based on the fair market value of a share of our Common Stock on that date.

(3)
Grant of Restricted Stock Units that vested on October 13, 2017, which by their terms will settle on the later of (i) six months and one day following Mr. Keating's separation from service from the Company, or (ii) January 2nd of the year following such separation from service.

(4)	Grant of Restricted Stock Units that vested on October 1, 2017 pursuant to the Steiner Retirement Agreement, which will settle on Mr. Steiner's 62nd birthday.

Pension Benefits
The table below shows the present value of accumulated benefits payable to each of our named executive officers at age 65 and the number of years of service credited to each of them under the Kaman Corporation Employees’ Pension Plan, which we call the "pension plan," and the SERP as of December 31, 2017.

Name	Plan Name	Number of Years of Credited Service(1) (#)	Present Value of Accumulated Benefit(2) ($)	Payments During Last Fiscal Year ($)
Neal J. Keating	Kaman Corporation Employees’ Pension Plan	8.4	$452,920	—
	SERP	8.4	$1,836,501	—
Robert D. Starr(3)	Kaman Corporation Employees’ Pension Plan	6.9	$245,226	—
	SERP	—	—	—
Shawn G. Lisle(4)	Kaman Corporation Employees’ Pension Plan	—	—	—
	SERP	—	—	—
Alphonse J. Lariviere, Jr. (3)	Kaman Corporation Employees’ Pension Plan	11.7	528,038	—
	SERP	—	—	—
Gregory T. Troy(4)	Kaman Corporation Employees’ Pension Plan	—	—	—
	SERP	—	—	—
Gregory L. Steiner	Kaman Corporation Employees’ Pension Plan	7.6	$398,360	—
	SERP	7.6	$412,632	—
Steven J. Smidler(4)	Kaman Corporation Employees’ Pension Plan	—	—	—
	SERP	—	—	—

(1)
The pension plan was closed to new hires during 2010 and years of service credits for those already in the plan ceased to accrue as of December 31, 2015. Thus, the number of years of credited service reflected in the table do not correspond to the number of years that a named participant has been employed by the Company.

(2)
Represents the present value of accrued benefits under our pension plan and SERP based upon the following assumptions: (a) for the pension plan, that each executive is employed until retirement and his benefits commence at the earlier of normal retirement age (generally, age 65) or the earliest age at which an unreduced pension could be received (e.g., age 63 with 30 years of service) and (b) for the SERP, the change to interest rate methodology required under the Pension Protection Act of 2006 and elimination of pre-retirement mortality assumptions because SERP benefits are payable as a lump sum. Please see Note 13 in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2017, for a description of material assumptions.

(3)	Messrs. Starr and Lariviere do not participate in the SERP because the pension plan was frozen prior to their appointments as executive officers.

(4)	Messrs. Smidler, Lisle and Troy do not participate in the pension plan or the SERP because the pension plans were closed to new hires before they joined the Company.
The pension plan is a tax-qualified plan that provides benefits for full-time U.S. employees hired prior to June 1, 2009, at Kaman Industrial Technologies, and prior to March 1, 2010, at Kaman Corporation and other participating subsidiaries (with the exception of certain acquired companies that have not adopted the pension plan). Employees became participants upon their completion of certain hours of service requirements and became vested in their pension benefits generally upon attaining five years of continuous service, as defined by the pension plan. Normal retirement, as defined by the pension plan, is generally age 65, but employees may retire as early as age 55 with 5 years of service in accordance with pension plan provisions. The annual benefit under the pension plan is generally 60 percent of the average of the highest five years of "Covered Compensation" out of the final ten years of employment through December 31, 2010, less 50 percent of the primary social security benefit, reduced proportionately for years of service less than 30 years. At Kaman Corporation, the parent company, participants who joined the company prior to 2004, have 30 years of service, and have attained age 63, are permitted to retire with a pension benefit unreduced for early retirement. None of the Named Executive Officers is eligible for the unreduced pension. The pension plan limits the amount of pension benefits that may be provided to participants under this formula in accordance with certain limits under federal tax laws. To the extent these limits apply to certain executive officers, the Company provides an additional benefit under the SERP program. Except as provided below, our SERP program generally makes each participant whole for the benefits under the retirement formula described above that could not be provided under the pension plan due to these limits. Only salary and annual bonus amounts are treated as pensionable earnings on and after January 1, 2006. Benefits under the SERP are based on the highest five years of pensionable earnings over the last ten years through December 31, 2010, whether or not consecutive. The SERP has been amended to comply with the requirements of Section 409A of the Code.
The pension plan was closed to new hires on or after March 1, 2010. Existing employees at that time continue to participate in the pension plan subject to the following changes when calculating pension benefits: (i) changes in pay after 2010 are disregarded; (ii) compensation in the highest five years out of the last ten years of service prior to 2011 will be taken into account, whether or not consecutive; and (iii) a participant’s years of service as defined by the pension plan continued to count for accruing benefits under the pension plan through December 31, 2015. Corresponding changes were made to the SERP to assure consistency with the pension plan changes. These changes did not affect individuals who were already retired or had terminated employment and were vested in their pension benefit.
Non-Qualified Deferred Compensation Plan
The following table presents contribution, earnings and balance information under the Company’s Deferred Compensation Plan for our Named Executive Officers for 2017:

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions(4) ($)	Aggregate Balance at Last FYE(5) ($)
Neal J. Keating	$434,596	$168,778	$42,034	—	$1,998,500
Robert D. Starr	$145,621	$44,918	$20,263	—	$948,292
Shawn G. Lisle	—	$27,755	$2,694	—	$117,678
Alphonse J. Lariviere, Jr.	—	$11,143	$1,765	—	$77,083
Gregory T. Troy	$103,319	$25,275	$15,439	—	$271,533
Gregory L. Steiner	—	$48,345	$5,681	—	$248,110
Steven J. Smidler	—	$16,195	$10,367	—	$452,535
_______________

(1)
Represents, as applicable, the elective contribution of a portion of the NEO's base salary (which amount is also included in the "Salary" column of the Summary Compensation Table) and the elective contribution of a portion of the NEO's annual cash incentive award for 2017 (which amount is also included in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table).

(2)
Represents the Company contribution to each NEO's Deferred Compensation Plan account (which amount is also included in the "All Other Compensation" column of the Summary Compensation Table for the year the contribution is made).

(3)
Represents the aggregate earnings on each NEO's Deferred Compensation Plan account balance, which, until July 11, 2016, was fixed at the Interest Crediting Rate (as defined below). Commencing as of July 11, 2016, participants have been afforded the opportunity to tie the investment performance of a portion of their accounts to the investment performance of various market-based investment vehicles approved by the P&C Committee. To the extent that the aggregate earnings of any particular NEO during 2017 exceeded the investment performance that would have been attained had his entire account been credited with interest at the Interest Crediting Rate for 2017, the excess has been reported in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column of the Summary Compensation Table. During 2017, Messrs. Keating and Troy's investment performance exceeded this amount by $415 and $10,281, respectively, which is the amount reported in the Summary Compensation Table.

(4)	Represents the aggregate withdrawals or distributions from the Deferred Compensation Plan to each NEO during 2017.

(5)
Represents the aggregate year-end balances of each NEO under the Deferred Compensation Plan as of the end of 2017. Except for the aggregate earnings on account balances (which were not previously reported in the Summary Compensation Table because they did not exceed the Interest Crediting Rate), the amounts shown in this column were previously reported in the Summary Compensation Table as "Salary," "Non-Equity Incentive Plan Compensation," "Change in Pension Value and Nonqualified Deferred Compensation Earnings" and "All other Compensation," as described above. The aggregate earnings on the deferred compensation account balance of each person listed in the table is as follows: Mr. Keating - $165,913; Mr. Starr - $45,811; Mr. Lisle - $28,429; Mr. Lariviere - $9,176; Mr. Troy - $35,343; Mr. Steiner - $31,157; and Mr. Smidler - $16,515.

The Deferred Compensation Plan is a non-qualified, unfunded plan that provides certain designated executives, including the Company’s Named Executive Officers, the opportunity to defer up to 50% of their base salaries and 100% of their annual cash incentive awards for each calendar year. The plan also provides for the Company to make a supplemental deferred compensation contribution to each participant’s account in an amount equal to 10% of the participant’s eligible earnings that exceed the compensation limit established annually by the Internal Revenue Service.
Until July 11, 2016, the deferred compensation account balances of all participants were credited with interest based on an annual interest rate equal to 120% of the Applicable Federal Long-Term Rate in effect for the month of October immediately preceding the beginning of each applicable plan year (the "Interest Crediting Rate"). For the 2017 plan year, the Interest Crediting Rate was 2.32%. Effective as of July 1, 2016, the plan was amended to make available to participants various market-based investment crediting options, including five pre-constructed "model" portfolios, for the deemed investment of up to 50% of their then-existing account balances as of July 11, 2016 and 100% of their own deferral contributions after July 11, 2016. All supplemental deferred compensation contributions made by the Company will continue to be credited with interest based on the annual Interest Crediting Rate in effect from time-to-time.

Securities Authorized for Issuance under Equity Compensation Plans
The following table provides information as of December 31, 2017, concerning Common Stock issuable under the Company’s equity compensation plans.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:
2003 Stock Incentive Plan	266,990	$30.53	—
2013 Management Incentive Plan	658,395	$44.45	525,310
Employees Stock Purchase Plan	—	—	171,191
Equity compensation plans not approved by security holders	—	—	—
Total	925,385	$40.43	696,501

POST-TERMINATION PAYMENTS AND BENEFITS
The Company has committed to provide additional compensation to certain of our Named Executive Officers in the event of a termination of employment under specified circumstances, including in connection with a change in control of the Company. These commitments and an estimate of the additional compensation that each of our Named Executive Officers (other than Messrs. Steiner and Smidler) would have received if a qualifying termination of employment had occurred on December 31, 2017, are set forth below.
Employment Agreements
We currently have employment agreements with Messrs. Keating and Starr. Other than as noted below, the terms and conditions triggering payments under the employment agreements are substantially similar and entitle the executives to receive the compensation and benefits described below under the circumstances indicated. Mr. Steiner had an employment agreement that was substantially similar to the others, but it was superseded, except as provided therein, by the Steiner Retirement Agreement, pursuant to which his retirement from the Company became effective as of January 2, 2018 and which is described in more detail below. The Smidler Employment Agreement was substantially similar to the others, but it was terminated, subject to the survival of certain provisions in accordance with its terms, upon termination of his employment with the Company on January 2, 2018. Messrs. Lisle, Lariviere and Troy currently do not have employment agreements.
Payment of Accrued Amounts. Regardless of the manner in which the employment of any Named Executive Officer (including a Named Executive Officer not party to an employment agreement and Mr. Steiner under the Steiner Retirement Agreement) terminates, he is entitled to receive amounts previously earned during the term of his employment (which amounts are referred to in this discussion as "Accrued Amounts"). Such Accrued Amounts include, but are not limited to, (i) unpaid base salary through the date of termination and any accrued vacation in accordance with Company policy; (ii) any unpaid bonus or other short-term and long-term incentive compensation (cash or equity) earned with respect to any completed fiscal year; (iii) reimbursement for any unreimbursed expenses incurred through the date of termination; and (iv) all other payments and benefits to which the executive may be entitled under the terms of any applicable compensation arrangement or benefit program of the Company, including any applicable pension, retirement and insurance benefits. For more information about the retirement and other benefits to which the Named Executive Officers are entitled, please refer to the discussion set forth under the captions, "Outstanding Equity Awards at 2017 Fiscal Year-End" and "Retirement Benefits" within the Summary Compensation Table section of this Proxy Statement. See also, "Pension Benefits" and "Non-Qualified Deferred Compensation Plan" within the Compensation Discussion and Analysis section.
Termination by the Company for Cause or by the Executive without Good Reason. In the event that an executive’s employment is terminated by the Company for "Cause" (other than a termination due to death or disability) or by the executive without "Good Reason," the employment agreements generally provide that the executive will be entitled to receive only the Accrued Amounts identified above.

For purposes of the employment agreements, the term "Cause" is defined to mean and include (i) the conviction of, or a plea of guilty or nolo contendere to, a felony or any crime involving moral turpitude, dishonesty, fraud, theft or financial impropriety; or (ii) a determination by a majority of the Board, acting in good faith, that the executive has (A) willfully and continuously failed to substantially perform his duties; (B) engaged in illegal conduct, an act of dishonesty or gross misconduct, in each case which is in the course of the executive’s employment and materially injurious to the Company; (C) willfully violated a material requirement of the Company’s Code of Conduct or the executive’s fiduciary duty to the Company; or (D) in the case of the Chief Executive Officer, violated his covenant to the Company that he is not bound to any agreement that would, among other things, limit his performance with the Company.
For purposes of the employment agreements, the term "Good Reason" is defined to mean any one of the following events, if it occurs without the executive’s consent after providing the Company notice and an opportunity to cure: (i) the removal of the executive from his position with the Company (other than for Cause); (ii) a reduction in the base salary or annual target bonus opportunity of the executive; (iii) a failure to pay the executive’s compensation or benefits in accordance with the terms of the employment agreement; (iv) the relocation of the executive’s principal place of employment by more than 50 miles; (v) the assignment of duties that are materially inconsistent with the executive’s position; or (vi) no longer being a direct report to the Chief Executive Officer of the Company (for executives other than the Chief Executive Officer).
Termination by the Company without Cause or by the Executive for Good Reason. In the event that an executive’s employment is terminated by the Company without Cause (as defined above) or by the executive for Good Reason (as defined above), the employment agreements generally provide that the executive will be entitled to receive the following benefits (in addition to the Accrued Amounts):

•
a pro-rata portion of the executive’s annual bonus for the performance year in which the termination occurs, based upon actual financial performance and payable at the time that annual bonuses are paid to other senior executives of the Company;

•
an immediate lump-sum payment equal to two times the sum of the executive’s then-current base salary and most recent annual bonus paid to, or earned by, the executive, subject to a reduction as set forth in the employment agreements if termination of employment occurs within two years of the executive’s retirement eligibility date;

•
a pro-rata payment in cash for each outstanding LTIP award for which the performance period has not been completed, based upon actual financial performance and payable as and when paid to other participants;

•
continued participation in all medical, dental and vision plans which cover the executive and the executive’s eligible dependents for up to 24 months with the executive continuing to make his share of premium payments, subject to offset due to future employment;

•	full vesting of all outstanding equity awards; and

•
for Mr. Starr, continued payment of life insurance premiums until the earlier of 24 months following employment termination or attainment of age 65 (but in no event later than the executive’s retirement eligibility date) and for Mr. Keating, continued payment of life insurance premiums for the remainder of his life.

Termination Due to Retirement. In the event that an executive retires from the employ of the Company on or after his retirement eligibility date, the employment agreements generally provide that the executive will be entitled to receive the following benefits (in addition to the Accrued Amounts):

•
a pro-rata portion of the executive’s annual bonus for the performance year in which the executive’s retirement occurs, based upon actual financial performance and payable at the time that annual bonuses are paid to other senior executives of the Company;

•
a pro-rata payment in cash of each outstanding LTIP award for which the performance period has not been completed, based upon actual financial performance and payable as and when paid to other participants;

•	full vesting of all outstanding equity awards; and

•	for Mr. Keating, continued payment of life insurance premiums for the remainder of his life provided that he retires at or after age 62.
An executive’s retirement eligibility date generally is the date on which an executive attains age 65 or such other age at or after age 62 as shall be approved by the Committee.
Termination Due to Disability or Death. In the event of the disability or death of an executive, the employment agreements generally provide that the executive (or his estate) will be entitled to receive the following benefits (in addition to the Accrued Amounts):

•
a pro-rata portion of the executive’s annual bonus for the performance year in which the termination occurs based upon target performance, payable at the time that annual bonuses are paid to other senior executives;

•
a pro-rata portion of payment in cash of each outstanding LTIP award for which the performance period has not been completed, based upon actual financial performance and payable as and when paid to other participants;

•	full vesting of all outstanding equity awards; and

•	benefits under the Company’s disability plan or payments under the Company’s life insurance plan, as appropriate.
For purposes of the employment agreements, a "disability" is considered to exist if the executive has been absent from fully performing his responsibilities due to physical or mental illness for a period of six consecutive months.
Change in Control Agreements
We currently have change in control agreements with each of our Named Executive Officers, except Mr. Steiner, who retired from the Company effective as of January 2, 2018, and Mr. Smidler, whose employment with the Company ended on January 2, 2018. Other than as noted below, the terms and conditions triggering payments under these agreements upon the termination of employment of each of our Named Executive Officers in connection with a change in control are substantially similar.
The change in control agreements generally provide that, if an executive’s employment is terminated by the Company without "Cause" (other than due to death or disability) or by the executive for "Good Reason" during the twenty-four month period immediately following a change in control (or during a potential change in control period), the executive will be entitled to receive the following severance benefits:

•
an immediate lump-sum cash payment equal to three times the executive’s base salary, in the case of Mr. Keating, and two times, in the case of the other Named Executive Officers, plus three times, in the case of Mr. Keating, and two times, in the case of the other Named Executive Officers, the executive's target annual bonus in effect immediately preceding the date of termination;

•	a pro-rata portion of the named executive officer’s target annual bonus for the performance year in which the termination occurs;

•
continued participation at the Company’s expense for 24 months in all medical, dental and accidental death and disability plans which cover the executive and the executive’s eligible dependents, subject to offset due to future employment;

•	full vesting of outstanding equity awards (at the target level of performance, where applicable);

•	a pro-rata payment in cash of each outstanding LTIP award for which the performance period has not been completed, based upon the target level of financial performance;

•
benefits under any post-retirement health care plans if the executive would have otherwise become eligible for those benefits by remaining employed through the second anniversary of the employment termination date, commencing on the later of the date that such coverage would have become first available and the date on which the executive’s post-employment participation in our benefit plans, as described above, terminates;

•
prepayment of premiums under any life insurance policy insuring the life of the executive in the case of Mr. Keating , which shall be payable, with interest, on the date that is six months and one business day after the executive’s termination of employment and, in the case of the other named executive officers, continued payment of remaining life insurance premium payments for which the Company shall establish an irrevocable grantor trust holding assets sufficient to pay such premiums; and

•
reimbursement for up to $30,000 (in the aggregate) for outplacement services until the earlier of the first anniversary of the date of termination or the first day of the executive’s employment with a new employer.

For purposes of the change in control agreements, a "change in control" is deemed to have occurred if: (i) a person unaffiliated with the Company acquires control of more than thirty-five percent of our voting securities; (ii) there is a change in more than fifty percent of our Directors over two consecutive years which is not Board-approved; (iii) a merger is effectuated with an unrelated entity that results in our shareholders owning fifty percent or less of the voting securities of the merged entity (or its parent company); or (iv) there is a sale of substantially all of the Company’s assets to an unrelated third party or shareholder approval of a plan of complete liquidation or dissolution of the Company. A change in control does not include any related party and management buyout transactions.
For purposes of the change in control agreements, "Cause" means that the Named Executive Officer’s employment is terminated due to any one of the following events: (i) the willful and continued failure to substantially perform his duties with the Company after notice from the Company, or (ii) the willful engaging in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise.
For purposes of the change in control agreements, "Good Reason" means the occurrence (without the executive’s express written consent) after any change in control, or during a potential change in control period, of any one of the following acts or failures to act by the Company: (i) the assignment to the executive of any duties that are inconsistent with the executive’s status as an officer of the Company or a substantial diminution in the nature or status of the executive’s responsibilities from those in effect immediately prior to the change in control (or the commencement of the potential change in control period); (ii) a reduction in the executive’s then-current annual base salary; (iii) the relocation of the executive’s principal place of employment by more than 50 miles; (iv) the failure to pay to the executive any portion of his current or deferred compensation, within 30 days of the date such compensation is due; (v) the failure to continue in effect any compensation plan in which the executive participates immediately prior to the change in control (or the commencement of the potential change in control period) which is material to his total compensation without an equitable substitute; (vi) the failure to provide life insurance, health and accident, or disability benefits that are substantially similar to those in which the executive was participating immediately prior to the change in control (or the commencement of the potential change in control period); (vii) the failure to provide the executive with the number of paid vacation days to which he was entitled immediately prior to the change in control (or the commencement of the potential change in control period); (viii) any purported termination of the executive’s employment which is not effectuated in accordance with the employment termination procedures for cause set forth in the change in control agreement, or (ix) the failure of any successor to the Company to expressly assume and agree to perform the agreement in accordance with its terms prior to the effectiveness of any such succession. In no event will the executive have Good Reason to terminate employment under the change in control agreement due solely to a suspension of the executive’s position, job functions, authorities, duties and responsibilities while on paid administrative leave.
Equity Incentive Plans
The Company maintains equity incentive plans providing for the grant of nonqualified stock options, incentive stock options, stock appreciation rights, restricted shares, restricted stock units, performance share awards, other stock-based awards and cash-based awards to employees, non-employee Directors, and consultants in order to promote the long-term success of the Company. These were generally made under the 2003 Stock Incentive Plan (the "2003 Plan") prior to April 18, 2013, and thereafter under the 2013 Management Incentive Plan (the "2013 Plan").
The 2013 Plan provides that, in the event of a "change in control" of the Company (as defined in the 2013 Plan), unless otherwise set forth in an award agreement, the Committee may, but shall not be obligated to, do any one or more of the following, in each case without participant consent: (a) accelerate, vest or cause the restrictions to lapse with respect to, all or any portion of an award, (b) cancel awards for a cash payment equal to their fair value (as determined in the sole discretion of the Committee) which, in the case of options, shall be deemed to be equal to the excess, if any, of the consideration to be paid in connection with the change in control to holders of the same number of shares subject to such options (or, if no consideration is paid in any such transaction, the fair market value of the shares subject to such options) over the aggregate exercise price, (c) provide for the issuance of replacement awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted under the 2013 Plan as determined by the Committee in its sole discretion, (d) terminate options without providing accelerated vesting, or (e) take any other action with respect to the awards the Committee deems appropriate.
The 2003 Plan provides that, unless otherwise set forth in an award agreement, upon the occurrence of a "change in control" (as defined in the 2003 Plan), all long-term performance awards shall be deemed fully vested and fully earned to the extent of 100% of the target value of each such award and shall be paid out in accordance with the terms and provisions of the Plan. The 2003 Plan also provides that, if a participant’s employment is terminated during the 36-month period following a change in control (other than by the Company for cause, by reason of death or disability or by the participant without good reason), then, and only then (i) the vesting periods of any and all incentive stock options, non-statutory stock options and stock appreciation rights granted and outstanding under the Plan shall immediately be accelerated; and (ii) the restrictions and/or conditions applicable to any and all restricted stock awards granted and outstanding under the Plan shall immediately lapse and be of no further force and effect.
Annual Cash Incentive Plans
The 2017 annual cash incentive award opportunities for all Named Executive Officers were made under the 2013 Plan, the change in control provisions of which are discussed above.
Annual cash incentive award opportunities for other officers and senior executives are made under the Cash Bonus Plan, which generally requires a participant to be employed for the full award year in order to be eligible to receive an award under the Plan. However, the Cash Bonus Plan expressly authorizes the Committee, in its sole and absolute discretion, to authorize the payment of a cash bonus award to any individual who has been employed for less than a full award year or to any individual who shall cease to be in the employ of the Company for any reason prior to the end of a particular award year, to the extent that the Committee determines the payment of such an award to be fair and equitable.
Coordination of Benefits
Executives shall not be entitled to receive duplicative severance benefits under the plans and agreements described above. If an executive’s employment with the Company is terminated under circumstances that would result in the payment of severance benefits under the executive’s change in control agreement, the severance benefits payable under the change in control agreement will be paid in lieu of any severance benefits that otherwise would be payable under the executive’s employment agreement. Moreover, the severance benefits specified in the employment and change in control agreements shall be paid in lieu of any similar benefits provided under the 2003 Plan, the 2013 Plan and the Cash Bonus Plan. Finally, an executive is entitled to severance benefits under his employment agreement or change in control agreement only after signing a general release, the form and content of which is specified in the change of control agreements.

Steiner Retirement Agreement
Under the Steiner Retirement Agreement, Mr. Steiner ceased to be President of the Aerospace segment as of October 1, 2017 and agreed, to ensure an orderly transition, to remain employed with the Company until January 2, 2018. Under the Steiner Retirement Agreement, in return for Mr. Steiner's release and assistance during the transition period and in lieu of any payments which would have been due under Mr. Steiner's employment agreement, the Company agreed to (i) pay Mr. Steiner's annual bonus for 2017, based upon actual financial performance and payable at the time that annual bonuses are paid to other senior executives of the Company; (ii) pay in a single lump sum the product of two times the sum of (A) his base salary in effect as of the date of the Steiner Retirement Agreement and (B) the amount of the annual bonus described in clause (i) above; (iii) a pro rata payment in cash for each outstanding cash-based LTIP award for which the performance period had not yet been completed as of his retirement date, based upon actual financial performance and payable as and when paid to other participants; (iv) pay Mr. Steiner's outstanding LTIP awards payable in shares in accordance with their terms and the terms of the 2013 Management Incentive Plan, without any reduction, as if he had remained employed with the Company throughout the entire performance period; (v) accelerate to October 1, 2017 the vesting of the special retention award of 3,000 restricted stock units granted to him by the Committee on June 3, 2014, to be settled as soon as reasonable practicable after the date of his 62nd birthday; (vi) permit the exercise of any unexercised portions of his vested non-statutory stock options granted under the 2003 Stock Incentive Plan for the remainder of the term of such options as if he had remained continuously employed with the Company; (vii) entitle him to continued participation in all medical, dental and vision plans which covered him and his eligible dependents for up to 24 months, with Mr. Steiner continuing to make his share of premium payments, subject to offset due to future employment; and (viii) deem him to have reached age 62 under the Kaman Corporation Employees’ Pension Plan (or its successor) for the sole purpose of qualifying for Company-paid life insurance premium payments for the remainder of his life (or, if earlier, when the life insurance policy with a death benefit of $1,000,000 becomes fully paid up, as reasonably determined by the Company) under the terms of the Senior Executive Life Insurance Program and as set forth in Section 6(f) of his employment agreement.
Assumptions Relating to Post-Termination Benefit Table
The Post-Termination Benefit Table set forth below summarizes, in tabular format, the estimated compensation that each of our current Named Executive Officers would have received if a qualifying termination of employment were to have occurred on December 31, 2017, under the circumstances indicated. As discussed above, Mr. Steiner retired from the Company effective as of January 2, 2018, so the amounts for Mr. Steiner set forth in the table represent the estimated amounts that are actually payable to Mr. Steiner under the Steiner Retirement Agreement in respect of his retirement. As discussed above, Mr. Smidler's employment with the Company ended on January 2, 2018, so the amounts for Mr. Smidler set forth in the table represent the estimated amounts that are actually payable to Mr. Smidler under the Smidler Employment Agreement in respect of his termination of employment.
The following assumptions, which are believed to be reasonable in the aggregate, were used to generate the estimates set forth below. There can be no assurance, however, that an actual termination of employment would produce the same or similar results.

•
All Named Executive Officers (other than Messrs. Steiner and Smidler) are deemed to have terminated their employment with the Company effective as of December 31, 2017, under the circumstances indicated. Mr. Steiner is deemed to have retired from the Company effective as of January 2, 2018 and Mr. Smidler is deemed to have been terminated without Cause from the Company effective as of January 2, 2018.

•
All Accrued Amounts are omitted from the table because they were earned by the Named Executive Officers without regard to the specified triggering events. Accrued Amounts include, among others, (i) amounts earned in respect of annual cash incentive and LTIP awards for the period ended December 31, 2017, (ii) the value of all stock options and restricted stock awards that were fully vested as of December 31, 2017, and (iii) amounts payable in respect of pension and other retirement benefits, including the SERP and the Deferred Compensation Plan, which were vested as of December 31, 2017. See "Coordination with Other Tables," below.

•
All amounts calculated with reference to the value of our Common Stock were calculated using the closing price of our stock on the NYSE on December 29, 2017 (the last trading day of the year), which was $58.84.

•
Except as described above for Mr. Steiner and Mr. Smidler, all unvested stock options and restricted stock awards are assumed to have vested in full as of December 31, 2017, with respect to a change in control, termination of employment without Cause by us or by the Named Executive Officer for Good Reason or due to retirement, death or disability. All unvested stock options that are assumed to have vested due to a change in control are valued based upon the difference between the closing price of our Common Stock on December 29, 2017 (the last trading day of the year), and the exercise price of the underlying stock option. All unvested restricted stock awards that are assumed to have vested due to a change in control are valued based upon the closing price of our Common Stock on December 29, 2017.

Coordination with Other Tables
The Post-Termination Benefit Table does not duplicate certain amounts disclosed elsewhere in this proxy statement or with respect to which the Named Executive Officers were vested on or before December 31, 2017, without regard to the triggering events specified in the table. These amounts include, among others, the following:

•	Stock options and restricted stock awards that vested on or before December 31, 2017;

•	Pension and SERP benefits, which are summarized in the Pension Benefits table;

•	Vested amounts payable under the Deferred Compensation Plan, which are summarized in the Non-Qualified Deferred Compensation Plan table; and

•	Unreimbursed business expenses.

[Rest of Page Intentionally Left Blank]

POST-TERMINATION BENEFITS TABLE
Named Executive Officer	Benefit	Termination Event
		Termination for Cause or without Good Reason	Termination without Cause or with Good Reason(1)	Termination without Cause or with Good Reason in Connection with a Change in Control (2)	Retirement	Disability		Death
Neal J. Keating	Cash Severance(3)	—	$3,865,960	$6,150,000	—	—		—
Chairman, President and Chief Executive Officer	Stock Options(4)	—	—	—	—	—		—
	Restricted Stock(5)	—	$882,600	$882,600	$882,600	$882,600	878,700	$882,600
	LTIP Awards(6)	—	$2,904,876	$2,904,876	$2,904,876	$2,904,876		$2,904,876
	Health & Welfare(7)	—	$38,810	$38,810	—	—		—
	Life Insurance(8)	—	$606,824	$606,824	$606,824	$606,824		—
	Outplacement Services	—	—	$30,000	—	—		—
	Total	—	$8,299,070	$10,613,110	$4,394,300	$4,394,300		$3,787,476

Robert D. Starr	Cash Severance(3)	—	$1,474,012	$1,554,300	—	—		—
Senior Vice President and Chief Financial Officer	Stock Options(4)	—	$144,567	$144,567	$144,567	$144,567		$144,567
	Restricted Stock(5)	—	$129,919	$129,919	$129,919	$129,919		$129,919
	LTIP Awards(6)	—	$666,801	$666,801	$666,801	$666,801		$666,801
	Health & Welfare(7)	—	$38,810	$38,810	—	—		—
	Life Insurance(8)	—	$4,563	$393,022	—	—		—
	Outplacement Services	—	—	$30,000	—	—		—
	Total	—	$2,458,672	$2,957,419	$941,287	$941,287		$941,287

Shawn G. Lisle	Cash Severance(3)	—	—	$1,209,000	—	—		—
Senior Vice President and General Counsel	Stock Options(4)	—	—	$18,581	$18,581	$18,581		$18,581
	Restricted Stock(5)	—	—	$16,652	$16,652	$16,652		$16,652
	LTIP Awards(6)	—	—	$371,287	$371,287	$371,287		$371,287
	Health & Welfare(7)	—	—	$38,810	—	—		—
	Life Insurance(8)	—	—	$314,418	—	—		—
	Outplacement Services	—	—	$30,000	—	—		—
	Total	—	—	$1,998,748	$406,520	$406,520		$406,520

Alphonse J. Lariviere, Jr.	Cash Severance(3)	—	—	$1,353,000	—	—		—
Executive Vice President, Kaman Corporation, and President Kaman Industrial Technologies	Stock Options(4)	—	—	$326,145	$326,145	$326,145		$326,145
	Restricted Stock(5)	—	—	$294,141	$294,141	$294,141		$294,141
	LTIP Awards(6)	—	—	—	—	—		—
	Health & Welfare(7)	—	—	$25,689	—	—		—
	Life Insurance(8)	—	—	$467,902	—	—		—
	Outplacement Services	—	—	$30,000	—	—		—
	Total	—	—	$2,496,877	$620,286	$620,286		$620,286

Gregory T. Troy	Cash Severance(3)	—	—	$1,102,050	—	—		—
Senior Vice President - Human Resources & Chief Human Resources Officer	Stock Options(4)	—	—	—	—	—		—
	Restricted Stock(5)	—	—	—	—	—		—
	LTIP Awards(6)	—	—	$303,697	$303,697	$303,697		$303,697
	Health & Welfare(7)	—	—	$26,514	—	—		—
	Life Insurance(8)	—	—	$404,550	—	—		—
	Outplacement Services	—	—	$30,000	—	—		—
	Total	—	—	$1,866,811	$303,697	$303,697		$303,697

Gregory L. Steiner(9)	Cash Severance(3)	—	—	—	$1,441,425	—	—
Former Executive Vice President, Kaman Corporation, and President, Kaman Aerospace Group	Stock Options(4)	—	—	—	—	—	—
	Restricted Stock(5)	—	—	—	$176,520	—	—
	LTIP Awards(6)	—	—	—	$919,943	—	—
	Health & Welfare(7)	—	—	—	$26,513	—	—
	Life Insurance(8)	—	—	—	$486,482	—	—
	Outplacement Services	—	—	—	—	—	—
	Total	—	—	—	$3,050,883	—	—

Steven J. Smidler(10)	Cash Severance(3)	—	$1,127,530	—	—	—	—
Former Executive Vice President, Kaman Corporation, and President Kaman Industrial Technologies	Stock Options(4)	—	—	—	—	—	—
	Restricted Stock(5)	—	—	—	—	—	—
	LTIP Awards(6)	—	$551,626	—	—	—	—
	Health & Welfare(7)	—	$25,689	—	—	—	—
	Life Insurance(8)	—	$8,048	—	—	—	—
	Outplacement Services	—	—	—	—	—	—
	Total	—	$1,712,893	—	—	—	—

(1)
Reflects amounts due to each executive under his employment agreement, assuming the executive's employment is terminated by the Company without "Cause" or by the executive for "Good Reason," as such terms are defined in the employment agreements. Messrs. Keating and Starr have employment agreements, and Mr. Smidler had such an agreement.

(2)
Reflects amounts due to each executive under his change in control agreement, assuming the executive's employment is terminated during the "change in control" protection period other than (i) by the Company for "Cause," (ii) by reason of death or disability, or (iii) by the executive without "Good Reason," as such terms are defined in the change in control agreements. All Named Executive Officers have change in control agreements.

(3)
Reflects two times (or, for Mr. Keating, three times in the event of a change in control) 2017 base salary and the executive's target bonus opportunity for a termination in connection with a change in control (or the executive's prior year bonus for a termination not in connection with a change in control). There are no severance payments due upon retirement, death or disability. However, the Company will pay a pro-rata amount of any annual cash incentive award in the event of retirement, death or disability, to be paid when such awards are normally paid to other executives.

(4)
Reflects the value of unvested stock options that become fully vested upon a qualifying termination, calculated as the difference between the exercise price and $58.84, the closing price of the Company’s Common Stock on the NYSE on December 29, 2017 (the last trading day of the year). Amounts shown for Messrs. Lisle and Lariviere vest immediately only upon a change in control.

(5)
Reflects the value of unvested restricted stock awards that become fully vested upon a qualifying termination, calculated as $58.84 per share, the closing price of the Company’s Common Stock on the NYSE on December 29, 2017 (the last trading day of the year). Amounts shown for Messrs. Lisle and Lariviere vest immediately only upon a change in control.

(6)
Reflects a pro-rata payment in respect of outstanding LTIP awards with performance periods ending after December 31, 2017. The actual amount of the payment generally will be determined by multiplying the amount the participant would have received based upon target performance for the entire performance period by a fraction, the numerator of which is the number of days the participant remained employed with the corporation during such performance period and the denominator of which is the total number of days during the performance period. Pro-rata LTIP payments for Mr. Steiner include awards payable in stock estimated at 3,671 shares valued at $58.84, the closing price of the Company's Common Stock on the NYSE on December 29, 2017 (the last trading day of the year).

(7)	Reflects the value of the Company’s share of premium payments to be made for medical and dental for 24 months, based on 2018 premiums for active employees with one dependent.

(8)
Reflects the value of regular annual premiums based on the 2017 rate, which will be paid for 24 months, except in the cases of Messrs. Keating and Steiner who are entitled to have their premiums paid for their lifetimes. The premium payment obligation accelerates upon a change in control for all NEOs except for Messrs. Steiner and Smidler; the estimated pre-payment for life insurance premium payments as of December 31, 2017, is illustrated in this chart assuming the generational lump sum mortality based on blended RP2000 (as required by the Pension Protection Act of 2006), and interest at 3.15%.

(9)	Mr. Steiner retired from the Company effective as of January 2, 2018. In accordance with applicable SEC rules and regulations, amounts shown in the table relate solely to retirement.

(10)
Mr. Smidler was terminated without Cause from the Company effective as of January 2, 2018. In accordance with applicable SEC rules and regulations, amounts shown in the table relate solely to termination without Cause.

2017 PAY RATIO DISCLOSURE
As required by the Dodd-Frank Act and Regulation S-K of the Exchange Act, we are providing the following information about the relationship of the annual total compensation of our CEO, Mr. Keating, and the median of the annual total compensation of our employees for 2017 (our “CEO pay ratio”). Our CEO pay ratio information is a reasonable good faith estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
The ratio of the annual total compensation of Mr. Keating to the median of the annual total compensation of our employees for 2017 was 43 to 1. This ratio was based on the following:

•	the annual total compensation of Mr. Keating for 2017, as set forth in the Summary Compensation Table, was $2,683,641; and

•	the median of the annual total compensation of all of our employees (other than Mr. Keating), determined in accordance with Item 402(u) of Regulation S-K, was $63,104.
As noted above, Mr. Keating’s payout, if any, with respect to his outstanding LTIP Award for the 2015-2017 Performance Cycle (the "2015-2017 LTIP Award") was not definitively determinable as of the date of this proxy statement and included in the Summary Compensation Table, although we separately disclosed the amount accrued based on the preliminary data available as of January 31, 2018. See "Compensation Discussion and Analysis - 2017 Compensation for our NEOs - Long-Term Incentive Awards - Estimated 2017 LTIP Payouts." If this amount were included in the computation of Mr. Keating's total compensation for 2017, it would increase his total annual compensation to $6,467,394 and increase the ratio to 102 to 1. THE COMPANY WILL PREPARE AND FILE A CURRENT REPORT ON FORM 8-K DISCLOSING THE ACTUAL PAYOUT IN RESPECT OF THE 2015-2017 LTIP AWARD AND AN UPDATED CEO PAY RATIO REFLECTING THE AMOUNT OF THE PAYOUT PROMPTLY AFTER IT IS DETERMINED AND APPROVED BY THE P&C COMMITTEE IN JUNE 2018.
Methodology for Determining Our "Median Employee"
For purposes of the above CEO pay ratio disclosure, we were required to identify a “median employee” based on our worldwide workforce, without regard to their location, compensation arrangements or employment status (full-time versus part-time). The “median employee” was determined by identifying the employee whose compensation was at the median of the compensation of our employee population (other than our CEO). The methodology and the material assumptions and estimates that we used to identify the median of the compensation of our employee population were as follows:
Employee Population
Total Global Population. We determined that, as of October 1, 2017, the date we selected to identify the “median employee,” our employee population consisted of approximately 5,300 individuals working for Kaman Corporation and our consolidated subsidiaries, with approximately 80% of these individuals located in the United States and approximately 20% located outside the United States.
De Minimis Exemption. Consistent with our global operations, we maintain multiple human resources systems, with relevant payroll and other compensation data for our U.S. employees maintained in the United States and relevant payroll and other compensation data for our non-U.S. employees maintained in multiple other systems around the world. As permitted by SEC rules, we have chosen to exclude employees who are employed in certain jurisdictions from the determination of our “median employee,” given the relatively small number of employees in those jurisdictions and the estimated additional time, effort and expense that would be required to obtain and analyze their compensation information. In total, we excluded 186 employees in our Czech Republic location, which represents less than 5% of our global workforce.
Compensation Measures Used to Identify the Median Employee
Given the geographical distribution of our employee population, we use a variety of pay elements to structure the compensation arrangements of our employees. For purposes of measuring the compensation of our employees to identify the “median employee,” we utilized base salary / wages and overtime pay, plus actual annual cash incentive compensation (annual bonus) and allowances paid through October 1, 2017 as the relevant compensation measures. We also annualized the compensation of employees to cover the full calendar year and treated new hires as if they were hired at the beginning of the year, as permitted by applicable SEC rules and regulations. We did not make any cost-of-living adjustments. Using this methodology, we determined that the “median employee” was an employee with base salary / wages and overtime pay plus actual annual bonus earned for the year ended December 31, 2017 of $56,493.

Annual Total Compensation of the "Median Employee"
In order to determine the annual total compensation of the “median employee,” we then identified and calculated the elements of that employee’s compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation in the amount of $63,104.
Annual Total Compensation of Chief Executive Officer
With respect to the annual total compensation of Mr. Keating, in accordance with SEC rules, we included the amount reported for Mr. Keating in the “Total” column for 2017 in the Summary Compensation Table included in this proxy statement. As noted above, however, such amount does not reflect amounts that cannot yet be determined but which may become due under Mr. Keating's outstanding 2015-2017 LTIP Award. The Company will prepare and file a Current Report on Form 8-K disclosing the actual payout in respect of this award and an updated CEO pay ratio reflecting the amount of the payout promptly after it is determined and approved by the Committee in June 2018.

PROPOSAL 2
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Background
As required by Section 14A of the Exchange Act and the applicable rules and regulations of the SEC promulgated thereunder and in accordance with the results of our 2017 shareholder advisory vote relating to the frequency of advisory votes on the compensation of our named executive officers, we are asking shareholders to vote on an advisory (non-binding) basis on the following resolution at the annual meeting:
RESOLVED: That the compensation paid to the Company's named executive officers, as described in the Compensation Discussion and Analysis, the Summary Compensation Table and the other executive compensation tables and related narratives and descriptions included in the Proxy Statement relating to the Company's 2018 Annual Meeting of Shareholders be, and hereby is, APPROVED.
This advisory vote, commonly known as a "say-on-pay" vote, gives shareholders the opportunity to express their views about the compensation we pay to our Named Executive Officers, as described in this Proxy Statement. Shareholders may vote "FOR" or "AGAINST" the resolution or abstain from voting. Before voting, all shareholders are urged to review the Compensation Discussion and Analysis, as well as the tabular and narrative disclosures that follow it. These sections describe the Company's compensation programs relating to our Named Executive Officers and the rationale behind the decisions made by the P&C Committee.
The Board believes that the Company's executive compensation program effectively reflects the objectives described in the Compensation Discussion and Analysis and, therefore, recommends that shareholders vote "FOR" the resolution set forth above.
Because this vote is advisory (non-binding), neither the Company nor the Board is required to take action in response to the outcome of the vote on this Proposal. Shareholders can be assured, however, that the shareholder sentiment expressed by the vote will be considered by the P&C Committee and the Board in crafting their approach to executive compensation matters.
Board Recommendation
The Board of Directors unanimously recommends that shareholders vote "FOR" approval of the compensation paid to our Named Executive Officers.
Required Vote
In order to be approved by shareholders, the advisory vote on executive compensation requires that there be more votes cast "FOR" the proposal than "AGAINST" the proposal. Broker non-votes and abstentions are not considered for purposes of determining the tally of votes cast "FOR" or "AGAINST" the proposal and, therefore, will not affect the outcome of the voting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR"
APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS

PROPOSAL 3
AMENDMENT AND RESTATEMENT OF THE 2013 MANAGEMENT INCENTIVE PLAN

We are requesting that shareholders approve the amendment and restatement of our 2013 Management Incentive Plan (the "Plan") which was approved by the P&C Committee and the full Board of Directors on February 20, 2018, subject to shareholder approval at the Annual Meeting. The amended and restated Plan would:

•	Increase the number of shares available for awards under the Plan by an additional 2,250,000 shares; and

•	Limit the value of awards granted to non-employee directors in any calendar year to $600,000, replacing the current annual limit of 10,000 shares.
We have made additional changes and clarifications as discussed below. If this proposal is approved by shareholders, we will grant awards subject to the terms of the amended and restated Plan. Awards granted prior to shareholder approval will remain outstanding in accordance with their existing terms. If this proposal is not approved by shareholders at the Annual Meeting, we will continue to be able to grant cash and equity awards under the Plan's current terms, but we will be unable to grant equity awards under the Plan once the current share pool has been exhausted.
Changes that Require Shareholder Approval
Increase Share Reserve
The Plan's initial share reserve was 2,250,000 shares and, if the amendment is approved by shareholders, would be increased by an additional 2,250,000 shares. As of December 31, 2017, 525,310 shares remained authorized but unissued under the Plan. As a result, if this proposal is approved, a total of 2,775,310 shares would have been available for issuance under the plan as of that date. For more information regarding the share reserve, see "Securities Authorized for Issuance under Equity Compensation Plans" above. The Company may satisfy its obligations under any award granted under the Plan by issuing new shares or Treasury shares. If the amended and restated Plan is approved by shareholders, no additional awards will be made after the date of its approval under the terms of the pre-amended and restated Plan, though awards previously granted under the pre-amended and restated Plan will remain outstanding in accordance with their terms.
 Award Limits for Non-Employee Directors
If this proposal is approved, non-employee directors may not receive equity awards under the Plan with a grant date value greater than $600,000 in any calendar year, replacing the current annual limit of 10,000 shares. Equity awards will be counted against this limit by using their grant date fair value, as determined by the Company for financial reporting purposes.
Other Changes under the Amended and Restated Plan
Changes Relating to the Elimination of Section 162(m)'s Performance-Based Compensation Exception
The recently-enacted Tax Cuts and Jobs Act repeals the "performance-based compensation" exemption to the $1 million deduction limit set forth in Section 162(m) of the Code for new awards granted to our named executive officers for tax years beginning after December 31, 2017. Consistent with this change in tax treatment, the amended and restated Plan eliminates many of the plan provisions that were included primarily to ensure that certain specified awards granted under the Plan would qualify for the “performance-based compensation” exemption, including the requirements that any such award must: (i) be payable only on achieving performance goals selected by the P&C Committee from among those enumerated in the Plan; (ii) have performance goals established within the first 90 days of a performance period, even in respect of awards granted to new hires; (iii) have performance periods at least one year in length; and (iv) have performance requirements that can be adjusted based only on specific criteria described in the Plan and which the P&C Committee designates within the first 90 days of a performance period. It also provides the P&C Committee with additional flexibility to adjust the amount earned under an award to reflect circumstances not anticipated at the time of grant.
Despite the repeal of the performance-based compensation exemption, the P&C Committee understands that many of the executive compensation practices that evolved from a desire to be tax compliant are now recognized by investors as good or best practices. Accordingly, the P&C Committee currently expects to administer the Company’s executive compensation program in a manner that continues to emphasize performance-based incentives conditioned on the achievement of rigorous and transparent performance goals that are established early in the performance measurement period. The amended and restated Plan also continues to include individual award limits that cap the size of certain specified awards that can be granted to individual Plan participants.

In this manner, the P&C Committee intends to continue to adhere to widely accepted best practices and maintain an appropriate alignment between executive compensation and Company financial performance.
Individual Award Limits
The amended and restated Plan continues to include annual individual award limits for employees, although the limits on cash-based awards have been increased to reflect current compensation levels and award grant practices. The annual individual limits, as proposed to be modified, are as follows:

Award(s)	Annual Limit*
Stock Options/Stock Appreciation Rights	500,000 shares, plus any unused limit from prior years
Restricted Stock and Restricted Stock Units	100,000 shares, plus any unused limit from prior years
Performance Shares	Value of 100,000 shares, plus any unused limit from prior years
Cash-Based Awards (for 12-month or less performance period)	$4,000,000
Cash-Based Awards (for more than 12-month performance period)	$10,000,000
Other Stock-Based Awards	100,000 shares, plus any unused limit from prior years
* A "prior year" means a calendar year prior to the year of grant but not earlier than 2013.
95% of Time-Vested Shares Must Have a Vesting Schedule of One Year or More
The amended and restated Plan requires that at least 95% of shares that vest based on continued employment cannot vest before the first anniversary of their grant date.
Definition of Change in Control
A Change in Control occurs under the amended and restated Plan:

•	In the event of a dissolution or liquidation of the Company;

•	Certain persons acquire at least 35% of the Company's voting power;

•	Certain types of Company mergers occur;

•	The Company disposes of all or substantially all of its assets; or

•
A majority of our Board members are not either (i) current Board members or (ii) elected, or nominated for election, by the affirmative vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (as defined in the Plan), or deemed to be such under such Plan provision, at the time of such election or nomination (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination). This final change in control event was added in the amended and restated Plan.

Persons Eligible to Receive an Award include Prospective Employees, Non-Employee Directors and Consultants
In addition to employees and directors, the amended and restated Plan clarifies that the P&C Committee can grant equity awards to service providers who are prospective employees, non-employee directors and consultants and have entered into agreements to provide services to the Company.
No Payments in Exchange for Underwater Options or SARs
The Plan prohibits repricing of stock options and stock appreciation rights other that in connection with a corporate transaction involving the Company. The amended and restated Plan extends this prohibition to payments in exchange for the surrender of underwater stock options or Stock Appreciation Rights (options or Stock Appreciation Rights with an exercise price in excess of the then current fair market value of share of stock subject to such award) without shareholder approval.
Extension of Term of Plan
The amended and restated Plan will terminate ten years from its effective date, which is the date that the amendment and restatement of the Plan is approved by shareholders. The amended and restated Plan extends the existing term of the Plan by approximately five years.
Summary of Other Plan Terms
The following is a summary of the remainder the material terms under the amended Plan. It is qualified by reference to the full text of the Plan, a copy of which is attached as Exhibit A to this proxy statement.

Types of Awards
Awards under the Plan may consist of any combination of stock options, stock appreciation rights, restricted shares, restricted stock units, performance share awards or other stock-based awards. As used in this section, the phrase “other stock-based awards” means all awards other than stock options, stock appreciation rights, restricted stock, restricted stock units and performance share units.
Plan Share Limits
The Plan is designed as a flexible share authorization plan, such that the Company's share authorization is based on the least costly type of award (stock options). Shares issued pursuant to “Full Value Awards” (awards other than stock options or stock appreciation rights which are settled by the issuance of shares, e.g., restricted stock, restricted stock units, performance shares, performance units if settled with stock, or other stock-based awards) count against the Plan's share authorization at a rate of 3 to 1, while shares issued upon exercise of stock options or stock appreciation rights count against the share authorization at a rate of 1 to 1. This means that every time an option is granted, the authorized pool of shares is reduced by 1 share and every time a Full Value Award is granted, the authorized pool of shares is reduced by 3 shares. In deriving the valuation ratio used in the Plan, the Company used the Black Scholes Fair Value model as the basis for determining the approximate value of an option as compared to a "full value share."
Shares subject to an equity award are counted using the flexible share methodology only to the extent they are actually issued. Thus, awards which terminate by expiration, forfeiture, cancellation, or otherwise are settled in cash in lieu of shares, or exchanged for awards not involving shares, shall again be available for grant under the Plan.
The full number of stock options and SARs (as defined below) granted that are to be settled by the issuance of shares are counted against the number of shares available for grant under the Plan, regardless of the number of shares actually issued upon settlement of any such award.
Any shares withheld to satisfy tax withholding obligations on an award issued under the Plan (other than with respect to a Full Value Award), shares tendered to pay the exercise price of an award under the Plan, and shares repurchased on the open market with the proceeds of a stock option exercise are not eligible to be again available for grant under the Plan.
Termination of Employment
The P&C Committee will determine how each award will be treated following termination of the holder's employment with or service for the Company, including the extent to which unvested portions of the award will be forfeited and the extent to which options, stock appreciation rights, or other awards requiring exercise will remain exercisable.
Treatment of Awards Upon a Change in Control
In the event of a “change in control” of the Company, as defined in the Plan, then unless otherwise provided in an award agreement, the P&C Committee may, in its sole discretion: (i) cancel awards for a cash payment equal to their fair value (as determined in the sole discretion of the P&C Committee), (ii) provide for the issuance of replacement awards, (iii) terminate options without providing accelerated vesting, (iv) immediately vest the unvested portion of any award, or (v) take any other action with respect to the awards the P&C Committee deems appropriate. The treatment of awards upon a change in control may vary among participants and types of awards in the P&C Committee's sole discretion.
Amendment of Awards or Plan, and Adjustment of Awards
The P&C Committee may at any time alter, amend, modify, suspend or terminate the Plan or any outstanding award in whole or in part. No amendment of the Plan will be made without shareholder approval if shareholder approval is required by law or stock exchange rule. No amendment may adversely affect the rights of any participant without his or her consent under an outstanding award, unless specifically provided for in the Plan.
Dividend Equivalents
Dividend equivalents may be granted for equity awards (other than stock options and stock appreciation rights) not entitled to dividends based on the dividends declared on shares of Common Stock that are subject to such award, to be credited as of dividend payment dates, during the period between the date the award is granted and the date the award is exercised, vests or expires. Such dividend equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the P&C Committee. Any such dividend equivalents are required to be subject to the same restrictions as the underlying award, and no dividend equivalents are payable on any shares of Common Stock issuable under awards that are subject to performance goals unless and until such shares are earned and vested.

Administration
The P&C Committee is responsible for administering the Plan and has the discretionary power to interpret the terms and intent of the Plan and any related documentation, to determine eligibility for awards and the terms and conditions of awards, and to adopt rules, regulations, forms, instruments and guidelines. The P&C Committee may delegate administrative duties and powers to one or more of its members or to one or more officers, agents, or advisers. The P&C Committee may also delegate to one or more officers the power to designate other employees (other than officers subject to Section 16 of the Securities Exchange Act of 1934, as amended) to be recipients of awards.
Eligibility
The persons who are eligible to participate in the Plan include directors, consultants and employees (including officers) of the Company and its subsidiaries and, under the amendment and restatement, prospective employees, non-employee directors and consultants who have entered into agreements to provide services to the Company, that have been selected by the P&C Committee to receive grants under the Plan. As of December 31, 2017, there were approximately 97 employees (including 6 former employees), 0 consultants and each of the Company’s 9 non-management directors eligible to participate in the Plan, holding outstanding awards granted under the Plan with respect to 1,080,267 shares.
Stock Options
Under the Plan, the P&C Committee may grant awards in the form of stock options to purchase shares of the Company's Common Stock. The P&C Committee will, with regard to each stock option, determine the number of shares subject to the option, the manner and period during which the option may be exercised and the exercise price per share of stock subject to the option. The exercise price of stock options granted to participants must be equal to or greater than the fair market value of the shares subject to the stock option on the date the option is granted. For purposes of the Plan, the fair market value of a share of Common Stock is a price determined by the P&C Committee consistent with certain Code provisions, and may include the average, closing, high or low prices of the Company's Common Stock on the NYSE on the grant date, the preceding trading date, the following trading date or on an average of trading dates. Upon exercise, the option price may be paid in a manner determined by the P&C Committee, which may include payment in cash, by delivery of shares of Common Stock, through a cashless exercise arrangement, through a reduction in shares issuable upon exercise which have a value at the time of exercise that is equal to the exercise price (a “net exercise”) or through another method that the P&C Committee deems appropriate.
Stock Appreciation Rights
The Plan authorizes the P&C Committee to grant stock appreciation rights (“SARs”) with respect to Common Stock. A SAR is a right to receive a payment equal to (or lesser than, at the P&C Committee's discretion) the difference between the fair market value of the underlying share on the date the SAR is exercised and the base price determined by the P&C Committee on its grant date. The base price of SARs granted to participants must be equal to or greater than the fair market value of the shares on the date the SAR is granted.
Restricted Stock Awards
The Plan authorizes the P&C Committee to grant awards in the form of restricted shares of Common Stock. Such awards will be subject to such terms, conditions, restrictions and/or limitations, if any, as the P&C Committee deems appropriate, including restrictions on transferability and continued employment.
Restricted Stock Units and Performance Share Awards
The Plan expressly authorizes the P&C Committee to grant awards in the form of restricted stock units and performance share awards relating to Common Stock. Restricted stock units and performance share awards are subject to such terms, conditions, restrictions, and/or limitations, if any, as the P&C Committee deems appropriate, including restrictions on transferability and continued employment. The holder of a restricted stock unit or a performance share award may receive a payout that is calculated based on the satisfaction of performance goals, service requirements and/or other terms specified in the award agreement.
Other Stock-Based Awards
The P&C Committee may make other stock-based awards under the Plan. The other stock-based awards will be subject to such terms, conditions and limitations as the P&C Committee deems appropriate.
Cash-Based Awards
The P&C Committee may make cash-based awards under the Plan. The cash-based awards will be subject to such terms, conditions and limitations as the P&C Committee deems appropriate.

Additional Provisions
Under no circumstances may a participant transfer a nonqualified stock option or a stock appreciation right for consideration. Neither incentive stock options nor, except as the P&C Committee otherwise expressly determines, other awards may be transferred other than by will or by the laws of descent and distribution. During a recipient's lifetime, an incentive stock option and nonqualified stock option, and, except as the P&C Committee may determine, other non-transferable awards requiring exercise, may be exercised only by the recipient.
If provided in the award agreement or an associated agreement, a participant's rights to an award may be subject to the participant agreeing to not compete with the Company or any of its subsidiaries, and to not solicit the Company's customers or employees.
Generally, deferrals of compensation, as defined under Code Section 409A, are not permitted under the Plan. However, the P&C Committee may permit a participant to defer compensation received under the Plan in accordance with the requirements of Code Section 409A.
To comply with the laws in other countries in which Kaman Corporation or its affiliates and/or subsidiaries operate or may operate or have employees or directors, the P&C Committee may establish subplans under the Plan and modify the terms of the awards made to such employees and directors.
U.S. Tax Consequences
The following summary sets forth the tax treatment pertaining to awards that may be made under the Plan. This summary omits the tax laws of any municipality, state, or foreign country in which a participant resides.
Non-Qualified Stock Options
A participant will realize ordinary income when exercising a non-qualified stock option, and we will be entitled to a deduction, equal to the excess of the fair market value of the stock on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss realized by the recipient will be taxed as a capital gain or loss, long-term or short-term, based upon how long the shares are held.
Incentive Stock Options
For stock options that qualify for treatment as “incentive stock options” under the Code, a participant will realize no taxable income, and we will not be entitled to any related deduction, at the time an incentive stock option is granted. If certain statutory employment and holding period conditions are satisfied before the participant disposes of shares acquired pursuant to the exercise of such an option, no taxable income will result upon the exercise of such option, and we will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss realized by a participant will be a long-term capital gain or loss. We will not be entitled to a deduction with respect to a disposition of the shares by a participant after the expiration of the statutory holding periods. Except in the event of death, if shares acquired by a participant upon the exercise of an incentive stock option are disposed of by such participant before the expiration of the statutory holding periods, such participant will be considered to have realized as compensation, taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. We will be entitled to a deduction at the same time and in the same amount as the participant is deemed to have realized ordinary income. Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. Such capital gain or loss will be long-term or short-term based upon how long the shares were held. The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes, an incentive stock option will be treated as if it were a non-qualified stock option.
Stock Appreciation Rights
In general, (a) the participant will not realize income upon the grant of a stock appreciation right; (b) the participant will realize ordinary income, and we will be entitled to a corresponding deduction, in the year cash or shares of Common Stock are delivered to the participant upon exercise of a stock appreciation; and (c) the amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of Common Stock received on the date of issuance. The federal income tax consequences of a disposition of unrestricted shares received by the participant upon exercise of a stock appreciation right are the same as described below with respect to a disposition of unrestricted shares.
Restricted and Unrestricted Stock and Restricted Stock Units
Unless the participant files an election to be taxed under Section 83(b) of the Code: (a) the participant will not realize income upon the grant of restricted stock; (b) the recipient will realize ordinary income, and we will be entitled to a corresponding deduction when the restrictions have been removed or expire; and (c) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the participant files an election to be taxed under Section 83(b) of the Code, the tax consequences to the recipient will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions.
A participant will not realize income upon the grant of restricted stock units, but will realize ordinary income, and we will be entitled to a corresponding deduction, when the restricted stock units have vested and been settled in cash and/or shares of our Common Stock. The amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of our Common Stock received on the date of issuance.
When the participant disposes of restricted or unrestricted stock, the difference between the amounts received upon such disposition and the fair market value of such shares on the date the recipient realizes ordinary income will be treated as a capital gain or loss, long-term or short-term, based upon how long the shares are held.
$1 Million Employer Deduction Limit under Section 162(m)
For tax years beginning prior to January 1, 2018, compensation that qualifies as “performance-based compensation” is excluded from the $1 million deduction limit under Section 162(m) of the Code, and therefore remains fully deductible by us. This deduction limitation under pre-2018 law applies to the chief executive officer and the three other most highly compensated employees employed at the end of the fiscal year other than the chief executive officer and chief financial officer. Generally, options and stock appreciation rights granted by the P&C Committee with an exercise price at least equal to 100% of fair market value of the underlying stock at the date of grant qualify as “performance-based compensation.” Other awards subject to attainment of performance goals set by the P&C Committee as provided under the Plan can also qualify as “performance-based compensation.” However, there is no assurance that these types of compensation granted under the Plan will be fully deductible under all circumstances. In addition, other awards under the Plan, such as restricted stock and restricted stock units subject to only service-based vesting conditions, will be subject to the $1 million deduction limitation. Thus, compensation paid to certain named executive officers in connection with such awards with respect to a tax year beginning before January 1, 2018 may, to the extent it and other compensation subject to Section 162(m) exceed $1 million, not be fully deductible by the Company.
Effective for tax years beginning on and after January 1, 2018, the Tax Cuts and Jobs Act significantly changes Section 162(m). It expands the scope of “covered employees” to include the chief financial officer and provides that anyone listed as a named executive officer in the Summary Compensation Table in a proxy filing during 2017 or a later year will remain a covered employee regardless of any change in employment. This legislation also repeals the performance-based compensation exemption. As a result, awards granted under the Plan after January 1, 2018 will be subject to the $1 million dollar limitation. However, an award granted under the Plan prior to November 2, 2017 that qualifies as a “written binding contract” under the Tax Cuts and Jobs Act will remain deductible going forward under the pre-2018 law as described above, provided there is no material modification to such award. There is no guarantee that any award granted prior to November 2, 2017 will remain deductible as performance-based compensation under the transition rule.
New Plan Benefits
Because of the discretionary nature of any future awards under the amended and restated Plan, the amount of such awards is not determinable at this time with respect to the Company’s executive officers, including the named executive officers, and the Company’s other employees.
Reasons for Approval
The Board of Directors believes that the approval of the amendment and restatement will benefit the Company by providing the P&C Committee with additional flexibility relating to the achievement of performance metrics and appropriate amounts of different types of equity awards to be granted. It will also allow the P&C Committee to grant additional awards to current and prospective employees, directors and participants to attract and retain key talent.
Board Recommendation
The Board of Directors unanimously recommends that shareholders vote "FOR" approval of the amendment and restatement of the Plan.
Required Vote
The adoption of Proposal 3 to approve the amended and restated Plan requires the affirmative vote of a majority of the votes cast with respect to Proposal 3. Under NYSE rules, abstentions are treated as votes cast and, accordingly, will have the same effect as a vote against Proposal 3.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR"
APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2013 MANAGEMENT INCENTIVE PLAN

PROPOSAL 4
AMENDMENT AND RESTATEMENT OF THE EMPLOYEE STOCK PURCHASE PLAN

We are requesting that shareholders approve the amendment and restatement of our Employee Stock Purchase Plan (the "ESPP") which was approved by the "P&C Committee" and the full Board of Directors on February 20, 2018, subject to shareholder approval at the Annual Meeting. If shareholder approval of the amendment and restatement is obtained, the number of shares of Common Stock available under the ESPP will be increased by an additional 500,000 shares.
The ESPP provides a means for our employees to authorize payroll deductions on a voluntary basis to be used for the periodic purchase of Common Stock. Under the ESPP, employees may purchase up to $25,000 worth of our Common Stock under the ESPP in any calendar year. All employees participating in the ESPP will have equal rights and privileges, except as described below with respect to the portion of the ESPP not intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code. The Board believes that the ESPP will encourage broader stock ownership by our employees and thereby provide an incentive for employees to contribute to the success of the Company. The Board intends for the ESPP to offer a convenient means for employees who might not otherwise purchase and hold our Common Stock to do so and that the discounted purchase price feature of the ESPP provides a meaningful inducement to participate. The Board also believes that employees’ continuing economic interest, as shareholders, in the performance and success of the Company will enhance our entrepreneurial spirit, which we believe will greatly contribute to our long-term success.

The material features of the ESPP are summarized below. This summary, however, does not purport to be a complete and is qualified in its entirety by reference to the complete text of the ESPP, a copy of which is attached as Exhibit B to this proxy statement. The last sales price of the Common Stock on the NYSE on February 15, 2018, was $62.64 per share.
Summary of ESPP Terms
Purpose
As noted above, the purpose of the ESPP is to provide a means by which employees of the Company may purchase shares of Common Stock, to assist us in retaining the services of our employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.
Administration
The P&C Committee administers the ESPP and has the power to construe and interpret both the ESPP and the rights granted under it. The P&C Committee has the power, subject to the provisions of the ESPP, to determine when and how rights to purchase Common Stock will be granted and the provisions of each offering of such rights, which need not be identical. The Board of Directors may at any time (i) appoint a person or other committee to serve in such capacity, and (ii) in the absence of such appointment, act in lieu of the P&C Committee on any matter authorized for administrative action under the Plan. The Board of Directors may revoke the authority of the P&C Committee at any time. As used herein with respect to the ESPP proposal, references to the Board of Directors also includes any committee the Board of Directors appoints to administer the ESPP, as the context requires.
Stock Subject to ESPP
As of December 31, 2017, an aggregate of 171,191 shares of Common Stock were reserved for issuance under the ESPP. As a result, if this proposal is approved, a total of 671,191 shares would have been available for issuance under the plan as of that date. The number of shares available under the ESPP will be subject to adjustment as described below in the paragraph entitled “Adjustment Provisions.” If rights granted under the ESPP expire, lapse or otherwise terminate without being exercised, the shares of Common Stock not purchased under such rights will again become available for issuance under the ESPP.
Offerings Periods and Purchase Periods
The ESPP is implemented by offerings of rights to eligible employees from time to time by the Board. The maximum length for an offering period under the ESPP is 27 months. Each offering period may consist of one or more “purchase periods,” during which payroll deductions of participants are accumulated under the ESPP. As currently implemented, the ESPP provides 24-month offering periods, which contain purchase periods that are approximately one month in length. Prior to the commencement of any offering period or purchase period, the Board may change any or all terms of such offering or purchase period and subsequent offering and purchase periods, including their length. The provisions of separate offering and purchase periods need not be identical, but each offering will conform to the ESPP. If approved, the ESPP, as proposed to be amended and restated, will apply to purchase periods and offerings beginning on and after January 1, 2019.
Eligibility
Any employee providing services to the Company (or an affiliate of the Company as may be designated by the P&C Committee from time to time as eligible to participate in the Plan) who is customarily employed for at least 20 hours per week or any lesser number of hours per week and/or number of months in any calendar year established by the P&C Committee will be eligible to participate in the ESPP, except that the P&C Committee may exclude employees who are citizens or residents of a non-U.S. jurisdiction. No employee is eligible to participate in the ESPP if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of our stock or the stock of any of our affiliates, including any stock which such employee may purchase under all outstanding rights and options. As of December 31, 2017, approximately 4,170 employees were eligible to participate in the ESPP.
Participation in the Plan
An eligible employee who delivers to the Company an agreement authorizing payroll deductions for the purchase period will become a participant, but, unless the P&C Committee provides otherwise, not earlier than the first day of the calendar quarter after he or she first becomes eligible to participate. For each purchase period and offering period thereafter, the employee’s payroll deductions shall continue as originally elected, unless otherwise modified or terminated.
Purchase Price
Unless the P&C Committee otherwise provides, the purchase price per share of Common Stock sold in an offering under the ESPP will be 85% of the fair market value of a share of Common Stock on the last day of each purchase period. Under the ESPP, the fair market value of the Common Stock on any relevant date is generally the closing price per share on the business day immediately preceding the purchase, as officially quoted on the NYSE. If there are no sales of stock on such day, then the closing selling price for the stock on the next preceding day for which there does exist such quotation is determinative of fair market value.
Payment of Purchase Price; Payroll Deductions
The purchase price of the shares of Common Stock is accumulated by payroll deductions over the purchase period. A participant may elect to contribute up to 10% of his or her base salary (plus commissions paid during the current year) to the ESPP during each purchase period. At any time during the purchase period, a participant may elect to change or terminate his or her payroll deductions. The P&C Committee may at any time change the rules relating to the timing and frequency of withdrawals. All payroll deductions made for a participant are credited to his or her account under the ESPP and deposited with our general funds.
Purchase of Common Stock
By authorizing payroll deductions during the purchase period, the employee is entitled to purchase shares of Common Stock under the ESPP. On the applicable purchase date, a participant’s accumulated payroll deductions and other additional payments, if any, will be used to purchase shares of Common Stock at the purchase price for the purchase period, up to the maximum number of shares permitted. No fractional shares will be issued and the amount, if any, remaining in a participant’s account after the purchase of shares on the purchase date (which is less than the amount required to purchase one share) shall, to the extent permissible under Section 423 of the Code, be retained in the participant’s account to be applied toward the purchase of shares of Common Stock in the subsequent purchase period.
In connection with offerings made under the ESPP, the Board may specify a maximum number of shares of Common Stock a participant may be granted the right to purchase, which number the Board may modify from time to time. If the aggregate number of shares of Common Stock to be purchased upon exercise of rights granted in the offering will exceed the maximum aggregate number of shares of Common Stock available, the Board will make a pro rata allocation of available shares of Common Stock in a uniform and equitable manner. However, no employee may purchase more than $25,000 worth of such Common Stock, determined at the fair market value of the shares of Common Stock at the time such rights are granted, under the ESPP in any calendar year.
Withdrawal
Each participant may withdraw from a given purchase period by delivering to us a notice of withdrawal from the ESPP. Such withdrawal may be elected at any time prior to the end of the applicable purchase period, except as provided by the P&C Committee. Upon any withdrawal from the ESPP by the employee, we will distribute to the employee his or her accumulated payroll deductions without interest and such employee’s interest in the purchase period will be automatically terminated. The employee is not entitled to again participate in that purchase period. Subject to the terms of the ESPP, an employee’s withdrawal from a purchase period will not have any effect upon such employee’s ability to participate in other purchase periods under the ESPP, but such employee will be required to deliver a new payroll deduction authorization in order to participate in other purchase periods under the ESPP.

Termination of Employment
Rights granted pursuant to any offering under the ESPP terminate immediately upon cessation of an employee’s employment with the Company for any reason, and we will distribute to such employee all of his or her accumulated payroll deductions, without interest.
Restrictions on Transfer
Rights granted under the ESPP are generally not transferable and may be exercised only by the person to whom such rights are granted.
Adjustment Provisions
If any change is made in the shares of our Common Stock subject to the ESPP, or subject to any rights granted under the ESPP, without receipt of consideration by the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, combination of shares or other change affecting the outstanding stock, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company, the Board will adjust the classes and a maximum number of securities subject to the ESPP, the classes and number of securities subject to, and the purchase price applicable to, outstanding purchase periods and purchase rights and the classes and number of securities that are the subject of the purchase limits under each purchase period.
Effect of Certain Corporate Transactions
In the event of a dissolution or liquidation of the Company, certain persons acquiring at least 35% of the Company's voting power, certain Company mergers or the Company disposing of all or substantially all of its assets, the acquiring entity may assume or continue the Company's rights and obligations under the Plan. If the acquiring entity does not assume the Company's rights and obligations, the participants' contributions will be used to purchase Common Stock prior to the transaction.
Duration, Amendment and Termination
The Board of Directors may suspend or terminate the ESPP at any time. If the Plan is terminated, the Board can terminate all outstanding purchase periods or can permit purchase periods to expire in accordance with their terms. No rights may be granted under the ESPP while the ESPP is suspended or after it is terminated. The Board may amend the ESPP at any time. To the extent determined necessary or desirable by the Board, amendments to the ESPP will be submitted to the shareholders for approval. Rights granted before amendment or termination of the ESPP will not be adversely altered or impaired by any amendment or termination of the ESPP without consent of the employee to whom such rights were granted or except as necessary or desirable to comply with any laws or government regulations or as otherwise specifically provided in the ESPP.
Federal Income Tax Information
It is our intention that purchase rights under the ESPP qualify to the maximum extent possible for favorable tax treatment under Section 423 of the Code when granted to employees, except as described below with respect to the Non-423 component. However, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, anything to the contrary in the ESPP notwithstanding.
Non-423 Component
The P&C Committee may grant options not intended to qualify for the tax treatment provided under Section 423 of the Code. The Non-423 component will operate and be administered in the same manner as the 423 component, subject to the P&C Committee's ability to grant options subject to different rules and procedures to achieve tax, securities law, or other objectives for the Company and eligible employees.
New Plan Benefits
The benefits to be received by our executive officers and employees as a result of the proposed approval of the ESPP are not determinable, since the amounts of future purchases by participants are based on elective participant contributions. No purchase rights have been granted, and no shares of Common Stock have been issued, with respect to the 500,000 share allocation for which shareholder approval is sought under this proposal.
Board Recommendation
The Board of Directors unanimously recommends a vote “FOR” the approval of the amendment and restatement of the Kaman Corporation Employee Stock Purchase Plan.

Required Vote
In order to be approved by shareholders, the vote on the ESPP requires that there be more votes cast "FOR" the proposal than "AGAINST" the proposal. Broker non-votes and abstentions are not considered for purposes of determining the tally of votes cast "FOR" or "AGAINST" the proposal and, therefore, will not affect the outcome of the voting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE EMPLOYEE STOCK PURCHASE PLAN

PROPOSAL 5
RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY

Background
Pursuant to the Audit Committee Charter, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. On February 19, 2018, the Audit Committee reappointed PricewaterhouseCoopers LLP ("PwC") to serve as the Company's independent registered public accounting firm for the year ending December 31, 2018. PwC has been retained as the Company's independent registered public accounting firm continuously since 2013.
In order to assure continuing external auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. Each year, the Audit Committee assesses the qualifications, performance and independence of the Company’s independent registered public accounting firm in accordance with regulatory requirements and guidelines. This includes a review of the firm’s internal quality control procedures, results of its most recent quality control reviews and steps taken to enhance the quality of its audits and issues raised by recent governmental investigations, if any. The Audit Committee also evaluates the firm’s ongoing independence, its audit strategy for the Company, the terms of its engagement and the firm’s capabilities and communications to the committee. Further, in conjunction with the mandated rotation of the external auditor’s lead engagement partner, the Audit Committee and its Chairman are directly involved in the selection of PwC’s new lead engagement partner.
Based on its most recent evaluation, the members of the Audit Committee and the Board of Directors believe that the continued retention of PwC to serve as the Company's independent registered public accounting firm is in the best interests of the Company and its shareholders. Although not legally required to do so, the Board historically has chosen to ask the Company’s shareholders to ratify the selection of the Company’s independent registered public accounting firm. In the event shareholders do not ratify the appointment, the Audit Committee may reconsider it. Even if the selection is ratified, the Audit Committee may, in its discretion, select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.
We expect that a representative of PwC will attend the annual meeting, and that such representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from shareholders. See "INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE—Board Meetings and Committees–Audit Committee" for additional information pertaining to the Audit Committee, its activity during 2017 and related matters.
Board Recommendation
The Board of Directors unanimously recommends that shareholders vote "FOR" ratification of the appointment of PwC as our independent registered public accounting firm for 2018.
Required Vote
In order to be approved by shareholders, the proposal to ratify the appointment of PwC requires that there be more votes cast "FOR" the proposal than "AGAINST" the proposal. Broker non-votes and abstentions are not considered for purposes of determining the tally of votes cast "FOR" or "AGAINST" the proposal and, therefore, will not affect the outcome of the voting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR"
RATIFICATION OF THE APPOINTMENT OF PWC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018

Principal Accounting Fees and Services
The Audit Committee is responsible for the audit fee negotiations associated with the Company’s retention of PwC. The following is a summary of the fees billed to the Company by PwC for professional services rendered for the years ended December 31, 2017 and 2016:

Fee Category	2017 Fees	2016 Fees
	(In Thousands)
Audit Fees	$2,343.0	$2,243.2
Audit-Related Fees	$235.0	$110.0
Tax Fees	$146.0	$207.7
Other Fees	$0.9	$1.0
Total Fees	$2,724.9	2,561.9
Audit Fees relate to services rendered for the audit of the Company’s consolidated financial statements and audit of the effectiveness of internal controls over financial reporting for the periods ended December 31, 2017 and 2016; and review of the interim consolidated financial statements included in quarterly reports and services normally provided by PwC in connection with statutory and regulatory filings or engagements.
Audit-Related Fees for 2017 were primarily for efforts in connection with the adoption of the new revenue standard, Revenue from Contracts with Customers (Topic 606), and certain agreed-upon-procedures relating to financial certification in connection with environmental matters. Audit-Related Fees for 2016 were primarily for new revenue standard implementation assessments and related audit effort.
Tax Fees for 2017 and 2016 relate to tax planning services, including assistance with federal, state and international tax compliance, international tax planning and tax advice.
Other Fees relate to accounting research software.
Audit Committee Preapproval Policy
The Audit Committee Charter provides that the Audit Committee shall preapprove all audit and non-audit services performed by the Company's independent auditor in order to assure that such services do not impair the auditor’s independence. In furtherance of the foregoing, the Audit Committee has adopted a preapproval policy setting forth the policies and procedures to be followed with respect to such preapprovals. Among other things, the preapproval policy provides that the Audit Committee shall approve in advance all services – both audit and permitted non-audit services – provided to the Company or any of its subsidiaries by the Company’s independent auditor. The policy also provides that the Audit Committee shall not engage the Company’s independent auditor to provide to the Company or any of its subsidiaries any non-audit services that are unlawful under Section 10A of the Exchange Act or that would impair the independence of the independent auditor under applicable rules and regulations promulgated by the SEC or the Public Company Accounting Oversight Board (the "PCAOB").
Whenever the Audit Committee is asked to preapprove any audit or non-audit services that are proposed to be performed by the Company's independent auditor, the policy provides that the Audit Committee shall be provided with (i) a written description (which may consist of or include a description furnished to the Company by the independent auditor) of the services to be provided in detail sufficient to enable the committee to make an informed decision with regard to each proposed service, and, to the extent determinable, an estimate provided by the independent auditor of the fees for each of the services; and (ii) confirmation of the independent auditor that it would not be unlawful under Section 10A of the Exchange Act for the independent auditor to provide the listed non-audit services to the Company or any of its subsidiaries and that none of the services, if provided by the independent auditor to the Company or any of its subsidiaries, would impair the independence of the auditor under applicable rules and regulations promulgated by the SEC or the PCAOB.
The Chairman of the Audit Committee has been granted the power and authority to approve, upon the receipt of the documentation referenced above, on a case-by-case basis any audit or non-audit services giving rise to fees of $100,000 or less at any time other than at a meeting of the Audit Committee. The Chairman is required to report any audit or non-audit services so approved to the Audit Committee at its next regularly scheduled meeting.

Audit Committee Report
The Directors named below constituted the Audit Committee of the Board on February 19, 2018, the date on which the actions referenced in this report were taken. We each serve for a term of one year and until our successors are elected and qualify. The Board has made an affirmative determination that each of us is independent under the NYSE and SEC rules applicable to audit committee members and otherwise in accordance with the Committee’s charter and our Corporate Governance Principles. Further, the Board has made an affirmative determination that in light of our respective backgrounds and experiences, we each meet the financial literacy requirements for service to the Audit Committee, and that each of us possesses the qualifications necessary for service as an "audit committee financial expert," as that term is defined by applicable SEC regulations.
We oversee the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the Company’s financial statements and the financial reporting process, including implementing and maintaining effective internal control over financial reporting and for the assessment of, and reporting on, the effectiveness of internal control over financial reporting. The independent auditor is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles and for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.
We reviewed and discussed with management and PwC the Company’s audited consolidated financial statements for the year ended December 31, 2017, the representations of management and PwC’s opinion regarding such statements, and the Company’s system of internal control over financial reporting as required by Section 404 of the Sarbanes Oxley Act. We discussed with the Company’s Chief Audit Executive and with PwC the overall scope and plan of their individual audits and reviewed the results of their examinations and the overall quality of the Company’s financial reporting. We also received from PwC a written report relative to matters required by Auditing Standard No. 1301, "Communications with Audit Committees," issued by the PCAOB, and discussed the report with PwC and management. During 2017, we monitored the qualifications, performance, effectiveness and independence of PwC, the Company’s independent registered public accounting firm for such year. In that regard, we received from PwC, and discussed with it, the written report required by the applicable requirements of the PCAOB regarding PwC’s communications with us concerning PwC’s independence. Based upon these reviews and discussions and in reliance upon them, we recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.
We also approved PwC as the Company's independent registered public accounting firm for 2018, which approval has been ratified by the Board and is being recommended for ratification by shareholders at the 2018 Annual Meeting of Shareholders.

Audit Committee Scott E. Kuechle, Chair George E. Minnich Jennifer M. Pollino Thomas W. Rabaut
This report shall not be deemed to be incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, as amended, and shall not otherwise be deemed filed under such statutes.

PROPOSAL 6
NON-BINDING ADVISORY VOTE TO ELECT DIRECTORS BY MAJORITY VOTING

Background
The Southwest Regional Council of Carpenters Pension Fund, 101 Constitution Avenue, NW, Washington, D.C. 20001 (the “Pension Fund”), submitted a proposal for consideration at the Annual Meeting (the “Majority Voting Proposal”). By letter, dated November 17, 2017, the Pension Fund’s broker, U.S. Bank National Association, confirmed that, as of November 1, 2017, the Pension Fund held, and had continuously held for more than one year, 2,158 shares of the Common Stock of the Company, and the Pension Fund affirmed its intention to continue to hold those securities through the date of the Annual Meeting. The Majority Voting Proposal, including the caption and supporting statement, are set forth below and will be voted on at the Annual Meeting upon proper presentation by the Pension Fund.
Shareholder Proposal

Director Election Majority Vote Standard Proposal
Resolved: That the shareholders of Kaman Corporation (‘Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s corporate governance documents (certificate of incorporation or bylaws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.
Supporting Statement: Kaman Corporation’s Board of Directors should establish a majority vote standard in director elections in order to provide shareholders a meaningful role in these important elections. The proposed majority vote standard requires that a director nominee receive a majority of the votes cast in an election in order to be formally elected. The standard is particularly well-suited for the vast majority of director elections in which only board nominated candidates are on the ballot. Under the current plurality standard, a board nominee can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are “withheld” from the nominee. We believe that a majority vote standard in board elections establishes a challenging vote standard for board nominees, enhances board accountability, and improves the performance of boards and individual directors.
Over the past twelve years, approximately 94% of the companies in the S&P 500 Index and thousands of small and mid-cap companies have adopted a majority vote standard in company governance documents. These companies have also adopted a director resignation policy that establishes a board-centric post-election process to determine the status of any director nominee that is not elected. This dramatic move to a majority vote standard is in direct response to strong shareholder demand for a meaningful role in director elections.
Kaman Corporation Board of Directors has not established a majority vote standard, choosing rather to retain a plurality vote standard. The Board should take the important first step of establishing a meaningful majority vote standard. With a majority vote standard in place, the Board can then act to adapt its director resignation policy to address the continued board status of any unelected director. A majority vote standard combined with a post-election director resignation policy would establish a meaningful right for shareholders to elect directors at Kaman Corporation, while reserving for the Board an important post-election role in determining the continued status of an unelected director. We urge the Board to join the mainstream of major U.S. companies and establish a majority vote standard in director elections.

Board Response to Shareholder Proposal
The Board believes that shareholder views of directors as expressed through the election process is an essential element of effective corporate governance and that the Company’s current voting standard provides a meaningful right for shareholders to elect directors. This is the reason that the Board long-ago adopted a resignation policy, currently set forth in Section 3 of the

Company’s Corporate Governance Principles, requiring that any director of the Company who fails to receive more of the votes cast “for” than “withheld” in an uncontested election shall promptly tender his or her resignation, after which the Corporate Governance Committee shall recommend to the Board, and the Board shall decide, whether to accept or reject that resignation or whether other action should be taken. The Corporate Governance Committee and the full Board must then evaluate any such resignation in light of the best interests of the Company and its shareholders, considering any information they consider relevant and appropriate, including the following:

•	the director’s qualifications in light of the overall composition of the Board;

•	the director’s past and anticipated future contributions to the Board;

•	the stated reasons, if any, for the “withheld” votes and whether the underlying cause can be otherwise addressed; and

•
the potential adverse consequences of accepting the resignation, including failure to comply with any applicable rule or regulation (including NYSE rules or federal securities laws) or triggering defaults or other adverse consequences under material contracts or the acceleration of change-in-control provisions and other rights in employment agreements, if applicable.

The Board believes that the current plurality voting standard coupled with the resignation policy set forth in the Corporate Governance Principles yields substantially the same outcome as the majority voting standard advocated by the Pension Fund. In reaching its conclusion, the Board took note of the fact that the Majority Voting Proposal advocated by the Pension Fund expressly contemplates the continuation of a “board-centric” director resignation policy that would address the continued status of any unelected director. Under either approach, therefore, a director who runs for re-election and fails to receive the favorable vote of a majority of the votes cast will continue to serve as a director unless and until his or her resignation is accepted by the Board in accordance with the terms and provisions of the then-existing director resignation policy. While the Board shares the same desirable objective as the Pension Fund, we simply employ a different approach to achieving substantially the same result, while providing the Board the ability to take into account the best interests of the Company and its shareholders.
Board Recommendation
For the foregoing reasons, the Board of Directors believes that implementing the Majority Voting Proposal is not in the best interests of Kaman and our shareholders. Therefore, the Board unanimously recommends a vote “AGAINST” the Majority Voting Proposal.
Recommendation Only
Shareholders should be aware that the Majority Voting Proposal is simply a request that the Board take the action stated in the proposal and is not binding on the Board. Shareholder approval will not, in and of itself, result in the election of directors by majority vote. Under Connecticut law, the election of directors by majority vote can only be effectuated through an amendment to the Company’s Amended and Restated Certificate of Incorporation or its Amended and Restated By-laws. Only in the event that the Majority Voting Proposal is approved by shareholders at the Annual Meeting would the Board consider whether, when and how to implement the Majority Voting Proposal.
Required Vote
The Majority Voting Proposal will be approved if more votes are cast “FOR” the proposal than are cast “AGAINST” the proposal, assuming a quorum is present. Broker non-votes and abstentions are not considered for purposes of determining the tally of votes cast “FOR” or “AGAINST” the proposal and, therefore, will not affect the outcome of the voting, but they will count towards the presence of a quorum.
FOR THE REASONS SET FORTH ABOVE, THE BOARD OF DIRECTORS
UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE
“AGAINST” THE MAJORITY VOTING PROPOSAL

PROPOSAL 7
NON-BINDING ADVISORY VOTE
TO ELIMINATE SUPERMAJORITY VOTING PROVISIONS

Background
John R. Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278, submitted a proposal for consideration at the Annual Meeting (the “Supermajority Voting Provision Elimination Proposal”). By letter, dated October 9, 2017, Mr. Chevedden’s broker confirmed that, since September 28, 2016, Mr. Chevedden continuously owned “no fewer than 100 shares” of the Common Stock of the Company, and Mr. Chevedden affirmed his intention to continue to hold those securities through the date of the Annual Meeting. The Supermajority Voting Provision Elimination Proposal, including the caption and supporting statement, are set forth below and will be voted on at the Annual Meeting upon proper presentation by Mr. Chevedden.
Supermajority Voting Provision Elimination Proposal

Proposal 7 - Simple Majority Vote
RESOLVED, Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. It is important that our company take each step necessary to adopt this proposal topic. It is important that our company take each step necessary to avoid a failed vote on this proposal topic.
Shareowners are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.
This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy’s. The proponents of these proposals included Ray T. Chevedden and William Steiner.
Currently a 1%-minority can frustrate the will of our 66%-shareholder majority. In other words a 1%-minority could have the power to prevent shareholders from improving our corporate governance.
Our company’s unrealized potential to improve its corporate governance (as reported in 2017) is an added incentive to take at least one step forward for better governance and vote for this proposal - given that our stock could lag the broader market averages in the year ahead:
The Kaman Board may have a problem with board refreshment. Brian Barents and E. Reeves Callaway III each had more than 20 years long tenure and they were on the nomination committee.
Kaman shareholders have no right to act by written consent and it takes an unusually high percentage of shareholders to call a special meeting. We also do not have an independent board chairman.
Our management apparently did not make a good faith effort to adopt annual election of each director. The 2017 management proposal to do so failed by a hair. Management could see in advance the number of yes-votes that were coming in and could have garnered more yes-votes. This is more important when we recently had one long-tenured director who managed to get 10-times as many no-votes as most other directors. We need to see the voting results of such a director every year.
Returning to the core topic of this proposal from the context of our unrealized potential to improve corporate governance,
Please vote to enhance shareholder value:
Proposal 7 - Simple Majority Vote

Board Response to Supermajority Voting Provision Elimination Proposal
The Board of Directors carefully considered the Supermajority Voting Provision Elimination Proposal and determined that the limited supermajority voting provisions included in the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) continue to serve the best interests of both the Company and its shareholders. The Board unanimously recommends that shareholders vote “AGAINST” the Supermajority Voting Provision Elimination Proposal.
By way of background, our Certificate of Incorporation only requires a supermajority vote in limited circumstances: (i) an amendment of the Bylaws and (ii) an amendment, or adoption of a provision inconsistent with, certain provisions of the Certificate of Incorporation, including (a) certain obligations and rights of our officers and directors, (b) the size and classification of the Board of Directors and (c) the condition that directors may only be removed for cause. Under the Company’s Certificate of Incorporation and Amended and Restated By-Laws (the “By-Laws”, and collectively with the Certificate of Incorporation, the “Governance Documents”), a simple majority voting requirement already applies to most matters submitted for shareholder approval.
Importantly, the limited supermajority voting provisions were overwhelmingly approved by the holders of approximately 99% of our then-existing Class B Voting Common Stock in connection with the 2005 recapitalization of the Company. Although the holders of our then-existing Class A Nonvoting Common Stock did not vote directly on the supermajority voting provisions, approximately 85% of the outstanding shares of Class A Nonvoting Common Stock supported the recapitalization knowing that the limited supermajority voting provisions would become effective upon implementation of the recapitalization. The Company has operated with these shareholder-approved, supermajority voting provisions for a dozen years and has generated total returns for shareholders over that period that have outpaced the S&P 500 by a wide margin. From November 3, 2005 (the effective date of the recapitalization) to December 31, 2017, the Company’s total return to shareholders was 250.6% compared to the 183.4% total return of the S&P 500. We believe the judgment (and binding vote) of our shareholders should be respected. Mr. Chevedden has not provided any reason why we should disregard the prior vote of our shareholders or noted any change in circumstance that necessitates a change in these shareholder-approved governance provisions.
The Board has also adopted other corporate governance principles and practices that are designed to protect shareholders’ interests, maximize long-term shareholder value, align the interests of the Board and management with those of our shareholders, and promote high ethical conduct among our directors and employees. These policies include:

•	Comprehensive Code of Conduct and Corporate Governance Principles;

•	Robust majority voting and director resignation policy for directors in uncontested elections;

•	All but one of our directors are independent, and all committees consist solely of independent directors;

•	Lead independent director;

•	Regular executive sessions of independent directors;

•	Regular assessment of Board and committee performance through annual Board and committee self-evaluations;

•	Robust stock ownership guidelines for directors and executive officers;

•	No shareholder rights plan or “poison pill”;

•	Compensation “clawback” provisions in CEO and CFO employment agreements;

•	Policy prohibiting hedging, pledging and short selling of our stock;

•	Directors may be removed for cause by a simple majority of votes cast; and

•	Mandatory retirement age for directors.
The Board also notes that the Company’s limited supermajority voting provisions are consistent with Connecticut corporate law (which provides mandatory supermajority voting requirements for certain types of shareholder votes, including votes on certain asset sales and mergers, approval of a business combination and dissolution) and with the governance practices of many prominent, publicly-traded companies, such as Nike, Inc., Campbell Soup Company, Dollar General Corporation, PACCAR, Inc., Best Buy Co., Inc., and ConocoPhillips, each of which have supermajority voting requirements for a wider array of matters than we do.
The Board believes that implementation of the Supermajority Voting Provision Elimination Proposal would adversely impact the Company’s carefully considered corporate governance practices, which have served shareholders well.
Board Recommendation
For the foregoing reasons, the Board of Directors believes that implementing the Supermajority Voting Provision is not in the best interests of Kaman and our shareholders. The Board believes that the substantial benefits of a supermajority voting provision do not come at the expense of prudent corporate governance. To the contrary, the voting requirement is designed to protect the interests of all shareholders. Therefore, the Board unanimously recommends a vote “AGAINST” the Supermajority Voting Provision Elimination Proposal.

Recommendation Only
Shareholders should be aware that the Supermajority Voting Provision Elimination Proposal is simply a request that the Board take the action stated in the proposal and is not binding on the Board. Shareholder approval will not, in and of itself, result in the elimination of any supermajority voting provisions in the Company’s Governance Documents. Under Connecticut law, amendments to the supermajority voting provisions can only be effectuated through an amendment to the Company’s Amended and Restated Certificate of Incorporation, which would need to be approved by the Board of Directors and then submitted to shareholders for their approval. In order to be approved by shareholders, any such amendment would require the favorable vote of at least two-thirds of the outstanding shares of the Company’s Common Stock. Only in the event that the Supermajority Voting Provision Elimination Proposal is approved by shareholders at the Annual Meeting would the Board consider whether, when and how to submit to shareholders an amendment to the Amended and Restated Certificate of Incorporation to eliminate supermajority voting provisions in its Governance Documents.
Required Vote
The Supermajority Voting Provision Elimination Proposal will be approved if more votes cast “FOR” the proposal than are cast “AGAINST” the proposal, assuming a quorum is present. Broker non-votes and abstentions are not considered for purposes of determining the tally of votes cast “FOR” or “AGAINST” the proposal and, therefore, will not affect the outcome of the voting, but they will count towards the presence of a quorum.
FOR THE REASONS SET FORTH ABOVE, THE BOARD OF DIRECTORS
UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST”
THE SUPERMAJORITY VOTING PROVISION ELIMINATION PROPOSAL

PROPOSAL 8
NON-BINDING ADVISORY VOTE TO EFFECTUATE A SPIN-OFF

Background
GAMCO Asset Management Inc., 1 Corporate Center, Rye, New York 10580 (“GAMCO”), submitted a proposal for consideration at the Annual Meeting (the “GAMCO Proposal”). By affidavit, dated October 31, 2017, a representative of GAMCO, confirmed that, since October 31, 2016 through October31, 2017, GAMCO had continuously held “at least 1% or $2,000 in market value” of the Common Stock of the Company, and GAMCO affirmed its intention to continue to hold those securities through the date of the Annual Meeting. The GAMCO Proposal, including the caption and supporting statement, are set forth below and will be voted on at the Annual Meeting upon proper presentation by GAMCO.
GAMCO Proposal

Resolved: that the shareholders of Kaman Corporation (the “Company” or “Kaman”) request that the Board of Directors and management effectuate a tax-deferred spin-off of either the Company’s Distribution business or its Aerospace business into a separate publicly traded C-corporation.
Supporting Statement: GAMCO’s clients and related entities own 17.91% of Kaman’s outstanding Common Stock.
Kaman has indicated that it has and is considering the spin-off of the Company’s Aerospace and its Distribution business segments.
GAMCO believes that the spin-off will allow each company to pursue its own objectives and realize its own valuation in the marketplace.
WE URGE ALL SHAREHOLDERS TO VOTE “FOR” THIS PROPOSAL

Board Response to GAMCO Proposal
The Board carefully considered the GAMCO Proposal and unanimously determined that passage of the GAMCO Proposal is not in the best interests of the Company and its shareholders.
The Company has a well-qualified and experienced Board of Directors consisting of ten members, nine of whom are independent directors. The Board includes six current or former Chief Executive Officers and two former Chief Financial Officers, and the Board as a whole has extensive experience and expertise in capital allocation and complex business transactions, including asset sales, acquisitions, business divestitures and restructurings. The Board regularly conducts objective reviews of the Company’s capitalization and business configuration. Over the past five years, the Board spearheaded, and the Company successfully executed, ten strategic transactions that have contributed to the overall growth and profitability of the Company, including nine acquisitions and one divestiture.
With the strategic oversight of the Board, Kaman has grown free cash flow, resulting in attractive returns to shareholders by way of additional investment in the Company’s businesses and return of capital to shareholders via dividends and share repurchases. The total return to shareholders over the one-, three- and five-year periods ended December 31, 2017, has been 22.1%, 54.2% and 73.7%, respectively.
In conjunction with its review of the GAMCO Proposal, the Board engaged financial advisor, J.P. Morgan Securities LLC, to help it evaluate the merits of a separation of the Company’s two principal business segments. After conducting an extensive analysis, the Board concluded that a spin-off of either the distribution segment (“Distribution”) or the aerospace segment (“Aerospace”) is not in the best interests of shareholders at this time.
The principal reasons supporting the Board’s conclusion are as follows:
Timing and Scale. Although a spin-off may provide an attractive value creation alternative at some point in the future, the Board concluded that a spin-off is not optimal at this time. The Board believes a stand-alone, publicly traded company consisting of our Distribution segment (which would result from a spin-off of either Aerospace or Distribution) would be too small to effectively support required public company costs. In addition, the Board believes such a stand-alone public company would likely not have sufficient scale to achieve a robust valuation or trade with adequate trading liquidity. Moreover, such a public company might have trouble attracting meaningful research coverage and investment banking support. The Board also believes that such a standalone company would lack the scale and diversity necessary to achieve favorable terms from suppliers of products, services and capital. With less cost-effective access to capital, the Board’s view is that it would be more difficult for Distribution to grow earnings and cash flow.
Other Avenues of Creating Value. The Board concluded that there are alternative strategies and opportunities that are likely to create more value for shareholders than a spin-off of either the Distribution or Aerospace business at this time. In this regard, the Board strongly believes that it should be free to pursue the strategies and opportunities that have the greatest potential to maximize shareholder value. In contrast, the GAMCO Proposal requests the Board to effectuate a spin-off even if another strategy would be likely to create more value. In so doing, the GAMCO Proposal purports to preclude the Board from considering other value-enhancing strategies and transactions. The Board believes it is not in the best long-term interests of shareholders to limit the Board’s flexibility in making decisions regarding the optimal structure of Kaman and its businesses, especially in light of the opportunities and uncertainties associated with the recently enacted Tax Cuts and Jobs Act of 2017.
Going forward, the Board will continue to evaluate all options for maximizing shareholder value, recognizing that market, tax and regulatory conditions and opportunities change over time.
Board Recommendation
For the foregoing reasons, the Board of Directors believes that implementing the GAMCO Proposal is not in the best interests of Kaman and our shareholders. Therefore, the Board unanimously recommends a vote “AGAINST” the GAMCO Proposal.
Recommendation Only
Shareholders should be aware that the GAMCO Proposal is simply a request that the Board take the action stated in the proposal and is not binding on the Board. Shareholder approval will not, in and of itself, result in a spin-off of the Company’s Aerospace or Distribution segment into a separate publicly traded corporation.
Required Vote
The GAMCO Proposal will be approved if more votes are cast “FOR” the proposal than are cast “AGAINST” the proposal, assuming a quorum is present. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the results of the voting, although they will count towards the presence of a quorum.
FOR THE REASONS SET FORTH ABOVE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” THE GAMCO PROPOSAL
SHAREHOLDER PROPOSALS FOR 2019 ANNUAL MEETING
Pursuant to SEC rules, proposals of shareholders intended to be included in the Company’s 2019 proxy materials and submitted for action at the 2019 Annual Meeting of Shareholders generally must be received by the Company at its corporate headquarters, 1332 Blue Hills Avenue, Bloomfield, Connecticut 06002 on or before November 2, 2018. Pursuant to SEC rules and the Company’s Bylaws, shareholders who wish to present a proposal at the 2019 Annual Meeting of Shareholders, when such proposal is not intended to be included in the Company’s proxy materials relating to that meeting, or submit a nomination for director, must give advance notice to the Company at its corporate headquarters, 1332 Blue Hills Avenue, Bloomfield, Connecticut 06002 on or before February 2, 2019, but no earlier than January 18, 2019, which is the period not less than 75 days, nor more than 90 days, prior to the first anniversary of the Company’s annual meeting of shareholders to be held on April 18, 2018. Please review the Company’s Bylaws which contain additional advance notice requirements, including with respect to advance notice of shareholder proposals and Director nominations. These requirements are briefly summarized on page 11.
ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING.
IF YOU CANNOT ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES.
YOUR VOTE IS IMPORTANT!

Annex I

NATIONAL SURVEY DATA USED BY
INDEPENDENT COMPENSATION CONSULTANT
FOR 2015 MARKET REPORT

	Compensation Element
Surveys	Base Salary	Annual Bonus Target	Long-term Compensation Target	Approximate Number of Participants	Nature of Participants
AonHewitt — Executive Compensation Survey	X	X	X	654	Fortune 1000 Companies
Equilar — Executive Compensation Survey	X	X	X	3,000	Russell 3000 Companies

PEER GROUP COMPANIES
USED BY INDEPENDENT COMPENSATION CONSULTANT
FOR 2015 MARKET REPORT†

ISS Peer Group	Company Peer Group	Equilar Peer Group
A. Schulman, Inc.	A. Schulman, Inc.	AAR Corp.
AAR Corp.	AAR Corp.	Alliant Techsystems Inc.
Air Lease Corporation	Albany International Corp.	Applied Industrial Technologies, Inc.
Aircastle Limited	Alliant Techsystems Inc.	B/E Aerospace Inc.
Albany International Corp.	Applied Industrial Technologies, Inc.	Barnes Group, Inc.
Applied Industrial Technologies, Inc.	Barnes Group, Inc.	Curtiss-Wright Corporation
Barnes Group, Inc.	Callaway Golf Company	Esterline Technologies Corporation
Beacon Roofing Supply, Inc.	Curtiss Wright Corporation	GenCorp Inc.
Curtiss-Wright Corporation	Esterline Technologies Corporation	Hexcel Corporation
Ducommon Incorporated	H.B. Fuller Company	Moog Inc.
DXP Enterprises, Inc.	HEICO Corporation	Teledyne Technologies Incorporated
Esterline Technologies Corporation	Hexcel Corporation	Triumph Group, Inc.
Fastenal Company	Loral Space & Communications	TransDigm Group Incorporated
GATX Corporation	Moog Inc.	Wesco Aircraft Holdings, Inc.
H&E Equipment Services, Inc.	Nordson Corporation	Woodward, Inc.
H.B. Fuller Company	Plexus Corp.
HEICO Corporation	Stepan Company
Hexcel Corporation	Superior Industries International, Inc.
MSC Industrial Direct Co, Inc.	Teledyne Technologies Incorporated
Nordson Corporation	Triumph Group, Inc.
Stepan Company	Tupperware Brands Corporation
Teledyne Technologies Incorporated	Woodward, Inc.
Titan Machinery Inc.
Woodward, Inc.

†	Companies shown in blue were included in the Company Peer Group at the time of the 2015 Market Report.

I-1

Exhibit A
KAMAN CORPORATION
AMENDED AND RESTATED 2013 MANAGEMENT INCENTIVE PLAN
1.Purpose.
The purpose of the Kaman Corporation Amended and Restated 2013 Management Incentive Plan as set forth herein (this “Plan”) is to attract and retain Employees, Non-Employee Directors, and Consultants (including prospective service providers) and to provide additional incentives for these persons consistent with the long-term success of the business of Kaman Corporation (the “Company”). This Plan was originally approved by stockholders on April 17, 2013 as the Kaman Corporation 2013 Management Incentive Plan (the “2013 MIP”). This amendment and restatement is subject to the approval of the Company’s stockholders, and shall have no effect prior to that time. The amendments made to the 2013 MIP shall affect only Awards granted on or after the Effective Date (as hereinafter defined herein). Awards granted prior to the Effective Date shall be governed by the terms of the 2013 MIP and Award Agreements as in effect prior to the Effective Date. The terms of this Plan are not intended to affect the interpretation of the terms of the 2013 MIP as they existed prior to the Effective Date. For the avoidance of doubt, nothing in this Plan shall in any manner affect the treatment of Awards issued under the 2013 MIP that were granted to Executive Officers with the intention of qualifying as performance-based compensation under Section 162(m) of the Code.
2.Definitions. As used in this Plan, the following terms shall be defined as set forth below:
2.1“2013 MIP” means the Kaman Corporation 2013 Management Incentive Plan, as in effect prior to the Effective Date.
2.2“Act” means the Securities Exchange Act of 1934, as amended.
2.3“Affiliate” means any corporation or any other entity (including, but not limited to, a partnership) that is affiliated with the Company through stock ownership or otherwise. For avoidance of doubt, an Affiliate shall include a Subsidiary.
2.4“Award” or “Awards” means, individually or collectively, except where referring to a particular category of grant under this Plan, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance Share Awards, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms hereunder.
2.5“Award Agreement” means an agreement, certificate, resolution or other form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award. An Award Agreement may be in an electronic medium, may be limited to a notation on the Company’s books and records and, if approved by the Committee, need not be signed by a representative of the Company or a Participant.
2.6“Base Price” shall have the meaning given to it in Section 6.2.
2.7“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Act.
2.8“Board” means the Board of Directors of the Company.
2.9“Cash-Based Award” means an Award granted to a Participant as described in Section 11.
2.10“Change in Control” shall have the meaning given to it in Section 13.3.
2.11“Code” means the Internal Revenue Code of 1986, as amended from time to time.
2.12“Committee” means the committee of the Board described in Section 4.
2.13“Consultant” means any natural person, including an advisor, engaged by the Company or any Subsidiary to render bona fide services to such entity (other than in connection with the offer or sale of securities in a capital-raising transaction or to promote or maintain a market for the Company’s securities).
2.14“Company” means Kaman Corporation or its successor.
2.15“Deferred Stock Unit” means an Award that is vested on the Grant Date that entitles the recipient to receive Shares after a designated period of time. Deferred Stock Units shall be subject to such restrictions and conditions as set forth in the Award Agreement, which shall be consistent with the provisions for Restricted Stock Units set forth in Section 8 below except for the requirement to have a Restricted Period or Performance Goals.
2.16“Effective Date” means the date this Plan is approved by the stockholders of the Company in accordance with the rules of the New York Stock Exchange and other applicable law.

2.17“Employee” means any person designated as an employee of the Company, any of its Affiliates, and/or any of its or their Subsidiaries on the payroll records thereof.
2.18“Executive Officer” means an “executive officer” of the Company as defined by Rule 3b-7 under the Act. To the extent that the Board takes action to designate the persons who are the “executive officers” of the Company, the persons so designated (and no others) shall be deemed to be the “executive officers” of the Company for all purposes of this Plan.
2.19“Family Member” means a Participant’s spouse, parents, children and grandchildren.
2.20“Fair Market Value” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on the New York Stock Exchange or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, an average of trading days or on any other basis consistent with the requirements of the stock rights exemption under Section 409A of the Code using actual transactions involving Shares, as determined by the Committee in its discretion. In the event Shares are not publicly determined at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate. Such definition(s) of Fair Market Value shall be specified in each Award Agreement and may differ depending on whether Fair Market Value is in reference to the grant, exercise, vesting, settlement, or payout of an Award; provided, however, that upon a broker-assisted exercise of an Option, the Fair Market Value shall be the price at which the Shares are sold by the broker.
2.21“Full Value Award” means an Award other than a Nonqualified Stock Option, an Incentive Stock Option or a Stock Appreciation Right and which is settled by the issuance of Shares.
2.22“Grant Date” means the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.
2.23“Incentive Stock Option” means any Option that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.
2.24“Non-Employee Director” means a member of the Board who is not an Employee.
2.25“Nonqualified Stock Option” means an Option that is not intended to qualify as an Incentive Stock Option.
2.26“Option” means any option to purchase Shares granted under Section 5.
2.27“Option Price” means the purchase price payable upon the exercise of an Option.
2.28“Other Stock-Based Awards” means an equity-based or equity-related Award not otherwise described by the terms of this Plan granted under Section 10.
2.29“Participant” means an Employee, Non-Employee Director or a Consultant who is selected by the Committee to receive benefits under this Plan, provided that only Employees shall be eligible to receive grants of Incentive Stock Options. The Committee may also designate an individual who is not yet an Employee, Non-Employee Director or Consultant but has entered into a written or verbal commitment to become an Employee, Non-Employee Director or Consultant a "Participant".
2.30“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Share Award, Restricted Stock Unit, Performance Share Award or Cash-Based Award.
2.31“Performance Goal” means, with respect to a Restricted Share Award, a Restricted Stock Unit Award, a Performance Share Award or a Cash-Based Award, the specific goal or goals established in writing by the Committee for the Performance Cycle applicable to such Award. Performance Goals may be based on attaining specific levels of individual performance and/or performance of the Company and/or one or more of its Subsidiaries, Affiliates, divisions or operations and/or business units, product lines, brands, business segments, administrative departments or any combination of the foregoing with respect to such financial, operational and/or other performance criteria as it deems appropriate in its sole discretion.
2.32“Performance Share Award” means an Award denominated in either Shares or share units granted pursuant to Section 9.
2.33“Plan” means the Kaman Corporation Amended and Restated 2013 Management Incentive Plan, as described herein and as hereafter amended from time to time.
2.34“Restricted Period” means a period of time established under Section 8 with respect to Restricted Stock Units.
2.35“Restricted Shares” means Shares granted under Section 7 subject to a substantial risk of forfeiture.

2.36“Restricted Stock Units” means an Award pursuant to Section 8 of the right to receive Shares at the end of a specified period.
2.37“Share Authorization” means the maximum number of Shares available for grant under this Plan, as described in Section 3.
2.38“Shares” means the common stock of the Company.
2.39“Spread” means, in the case of a Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Base Price specified in such right.
2.40“Stock Appreciation Right” means a right granted under Section 6.
2.41“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.
2.42“Substitute Award” means any Award granted or issued to a Participant in assumption or substitution of either outstanding awards or the right or obligation to make future awards by an entity acquired by the Company or a Subsidiary or with which the Company or a Subsidiary combines.
2.43“Unrestricted Shares” means a grant of Shares free of any Restricted Period, Performance Goals or any substantial risk of forfeiture. Unrestricted Shares may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to an Employee.
3.Shares Available Under this Plan.
3.1Number of Shares Reserved for Awards.
(a)Subject to adjustment as provided in Section 12 below, the aggregate total number of Shares that may be delivered pursuant to Awards granted under this Plan and the 2013 MIP shall not exceed 4,500,000, all of which can be deliverable pursuant to the exercise of Incentive Stock Options. No further Awards shall be granted pursuant to the terms of the 2013 MIP. Shares that may be delivered pursuant to Awards may be authorized but unissued Shares or authorized and issued Shares held in the Company’s treasury or otherwise acquired for the purposes of this Plan.
(b)To the extent that a Share is granted pursuant to a Full Value Award, it shall reduce the Share Authorization by three (3) Shares; and, to the extent that a Share is granted pursuant to an Award other than a Full Value Award, it shall reduce the Share Authorization by one (1) Share.
(c)Subject to the limits set forth in Section 3.1(a) on the number of Shares that may be granted in the aggregate under this Plan, a Non-Employee Director may not receive Awards with a value greater than $600,000 on the date of grant in any calendar year. With respect to Awards granted during a calendar year, the amount to be applied against this limit shall be the Grant Date fair value, as determined by the Company for financial reporting purposes, for such Awards. For the avoidance of doubt, in a calendar year in which a Non-Employee Director serves the Company in another capacity (including as an interim officer), the limit described in this Section 3.1(c) shall not apply to Awards granted by the Board to such director in respect of such service as an Employee or consultant.
(d)Subject to the limits set forth in Section 3.1(a) on the number of Shares that may be granted in the aggregate under this Plan, the following limits shall apply to grants of Awards under the Plan:
i.The maximum aggregate number of Shares subject to Options granted or Shares subject to Stock Appreciation Rights granted in any one calendar year to any one Participant shall be 500,000 plus the amount of the Participant’s unused annual limit for Options and for Stock Appreciation Rights under this paragraph as of the close of the previous calendar year.
ii.The maximum aggregate grant with respect to Awards of Restricted Shares or Restricted Stock Units in any one calendar year to any one Participant shall be 100,000 plus the amount of the Participant’s unused annual limit for Restricted Shares or Restricted Stock Units under this paragraph as of the close of the previous calendar year.
iii.The maximum number of Shares subject to a Performance Share Award in any one calendar year to any one Participant shall be 100,000 plus the amount of the Participant’s unused annual limit for Performance Share Awards under this paragraph denominated in Shares or share units as of the close of the previous calendar year.
iv.The maximum aggregate amount awarded or credited with respect to a Cash-Based Award to any Executive Officer or other key employee in any calendar year that is subject to a Performance Cycle that is more than twelve (12) months may not exceed ten million dollars ($10,000,000).

v.The maximum aggregate amount awarded or credited with respect to a Cash-Based Award to any Executive Officer or other key employee in any calendar year that is subject to a Performance Cycle that is twelve (12) months or less may not exceed four million dollars ($4,000,000).
vi.The maximum aggregate grant with respect to other equity-based Awards in any one calendar year to any one Participant shall be 100,000 plus the amount of the Participant’s unused annual limit for other equity-based Awards as of the close of the previous calendar year.
(e)Except with respect to a maximum of five percent (5%) of the Shares authorized under this Section 3.1 as of the Effective Date, as may be adjusted under Section 12, any equity-based Award that vests on the basis of the Participant’s continued employment with or provision of service to the Company shall not provide for vesting before the first (1st) anniversary of the Grant Date. Notwithstanding the foregoing, the 5% limit described in the preceding sentence shall not apply to any Cash-Based Awards or Substitute Awards or any Awards granted to Non-Employee Directors.
3.2Share Usage.
(a)Any Shares related to Awards, whether granted under this Plan or the 2013 MIP, that at any time on or after the Effective Date terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan. In addition, Restricted Shares, whether granted under this Plan or the 2013 MIP, that are forfeited on or after the Effective Date shall again be available for grant under this Plan.
(b)The full number of Nonqualified Stock Options, Incentive Stock Options and Stock Appreciation Rights granted that are to be settled by the issuance of Shares shall be counted against the number of Shares available for award under this Plan, regardless of the number of Shares actually issued upon settlement of any such Award.
(c)Any Shares withheld to satisfy tax withholding obligations on an Award issued under this Plan other than with respect to a Full Value Award, Shares tendered to pay the exercise price of an Award under this Plan, and Shares repurchased on the open market with the proceeds of an Option exercise will not be eligible to be again available for grant under this Plan.
(d)Substitute Awards shall not be counted against the Shares available for granting Awards under this Plan.
3.3Dividend Equivalents. The Committee may on or after the Grant Date authorize the payment of dividend equivalents on Shares subject to any Award on a current, deferred or contingent basis with respect to any or all dividends or other distributions paid by the Company. Notwithstanding the foregoing, any such dividend equivalents shall be subject to the same restrictions as the underlying Award, and no dividend equivalents shall be payable on (i) Options or Stock Appreciation Rights, or (ii) any Shares issuable pursuant to Awards that are subject to Performance Goals unless and until such Shares are earned and vested.
4.Plan Administration.
4.1Board Committee Administration. This Plan shall be administered by the Personnel & Compensation Committee appointed by the Board from among its members, provided that the full Board may at any time act as the Committee. The interpretation and construction by the Committee of any provision of this Plan or of any Award Agreement and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document shall be final and conclusive. No member of the Committee shall be liable to any person for any such action taken or determination made in good faith.
4.2Terms and Conditions of Awards. The Committee shall have final discretion, responsibility, and authority to:
(a)grant Awards;
(b)determine the Participants to whom and the times at which Awards shall be granted;
(c)determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, and the applicable terms, conditions, and restrictions, including the length of time for which any restriction shall remain in effect;
(d)establish and administer Performance Goals and Performance Cycles relating to any Award;
(e)determine the rights of Participants with respect to an Award upon termination of     employment or service as a director;
(f)determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered;

(g)accelerate the vesting of an Award;
(h)interpret the terms and provisions of Award Agreements;
(i)provide for forfeiture of outstanding Awards and recapture of realized gains and other realized value in such events as determined by the Committee;
(j)make such adjustments to Awards as are permitted under Sections 9.5 and 11; and
(k)make all other determinations deemed necessary or advisable for the administration of this Plan.
The Committee may solicit recommendations from the Company’s Chief Executive Officer with respect to the grant of Awards under this Plan. The Committee (or, as permitted under Section 4.3, the Company’s Chief Executive Officer) shall determine the terms and conditions of each Award at the time of grant. No Participant or any other person shall have any claim to be granted an Award under this Plan at any time, and the Company is not obligated to extend uniform treatment to Participants under this Plan. The terms and conditions of Awards need not be the same with respect to each Participant.
4.3Committee Delegation. The Committee may delegate to the Company’s Chief Executive Officer the authority to grant Awards to Participants who are not Non-Employee Directors or Executive Officers and to interpret and administer Awards for such Non-Employee Directors and Executive Officers. Any such delegation shall be subject to the limitations of Section 33-675(c) of the Connecticut Business Corporation Act. The Committee may also delegate the authority to grant Awards to any subcommittee(s) consisting of members of the Board.
4.4Awards to Non-employee Directors. Notwithstanding any other provision of this Plan to the contrary, all Awards to Non-employee Directors must be authorized by the Board.
4.5Employee’s Service as Non-Employee Director or Consultant. An Employee who receives an Award, terminates employment, and immediately thereafter begins performing service as a Non-Employee Director or Consultant shall have such service treated as service as an Employee for purposes of the Award. The previous sentence shall not apply when (a) the Award is an Incentive Stock Option or (b) prohibited by law.
5.Options. The Committee may authorize grants to Participants of Options to purchase Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:
5.1Number of Shares. Each grant shall specify the number of Shares to which it pertains.
5.2Option Price. Each grant shall specify an Option Price per Share, which shall be equal to or greater than the Fair Market Value per Share on the Grant Date, except in the case of Substitute Awards or as provided in Section 12.
5.3Consideration. Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include in the Committee’s sole discretion: (a) cash in the form of currency or check or other cash equivalent acceptable to the Company, (b) nonforfeitable, unrestricted Shares owned by the Participant which have a value at the time of exercise that is equal to the Option Price, (c) a reduction in Shares issuable upon exercise which have a value at the time of exercise that is equal to the Option Price (a “net exercise”), (d) to the extent permitted by applicable law, the proceeds of sale from a broker-assisted cashless exercise, (e) any other legal consideration that the Committee may deem appropriate on such basis as the Committee may determine in accordance with this Plan or (f) any combination of the foregoing. For the avoidance of doubt, Participants who receive Options to purchase Shares shall have no legal right to own or receive Shares withheld from delivery upon exercise pursuant to Section 5.3(c), and otherwise shall have no rights in respect of such Shares whether as a shareholder or otherwise.
5.4Vesting. Any grant may specify (a) a waiting period or periods before Options shall become exercisable, and (b) permissible dates or periods on or during which Options shall be exercisable, and any grant may provide for the earlier exercise of such rights in the event of a termination of employment. Vesting may be further conditioned upon the attainment of Performance Goals established by the Committee.
5.5Provisions Governing Incentive Stock Options. Options granted under this Plan may be Incentive Stock Options, Nonqualified Stock Options or a combination of the foregoing, provided that only Nonqualified Stock Options may be granted to Non-Employee Directors. Each grant shall specify whether (or the extent to which) the Option is an Incentive Stock Option or a Nonqualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. Options failing to qualify as Incentive Stock Options for any reason will be treated as Nonqualified Stock Options, rather than being forfeited.

5.6Exercise Period.
(a)Subject to Section 18.9, no Option granted under this Plan may be exercised more than ten years from the Grant Date.
(b)If the Fair Market Value exceeds the Option Price on the last day that an Option may be exercised under an Award Agreement, the affected Participant shall be deemed to have exercised the vested portion of such Option in a net exercise under Section 5.3(c) above without the requirement of any further action.
5.7Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.
6.Stock Appreciation Rights. The Committee may authorize grants to Participants of Stock Appreciation Rights. A Stock Appreciation Right is the right of the Participant to receive from the Company an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Stock Appreciation Rights under this Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:
6.1Payment in Cash or Shares. Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right will be paid by the Company in cash, Shares or any combination thereof or may grant to the Participant or reserve to the Committee the right to elect among those alternatives.
6.2Base Price. Each grant shall specify a price to be used as the basis for determining the Spread upon the exercise of a Stock Appreciation Right (the “Base Price”), which shall be equal to or greater than the Fair Market Value per Share on the Grant Date, except in the case of Substitute Awards or as provided in Section 12.
6.3Vesting. Any grant may specify (a) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (b) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable, and any grant may provide for the earlier exercise of such rights in the event of a termination of employment. Vesting may be further conditioned upon the attainment of Performance Goals established by the Committee.
6.4Exercise Period. Subject to Section 18.9, no Stock Appreciation Right granted under this Plan may be exercised more than ten years from the Grant Date. If a Spread exists on the last day that a Stock Appreciation Right may be exercised under an Award Agreement, the affected Participant shall be deemed to have exercised the vested portion of such Stock Appreciation Right without the requirement of any further action.
6.5Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.
7.Restricted Shares. The Committee may authorize grants to Participants of Restricted Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:
7.1Transfer of Shares. Each grant shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.
7.2Consideration. To the extent permitted by Connecticut law, each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.
7.3Substantial Risk of Forfeiture. Each grant shall provide that the Restricted Shares covered thereby shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Grant Date, and any grant or sale may provide for the earlier termination of such risk of forfeiture in the event of a termination of employment.
7.4Dividend, Voting and Other Ownership Rights. Unless otherwise determined by the Committee, an award of Restricted Shares shall entitle the Participant to dividend, voting and other ownership rights (except for any rights to a liquidating distribution) during the period for which such substantial risk of forfeiture is to continue. Except as otherwise determined by the Committee, any or all dividends or other distributions paid on the Restricted Shares during the period of such forfeiture restrictions shall be accumulated or reinvested in additional Shares, which shall be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.
7.5Restrictions on Transfer. Each grant shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Grant Date.

7.6Performance-Based Restricted Shares. Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Goals established by the Committee in accordance with the applicable provisions of Section 9 regarding Performance Share Awards.
7.7Award Agreement; Certificates. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan. Unless otherwise directed by the Committee, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to such Shares, shall be held in custody by the Company until all restrictions thereon lapse.
8.Restricted Stock Units. The Committee may authorize grants of Restricted Stock Units to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:
8.1Restricted Period. Each grant shall provide that the Restricted Stock Units covered thereby shall be subject to a Restricted Period, which shall be fixed by the Committee on the Grant Date, and any grant or sale may provide for the earlier termination of such period in the event of a termination of employment.
8.2Ownership Rights. During the Restricted Period, the Participant shall not have any right to transfer any rights under the subject Award and shall not have any rights of ownership in the Shares underlying the Restricted Stock Units, including the right to vote such Shares.
8.3Performance-Based Restricted Share Units. Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Goals established by the Committee in accordance with the applicable provisions of Section 9 regarding Performance Share Awards.
8.4Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.
9.Performance Share Awards. The Committee shall determine whether and to whom Performance Share Awards shall be granted and such terms, limitations and conditions as it deems appropriate in its sole discretion in accordance with the following provisions:
9.1Number of Performance Share Awards. Each grant shall specify the number of Shares or share units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.
9.2Performance Cycle. The Performance Cycle with respect to each Performance Share Award shall be determined by the Committee and set forth in the Award Agreement and may be subject to earlier termination in the event of a termination of employment.
9.3Performance Goals. Each grant shall specify the Performance Goals that are to be achieved by the Participant and a formula for determining the amount of any payment to be made if the Performance Goals are achieved.
9.4Payment of Performance Share Awards. Each grant shall specify the time and manner of payment of Performance Share Awards that shall have been earned.
9.5Adjustments. If the Committee determines after the Performance Goals have been established that a change in the business, operations, corporate structure or capital structure of the Company or its Subsidiaries, or the manner in which it conducts its business, or other events or circumstances, including but not limited to changes in law or accounting rules, render the Performance Goals unsuitable, the Committee may modify such Performance Goals, in whole or in part, as the Committee deems appropriate and equitable. The Committee shall also have the right to increase or decrease the amount payable under a Performance Share Award to adjust for events or other circumstances not considered in setting Performance Goals for a Performance Share Award.
9.6Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.
10.Other Equity Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares and grant of Deferred Stock Units) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
11.Cash-Based Awards. The Committee may, in its sole discretion, grant Cash-Based Awards to Executive Officers and key employees in such amounts and upon such terms, and subject to such conditions, as the Committee shall determine at the time of grant. The Committee shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Committee shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Committee. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and shall be made in cash, except as otherwise provided in any guidelines the Company may maintain regarding stock ownership or in individual Award Agreements. The Committee in its sole discretion may increase or decrease the amount payable to adjust for events or other circumstances not considered in setting Performance Goals for a Cash-Based Award, and shall also have the right in its sole discretion to increase or decrease the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for any Performance Cycle.
12.Adjustments. The Committee shall make or provide for such adjustments in the (a) aggregate and per-person limitations specified in Section 3, (b) number of Shares covered by outstanding Awards, (c) Option Price or Base Price applicable to outstanding Options and Stock Appreciation Rights, and (d) kind of shares available for grant and covered by outstanding Awards (including shares of another issuer), as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination or exchange of Shares, recapitalization, extraordinary cash dividend, or other change in the capital structure of the Company, (y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities, or (z) any other corporate transaction or event having an effect similar to any of the foregoing. In addition, in the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the cancellation or surrender of all Awards so replaced. In the case of Substitute Awards, the Committee may make such adjustments, not inconsistent with the terms of this Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under this Plan as so adjusted.
13.Change in Control.
13.1General Rule. Except as otherwise provided in an Award Agreement, in the event of a Change in Control, the Committee may, but shall not be obligated to do any one or more of the following, in each case without Participant consent: (a) accelerate, vest or cause the restrictions to lapse with respect to, all or any portion of an Award, (b) cancel Awards for a cash payment equal to their fair value (as determined in the sole discretion of the Committee) which, in the case of Options and Stock Appreciation Rights, shall be deemed to be equal to the excess, if any, of the consideration to be paid in connection with the Change in Control to holders of the same number of Shares subject to such Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights) over the aggregate Option Price (in the case of Options) or Base Price (in the case of Stock Appreciation Rights), (c) provide for the issuance of replacement awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion, (d) terminate Options without providing accelerated vesting or (e) take any other action with respect to the Awards the Committee deems appropriate. For avoidance of doubt, the treatment of Awards upon a Change in Control may vary among Participants and Types of Awards in the Committee’s sole discretion.
13.2Settlement of Awards Subject to Performance Goals Upon a Change in Control. Awards subject to satisfying a Performance Goal or Goals shall be settled upon a Change in Control. The settlement amount shall be determined by the Committee in its sole discretion based upon the extent to which the Performance Goals for any such Awards have been achieved after evaluating actual performance from the start of the Performance Cycle until the date of the Change in Control and the level of performance anticipated with respect to such Performance Goals as of the date of the Change in Control.
13.3Change in Control. shall mean the earliest to occur of the following events, provided that such event is not also a Management Buyout (as defined below):
(a)Any Person (as defined below) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding voting securities generally entitled to vote in the election of directors of the Company, provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company or a transaction described in clause (i) of paragraph (b) below;
(b)There is consummated a Merger of the Company with any other business entity other than (i) a Merger which would result in the securities of the Company generally entitled to vote in the election of directors of the Company outstanding immediately prior to such Merger continuing to represent (either by remaining outstanding or by being converted into such securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding such securities under an employee benefit plan of the Company or any Subsidiary, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such Merger generally entitled to vote in the election of directors of the Company or such surviving entity or any parent thereof and, in the case of such surviving entity or any parent thereof, of a class registered under Section 12 of the Act, or (ii) a Merger effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes a Beneficial Owner, directly or indirectly, of securities of the Company’s then outstanding voting securities of the Company generally entitled to vote in the election of directors of the Company;
(c)The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity where the outstanding securities generally entitled to vote in the election of directors of the Company immediately prior to the transaction continue to represent (either by remaining outstanding or by being converted into such securities of the surviving entity or any parent thereof) 50% or more of the combined voting power of the outstanding voting securities of any such entity generally entitled to vote in such entity’s election of directors immediately after such sale and of a class registered under Section 12 of the Act; or
(d)A change in the composition of the Board such that the individuals who, as of the date hereof, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that, any individual who becomes a member of the Board subsequent to the date hereof, whose election, or nomination for election by the Company’s shareholders, was approved by a vote (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination) of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such under this provision)  shall be considered as though such individual were a member of the Incumbent Board.
(e)As used in this Section 13:
i.    “Management Buyout” means any event or transaction which would otherwise constitute a Change in Control (a “Transaction”) if, in connection with the Transaction, the Participant, the Participant’s Family Members and/or the Participant’s Affiliates participate, directly or beneficially, as an equity investor in, or have the option or right to acquire, whether vested or not vested, equity interests of, the acquiring entity or any of its Affiliates (as defined in Rule 12b-2 under the Act) (the “Acquiror”) having a percentage interest therein greater than 1%. For purposes of the preceding sentence, a party shall not be deemed to have participated as an equity investor in the Acquiror by virtue of (i) obtaining Beneficial Ownership of any equity interest in the Acquiror as a result of the grant to the party of an incentive compensation award under one or more incentive plans of the Acquiror (including, but not limited to, the conversion in connection with the Transaction of incentive compensation awards of the Company into incentive compensation awards of the Acquiror), on terms and conditions substantially equivalent to those applicable to other employees of the Company at a comparable level as such party immediately before the Transaction, after taking into account normal differences attributable to job responsibilities, title and the like, (ii) obtaining beneficial interest of any equity interest in the Acquiror on terms and conditions substantially equivalent to those obtained in the Transaction by all other shareholders of the Company or (iii) the party’s interests in any tax-qualified defined benefit or defined contribution pension or retirement plan in which such party or any Family Member of such party is a participant or beneficiary.
ii.    “Merger” means a merger, share exchange, consolidation or similar business consolidation under applicable law.
iii.    “Participant’s Affiliates” at any time consist of any entity in which the Participant and/or the Participant’s Family Members then own, directly or beneficially, or have the option or right to acquire, whether or not vested, greater than 10% of such entity’s equity interests, and all then current directors and Executive Officers of the Company who are members of any group that also includes the Participant, a Family Member and/or any such entity in which the members have agreed to act together for the purpose of participating in the Transaction.
iv.    “Person” shall have the meaning given in Section 3(a)(9) of the Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions and with substantially the same voting rights as their ownership and voting rights with respect to the Company.
14.Term of this Plan. Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no further Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.

15.Withholding.
15.1In General. As a condition to the delivery of any Shares, other property or cash pursuant to any Award or the lifting or lapse of restrictions on any Award, or in connection with any other event that gives rise to a minimum federal or other governmental tax withholding obligation on the part of the Company or its Subsidiaries relating to an Award (including, without limitation, employment taxes), (a) the Company or its Subsidiaries may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to the Participant, whether or not pursuant to this Plan, (b) the Committee shall be entitled to require that the Participant remit cash to the Company or its Subsidiaries (through payroll deduction or otherwise) or (c) the Company may enter into any other suitable arrangements to withhold, in each case in an amount sufficient in the Company’s opinion to satisfy such withholding obligation.
15.2Share Withholding. With respect to withholding required upon the exercise of Options or Stock Appreciation Rights, upon the lapse of restrictions on Restricted Shares and Restricted Stock Units, or upon the achievement of Performance Goals related to Performance Share Awards, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing or electronically, and signed or acknowledged electronically by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
16.Certain Terminations of Employment, Hardship and Approved Leaves of Absence. Notwithstanding any other provision of this Plan to the contrary, in the event of a Participant’s termination of employment (including by reason of death, disability or retirement) or in the event of hardship or other special circumstances, the Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including, without limitation, waiving or modifying any limitation or requirement with respect to any Award under this Plan. The Committee shall have the discretion to determine whether and to what extent the vesting of Awards shall be tolled during any leave of absence, paid or unpaid; provided however, that in the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to the Award to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave. Any actions taken by the Committee shall be taken consistent with the requirements of Section 409A of the Code.
17.Authorization of Sub-Plans. The Committee may from time to time establish one or more sub-plans under this Plan for purposes of satisfying applicable blue sky, securities, and/or tax laws of various jurisdictions. The Committee shall establish such sub-plans by adopting supplements to this Plan containing (a) such limitations as the Committee deems necessary or desirable, and (b) such additional terms and conditions not otherwise inconsistent with this Plan as the Committee shall deem necessary or desirable. All sub-plans adopted by the Committee shall be deemed to be part of this Plan, but each sub-plan shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any sub-plans to Participants in any jurisdiction which is not the subject of such sub-plan.
18.Amendments and Other Matters.
18.1Plan Amendments. The Board may amend, suspend or terminate this Plan or the Committee’s authority to grant Awards under this Plan at any time. Notwithstanding the foregoing, no amendments shall be effective without approval of the Company’s stockholders if (a) stockholder approval of the amendment is then required pursuant to the Code, the rules of the primary stock exchange or stock market on which the Shares are then traded, applicable U.S. state corporate laws or regulations, applicable U.S. federal laws or regulations, and the applicable laws of any foreign country or jurisdiction where Awards are, or shall be, granted under this Plan, or (b) such amendment would (i) modify Section 18.4, (ii) materially increase benefits accruing to Participants, (iii) increase the aggregate number of Shares issued or issuable under this Plan, (iv) increase any limitation set forth on the number of Shares which may be issued or the aggregate value of Awards or the per-person limits under Section 3 except as provided in Section 12, (v) modify the eligibility requirements for Participants in this Plan, or (vi) reduce the minimum Option Price and Base Price as set forth in Sections 5 and 6, respectively. Notwithstanding any other provision of this Plan to the contrary, except as provided in Section 18.8, no termination, suspension or amendment of this Plan may adversely affect any outstanding Award without the consent of the affected Participant.
18.2Award Deferrals. The Committee may permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. However, any Award deferrals which the Committee permits must comply with the provisions of Section 22 and the requirements of Section 409A of the Code.
18.3Conditional Awards. The Committee may condition the grant of any Award or combination of Awards under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or any Affiliate to the Participant, provided that any such grant must comply with the provisions of Section 22 and the requirements of Section 409A of the Code.
18.4Repricing Prohibited. The terms of outstanding Awards may not be amended, and action may not otherwise be taken, to (i) reduce the Option Price of outstanding Options or Base Price of outstanding Stock Appreciation Rights, (ii) cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an Option Price or Base Price that is less than the Option Price or Base Price of the original Options or Stock Appreciation Rights, (iii) cancel outstanding Options or Stock Appreciation Rights with an exercise price or strike price that is less than the then current Fair Market Value of a Share in exchange for other Awards, cash or other property; or (iv) otherwise effect a transaction that would be considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Shares are listed or quoted without stockholder approval, provided that nothing herein shall prevent the Committee from taking any action provided for in Section 12 above. This Section 18.4 shall not be construed to apply to “issuing or assuming a stock option in a transaction to which Section 424(a) applies”, within the meaning of Section 424 of the Code.
18.5No Employment Rights. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a director for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Section 18.1, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.
18.6Tax Qualification. To the extent that any provision of this Plan would prevent any Option that was intended to qualify under particular provisions of the Code from so qualifying, such provision of this Plan shall be null and void with respect to such Option, provided that such provision shall remain in effect with respect to other Options, and there shall be no further effect on any provision of this Plan.
18.7Leave of Absence or Transfer. A transfer between the Company and any Affiliate or between Affiliates, or a leave of absence duly authorized by the Company, shall not be deemed to be a termination of employment. Periods of time while on a duly authorized leave of absence shall be disregarded for purposes of determining whether a Participant has satisfied a Restricted Period or Performance Cycle under an Award.
18.8Amendments to Comply with Laws, Regulations or Rules. Notwithstanding any other provision of this Plan or any Award Agreement to the contrary, in its sole and absolute discretion and without the consent of any Participant, the Board may amend this Plan, and the Committee may amend any Award Agreement, to take effect retroactively or otherwise as it deems necessary or advisable for the purpose of conforming this Plan or such Award Agreement to any present or future law, regulation or rule applicable to this Plan, including, but not limited to, Section 409A of the Code.
18.9Tolling. In the event a Participant is prevented from exercising an Option or the Company is unable to settle an Award due to either any trading restrictions applicable to the Company’s Shares, the Participant’s physical infirmity or administrative error by the Company relied upon and not caused by the Participant, then unless otherwise determined by the Committee, the length of time applicable to any such restriction, condition or event shall toll any exercise period (i) until such restriction lapses, (ii) until the Participant (or his representative) is able to exercise the Award or (iii) until such error is corrected, as applicable.
18.10No Duty to Inform Regarding Exercise Rights. Neither the Company, its Subsidiaries, any Affiliate, the Committee nor the Board shall have any duty to inform a Participant of the pending expiration of the period in which a Stock Appreciation Right may be exercised or in which an Option may be exercised.
19.Issuance of Shares; Fractional Shares.
19.1Form for Issuing Shares; Legends. Shares may be issued on a certificated or uncertificated basis. Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.
19.2Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to: (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and (ii) completing any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.
19.3Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19.4Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares,
19.5Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.
20.Limitations Period. Any person who believes he or she is being denied any benefit or right under this Plan may file a written claim with the Committee. Any claim must be delivered to the Committee within forty-five (45) days of the specific event giving rise to the claim. Untimely claims will not be processed and shall be deemed denied. The Committee, or its designated agent, will notify the Participant of its decision in writing as soon as administratively practicable. Claims not responded to by the Committee in writing within ninety (90) days of the date the written claim is delivered to the Committee shall be deemed denied. The Committee’s decision shall be final, conclusive and binding on all persons. No lawsuit relating to this Plan may be filed before a written claim is filed with the Committee and is denied or deemed denied, and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred. The venue for any lawsuit shall be Hartford, Connecticut.
21.Governing Law. The validity, construction and effect of this Plan and any Award hereunder will be determined in accordance with the laws of the State of Connecticut except to the extent governed by applicable federal law.
22.Compliance with Section 409A.
22.1In General. This Plan is intended to be administered in a manner consistent with the requirements, where applicable, of Section 409A. For avoidance of doubt, Stock Options and Stock Appreciation Rights are intended to qualify for the stock rights exemptions from Section 409A. Where reasonably possible and practicable, this Plan shall be administered in a manner to avoid the imposition on Participants of immediate tax recognition and additional taxes pursuant to such Section 409A. Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any person in the event Section 409A applies to any such Award in a manner that results in adverse tax consequences for the Participant or any of his or her transferees.
22.2Elective Deferrals. No elective deferrals or re-deferrals other than in regard to Restricted Stock Units are permitted under this Plan.
22.3Applicable Requirements. To the extent any of the Awards granted under this Plan are deemed “deferred compensation” and hence subject to Section 409A, the following rules shall apply to such Awards:
(a)Mandatory Deferrals. If the Company decides that the payment of compensation under this Plan shall be deferred within the meaning of Section 409A, then, except as provided under Treas. Reg. Section 1.409A-1(b)(4)(ii), on granting of the Award to which such compensation payment relates, the Company shall specify the date(s) at which such compensation will be paid in the Award Agreement.
(b)Initial Deferral Elections. For Awards of Restricted Stock Units where the Committee provides the opportunity to elect the timing and form of the payment of the underlying Shares at some future time once any requirements have been satisfied, the Participant must make his or her initial deferral election for such Award in accordance with the requirements of Section 409A, i.e., within thirty (30) days of first becoming eligible to receive such award or prior to the start of the year in which the Award is granted to the Participant, in each case pursuant to the requirements of Section 409A and Treas. Reg. Section 1.409A-2.
(c)Subsequent Deferral Elections. To the extent the Company or Committee decides to permit compensation subject to Section 409A to be re-deferred pursuant to Treas. Reg. Section 1.409A-2(b), then the following conditions must be met: (i) such election will not take effect until at least 12 months after the date on which it is made; (ii) in the case of an election not related to a payment on account of disability, death or an unforeseeable emergency, the payment with respect to which such election is made must be deferred for a period of not less than five years from the date such payment would otherwise have been paid; and (iii) any election related to a payment at a specified time or pursuant to a fixed schedule (within the meaning of Treas. Reg. Section 1.409A-3(a)(4)) must be made not less than 12 months before the date the payment is scheduled to be paid.
(d)Timing of Payments. Payment(s) of compensation that is subject to Section 409A shall only be made upon an event or at a time set forth in Treas. Reg. Section 1.409A-3, i.e., the Participant’s separation from service, the Participant’s becoming disabled, the Participant’s death, at a time or a fixed schedule specified in this Plan or an Award Agreement, a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, or the occurrence of an unforeseeable emergency.
(e)Certain Delayed Payments. Notwithstanding the foregoing, to the extent an amount was intended to be paid such that it would have qualified as a short-term deferral under Section 409A and the applicable regulations, then such payment is or could be delayed if the requirements of Treas. Reg. 1.409A-1(b)(4)(ii) are met.

(f)Acceleration of Payment. Any payment made under this Plan to which Section 409A applies may not be accelerated, except in accordance with Treas. Reg. 1.409A-3(j)(4), i.e., upon a Participant’s separation from service, the Participant becoming disabled, the Participant’s death, a change of ownership or effective control, or in the ownership of a substantial portion of the assets, or upon an unforeseeable emergency (all as detailed in Treas. Reg. Section 1.409A-3(a)).
(g)Payments upon a Change in Control. Notwithstanding any provision of this Plan to the contrary, to the extent an Award subject to Section 409A shall be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of a Change in Control and such Change in Control does not constitute a “change in the ownership or effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A(a)(2)(A)(v), then even though such Award may be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of the Change in Control or any other provision of this Plan, payment will be made, to the extent necessary to comply with the provisions of Section 409A, to the Participant on the earliest of (i) the Participant’s “separation from service” with the Company (determined in accordance with Section 409A), (ii) the date payment otherwise would have been made pursuant to the regular payment terms of the Award in the absence of any provisions in this Plan to the contrary (provided such date is permissible under Section 409A) or (iii) the Participant’s death.
(h)Payments to Specified Employees. Payments due to a Participant who is a “specified employee” within the meaning of Section 409A on account of the Participant’s “separation from service” with the Company (determined in accordance with Section 409A) shall be made on the date that is six months after the date of the Participant’s separation from service or, if earlier, the Participant’s date of death.
22.4Determining “Controlled Group”. In order to determine for purposes of Section 409A whether a Participant or eligible individual is employed by a member of the Company’s controlled group of corporations under Section 414(b) of the Code (or by a member of a group of trades or businesses under common control with the Company under Section 414(c) of the Code) and, therefore, whether the Shares that are or have been purchased by or awarded under this Plan to the Participant are shares of “service recipient” stock within the meaning of Section 409A, a Participant or eligible employee of a Subsidiary shall be considered employed by the Company’s controlled group (or by a member of a group of trades or businesses under common control with the Company, as applicable). Notwithstanding the above, to the extent that the Company finds that legitimate business criteria exist within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(iii)(E)(1), then, solely for purposes of this Section 22.5, “at least 50 percent” in the definition of “Subsidiary” shall instead be “at least 20 percent”.
23.Transferability.
23.1Transfer Restrictions. Except as provided in Sections 23.2 and 23.4, no Award granted under this Plan shall be transferable by a Participant other than upon death by will or the laws of descent and distribution, and Options and Stock Appreciation Rights shall be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law. Any attempt to transfer an Award in violation of this Plan shall render such Award null and void.
23.2Limited Transfer Rights. The Committee may expressly provide in an Award Agreement that a Participant may transfer such Award (other than an Incentive Stock Option), in whole or in part, to a Family Member, a trust for the exclusive benefit of Family Members, or a partnership or other entity in which all the beneficial owners are Family Members. Subsequent transfers of Awards shall be prohibited except in accordance with this Section 23.2. All terms and conditions of the Award, including provisions relating to the termination of the Participant’s employment or service with the Company or a Subsidiary, shall continue to apply following a transfer made in accordance with this Section 23.2.
23.3Additional Restrictions on Transfer. Any Award made under this Plan may provide that all or any part of the Shares that are to be issued or transferred by the Company upon exercise, vesting or settlement shall be subject to further restrictions upon transfer.
23.4Domestic Relations Orders. Notwithstanding the foregoing provisions of this Section 23, any Award made under this Plan may be transferred as necessary to fulfill any domestic relations order as defined in Section 414(p)(1)(B) of the Code.
24.Forfeiture and Recoupment. Without limiting in any way the generality of the Committee’s power to specify any terms and conditions of an Award consistent with law, and for greater clarity, the Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award, including any payment of Shares received upon exercise or in satisfaction of an Award under this Plan shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions, without limit as to time. Such events shall include, but not be limited to, failure to accept the terms of the Award Agreement, termination of service under certain or all circumstances, violation of material Company policies, misstatement of financial or other material information about the Company, fraud, misconduct, breach of noncompetition, confidentiality, nonsolicitation, noninterference, corporate property protection, or other agreements that may apply to the Participant, or other conduct by the Participant that the Committee determines is detrimental to the business or reputation of the Company and its Affiliates, including facts and circumstances discovered after termination of service. Awards granted under this Plan shall be subject to any compensation recovery policy or minimum stock holding period requirement as may be adopted or amended by the Company from time to time.
25.No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or an Affiliate’s or a Subsidiary’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or an Affiliate or a Subsidiary to take any action which such entity deems to be necessary or appropriate.
26.Effect of Disposition of Facility or Operating Unit. If the Company or any of its Affiliates closes or disposes of the facility at which a Participant is located or the Company or any of its Affiliates diminish or eliminate ownership interests in any operating unit of the Company or any of its Affiliates so that such operating unit ceases to be majority owned by the Company or any of its Affiliates then, with respect to Awards held by Participants who subsequent to such event will not be Employees, the Committee may, to the extent consistent with Section 409A (if applicable), take any of the actions described in Section 13.1 with respect to a Change in Control. If the Committee takes no special action with respect to any disposition of a facility or an operating unit, then the Participant shall be deemed to have terminated his or her employment with the Company and its Subsidiaries and Affiliates and the terms and conditions of the Award Agreement and the other terms and conditions of this Plan shall control.
27.Indemnification. Subject to requirements of applicable state law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf, unless such loss, cost, liability, or expense is a result of his own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or by-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
28.Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.
29.Miscellaneous.
29.1Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.
29.2Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
29.3Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
29.4Successors. All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
29.5Payment Following a Participant’s Death. Any remaining vested rights or benefits under this Plan upon a Participant’s death shall be paid or provided to the Participant’s legal spouse or, if no such spouse survives the Participant, to the Participant’s estate.
29.6Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Exhibit B
KAMAN CORPORATION
AMENDED AND RESTATED
EMPLOYEE STOCK PURCHASE PLAN
1.PURPOSE AND EFFECTIVE DATE
1.1Purpose. The purpose of the Kaman Corporation Amended and Restated Employee Stock Purchase Plan (the “Plan”) is to provide eligible employees of Kaman Corporation (the “Corporation”) and its Participating Employers an opportunity to acquire a proprietary interest in the Corporation through the purchase of Stock. The Corporation intends for the Plan to have two components: a component intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code (the “423 Component”) and a component that is not intended to qualify as an employee stock purchase plan under Section 423 of the Code (the “Non-423 Component”). The provisions of the 423 Component will be interpreted so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. An option granted under the Non-423 Component will be granted under rules, procedures, or sub-plans adopted by the Committee designed to achieve tax, securities laws, or other objectives for Eligible Employees and the Corporation. Except as otherwise provided in the Plan, the Non-423 Component will operate and be administered in the same manner as the 423 Component.
1.2Effective Date. The Plan was originally adopted by the Board on February 28, 1989. The Plan, as most recently amended and restated, was adopted by the Board on February 20, 2018, subject to the requisite approval of the Corporation’s stockholders at the 2018 Annual Meeting of Stockholders. Subject to such stockholder approval, the Plan, as most recently amended and restated, shall apply to Purchase Periods and Offering Periods beginning on and after January 1, 2019 (the “Effective Date”). Options granted prior to the Effective Date shall be governed by the terms of the Plan as in effect prior to the Effective Date, and all Purchase Periods and Offering Periods shall be governed by the terms of the Plan as in effect on the first day of such Purchase Period or Offering Period. The terms of the Plan, as effective as of the Effective Date, are not intended to affect the interpretation of the terms of the Plan as they existed prior to the Effective Date.
2.ADMINISTRATION
2.1Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any form of agreement or other document employed by the Corporation in the administration of the Plan, or of any Purchase Right shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or the Purchase Right, and shall be given the maximum deference permitted by law. Subject to the provisions of the Plan, including but not limited to Section 2.5, the Committee shall determine all of the relevant terms and conditions of Purchase Rights.
2.2Non-U.S. Participation and Sub-Plans.
(a)The Committee may adopt rules or procedures relating to the operation and administration of the Plan to comply with or accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding eligibility to participate, handling of Contributions and payroll deductions, making of Contributions to the Plan, defining eligible Compensation, establishment of bank or trust accounts to hold Contributions, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates which vary with local requirements. Any such rules or procedures that are adopted with respect to the 423 Component shall only apply to the extent consistent with the requirements under Section 423. The Committee also is authorized to determine that, to the extent consistent with the requirements under Treasury Regulation Section 1.423-2(f), the terms of a Purchase Right granted under the Plan or a Purchase Period to citizens or residents of a non-U.S. jurisdiction shall be less favorable (but not more favorable) than the terms of Purchase Rights granted under the same Purchase Period to employees resident solely in the U.S.
(b)In addition, the Committee may adopt rules, procedures and/or sub-plans applicable to particular Participating Employers or locations as the Committee deems necessary or desirable to comply with or accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Unless otherwise specifically determined to the contrary by the Committee, a sub-plan shall be part of the Non-423 Component. The rules of such sub-plans may take precedence over other provisions of the Plan, with the exception of Section 3 and Section 11.1, but unless otherwise superseded by the terms of such sub-plan, the provisions of the Plan shall govern the operation of such sub-plan. For avoidance of doubt, the Committee may establish a separate Purchase Period as part of the 423 Component (in lieu of a sub-plan) for Participating Employers that are Subsidiaries domiciled outside of the U.S.
2.3Additional Authority of the Committee. The Committee shall have all powers and discretion necessary or appropriate to supervise the administration of the Plan and to control its operation in accordance with its terms and Section 423 of the Code, including, but not by way of limitation, the following powers:

(a)To construe and interpret the Plan and to correct any defect, omission or inconsistency in the Plan in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;
(b)To establish, amend, waive and revoke rules, regulations and procedures that it deems necessary for the administration of the Plan (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by Eligible Employees who reside outside the U.S.);
(c)To determine any and all considerations affecting the eligibility of any Employee to become a Participant or to remain a Participant in the Plan;
(d)To cause an Account or Accounts to be maintained for each Participant;
(e)To determine the Purchase Periods, Offering Periods and the number of shares of Stock for which Purchase Rights shall be granted;
(f)To designate separate Purchase Periods under the Plan,
(g)To designate entities as Participating Employers pursuant to the terms of the Plan and to identify them as participating in the 423 Component or Non-423 Component;
(h)To designate a broker or brokers to receive shares of Stock purchased under the Plan and to determine the manner and form in which shares are to be delivered to the designated broker(s)
(i)To resolve all questions and settle all controversies regarding the Plan;
(j)To employ such brokers, counsel, agents, advisers and employees, and to obtain such broker, legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan; and
(k)To delegate to any person or persons the authority to perform for and on behalf of the Committee one or more of the functions of the Committee under the Plan.
2.4Policies and Procedures Established by the Committee. Without regard to whether any Participant’s Purchase Right may be considered adversely affected, the Committee may, from time to time, consistent with the Plan and the requirements of Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Committee, in its discretion, for the proper administration of the Plan, including, without limitation, to (a) establish a minimum Contribution amount required for participation in a Purchase Period, (b) limit the frequency and/or number of changes permitted in the rate of Contribution during a Purchase Period, (c) designate separate Purchase Periods, (d) terminate or change the Purchase Periods or Offering Periods, (e) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (f) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Stock for each Participant properly correspond with Contribution amounts, (g) permit Contributions greater than or less than the amount designated by a Participant in order to adjust for a Participating Employer’s delay or mistake in processing an Enrollment Form or in otherwise effecting a Participant’s election under the Plan or as advisable to comply with the requirements of Section 423 of the Code, (h) determine the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan, and (i) establish such other limitations or procedures as the Committee determines in its sole discretion advisable that are consistent with the Plan.
2.5Equal Rights and Privileges. All Eligible Employees under the Section 423 Component of the Plan shall have equal rights and privileges with respect to the Plan or within any separate Purchase Period under the Plan to the extent required for the Plan to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code.
2.6Administrative Expenses. All expenses incurred in the administration of the Plan by the Committee, or otherwise, including legal fees and expenses, shall be paid and borne by the Corporation; except that any stamp duties or transfer taxes applicable to a Participant’s purchase of shares of Stock may be charged to the Participant’s Account. Any brokerage fees for the purchase of shares by a Participant shall be paid by the Corporation, but brokerage fees for the resale of shares by a Participant shall be borne by the Participant.
2.7Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Corporation, members of the Board or the Committee and any officers or employees of the Corporation to whom authority to act for the Board, the Committee or the Corporation is delegated shall be indemnified by the Corporation against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Corporation, in writing, the opportunity at its own expense to handle and defend the same.
3.SHARES SUBJECT TO PLAN
Subject to adjustment as provided in Section 11.1, the maximum aggregate number of shares of Stock that may be issued under the Plan from and after December 31, 2017 shall be 671,191, including: (a) 171,191 shares of Stock available for issuance under the Plan as of such date and (b) an additional 500,000 shares of Stock, subject to the requisite approval of the Corporation’s stockholders at the 2018 Annual Meeting of Stockholders. Shares of Stock issuable under the Plan shall consist of authorized but unissued or reacquired shares of Stock, or any combination thereof. If an outstanding Purchase Right for any reason expires or is terminated or canceled without the issuance of shares of Stock thereunder, the shares of Stock allocable to the unexercised portion of that Purchase Right shall again be available for issuance under the Plan.
4.ELIGIBILITY
4.1Employees Eligible to Participate. An “Eligible Employee” means any Employee providing services to a Participating Employer and is customarily employed for at least 20 hours per week or any lesser number of hours per week and/or number of months in any calendar year established by the Committee (if required under applicable local law) for purposes of any separate Purchase Period or the Non-423 Component. Notwithstanding the foregoing, the Committee, in its discretion may, from time to time on a prospective basis prior to the beginning of a Purchase Period and with respect to all Purchase Rights to be granted on the corresponding Opportunity Commencement Date, change the foregoing eligibility requirements in a manner that may include or exclude Employees in a manner consistent with Section 423 of the Code; provided that any exclusion is applied with respect to any such Purchase Period in an identical manner to all Employees of each Participating Employer whose Employees are participating in that Purchase Period and in a manner that complies with Treasury Regulation Section 1.423-2(e).
4.2Non-U.S. Employees. Eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or a Purchase Period if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or a Purchase Period to violate Section 423 of the Code. In the case of the Non-423 Component, Eligible Employees may be excluded from participation in the Plan or a Purchase Period if the Committee has determined that participation of such Eligible Employees is not advisable or practicable.
4.3Exclusion of Certain Stockholders. Notwithstanding any provision of the Plan to the contrary, no Employee shall be treated as an Eligible Employee and granted a Purchase Right under the Plan if, immediately after such grant, the Employee would own or hold options to purchase stock of the Corporation or of any Parent Corporation or Subsidiary Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such corporation or a related corporation, as determined in accordance with Section 423(b)(3) of the Code. For purposes of this Section 4.3, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.
5.OFFERING PERIODS AND PURCHASE PERIODS
The Plan shall be implemented through a series of Purchase Periods. While the Plan is in effect, the Committee will determine the duration and commencement date of each Offering Period and Purchase Period, provided that an Offering Period will in no event be longer than 27 months, except as otherwise provided under the Non-423 Component. Offering Periods may be consecutive or overlapping. Each Offering Period may consistent of one or more Purchase Periods during which payroll deductions of Participants are accumulated under the Plan. Unless and until determined otherwise by the Committee, each Offering Period shall commence on the first Trading Day of one calendar year and conclude on the last day of the immediately following calendar year. While the Plan is in effect, the Committee will determine the duration and commencement date of each Offering Period and Purchase Period, provided that a Purchase Period will in no event end later than the close of the Offering Period in which it begins. Unless and until the Committee determines otherwise, each Purchase Period shall be of approximately one month duration beginning on the first Trading Day of each calendar month during the term of the Plan and ending on the last Trading Day of such calendar month. Each Purchase Period shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms of separate Purchase Periods need not be identical; provided, however, that each Purchase Period shall comply with the provisions of the Plan. Notwithstanding the foregoing, the Committee shall have the authority to prospectively change the duration, frequency, commencement and ending dates of future Offering Periods and Purchase Periods without stockholder approval if such change is announced prior to the scheduled beginning of the first Purchase Period to be affected thereafter. Purchase Periods will be consecutive.

6.PLAN PARTICIPATION
6.1Initial Participation. An Eligible Employee may become a Participant for a Purchase Period by delivering or submitting a properly completed Enrollment Form in such form and manner prescribed by the Corporation (which may be electronic) by the deadline established by the Corporation for that Purchase Period. Except as otherwise provided by the Corporation, an Employee shall not become a Participant prior to the first day of the calendar quarter following the date on which he or she becomes an Eligible Employee and submits an Enrollment Form, the immediately preceding sentence notwithstanding. Properly-completed Enrollment Forms are binding on Eligible Employees and any co-owners of Stock. An Eligible Employee may not modify the rights of a duly-designated joint tenant or other such co-owner(s) without such person's prior written consent. Participation in the Plan is entirely voluntary. An Eligible Employee who does not deliver or submit a properly completed Enrollment Form on or before the deadline for a Purchase Period shall not participate in the Plan for that Purchase Period or for any subsequent Purchase Period unless the Eligible Employee subsequently delivers or submits a properly completed Enrollment Form on or before the deadline for such subsequent Purchase Period. An Employee who becomes an Eligible Employee after the deadline to submit an Enrollment Form for a Purchase Period shall not be eligible to participate in that Purchase Period but may participate in any subsequent Purchase Period beginning with the start of the subsequent calendar quarter after submitting an Enrollment Form, provided the Employee is still an Eligible Employee as of the Opportunity Commencement Date of such subsequent Purchase Period.
6.2Continued Participation. A Participant shall automatically participate in the next Purchase Period commencing immediately after the Purchase Date of the prior Purchase Period in which the Participant participated, provided that the Participant remains an Eligible Employee on the Opportunity Commencement Date of the subsequent Purchase Period and has not either (a) withdrawn from the Plan pursuant to Section 10.1, (b) decreased his or her rate of Contributions to zero percent (0%) as of the Purchase Date for the prior Purchase Period pursuant to Section 7.3, or (c) terminated employment as provided in Section 10.3. A Participant who may automatically participate in a subsequent Purchase Period, as provided in this Section 6.2, is not required to deliver or submit any additional Enrollment Form for the subsequent Purchase Period in order to continue participation in the Plan. However, a Participant may deliver or submit a new Enrollment Form for a subsequent Purchase Period in accordance with the procedures set forth in Section 6.1 if the Participant desires to change any of the elections contained in the Participant’s then effective Enrollment Form.
7.PARTICIPANT CONTRIBUTIONS
Except as provided under Section 7.7 below, shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant’s Compensation accumulated during the Purchase Period for which such Purchase Right was granted, subject to the following:
7.1Amount of Payroll Deductions. Except as otherwise provided herein, the amount to be deducted under the Plan from a Participant’s Compensation each payroll date during a Purchase Period shall be determined by the Participant’s Enrollment Form. The Enrollment Form shall set forth the percentage or fixed dollar amount of the Participant’s Compensation to be deducted each payroll date during a Purchase Period in amounts not less than one dollar ($1.00) (except as a result of an election pursuant to Section 7.3 to stop payroll deductions during a Purchase Period) or more than ten percent (10%) of such Participant's annual base salary (plus commissions paid during the current year) during any calendar year; provided, however, that should a payroll date occur on a Purchase Date, a Participant will have any payroll deductions withheld on such date applied to his or her Account for the subsequent Purchase Period. The Committee may change the foregoing limits on payroll deductions effective as of any Opportunity Commencement Date. A Participant’s Enrollment Form will remain in effect for successive Purchase Periods, subject to Section 6.2, or be otherwise terminated in accordance with the Plan.
7.2Commencement of Contributions. Payroll deductions for a Participant shall commence on the first pay day on or following the Opportunity Commencement Date and shall end on the last payroll date prior to the end of the Purchase Period unless sooner modified or terminated as provided herein.
7.3Election to Change Contributions and Required Withdrawal. During a Purchase Period, a Participant may elect to change or discontinue payroll deduction Contributions from his or her Compensation by delivering or submitting to the Corporation a new Enrollment Form or by following such other procedure prescribed by the Corporation to authorize such discontinuance, including by meeting any applicable deadline to take such action with respect to a Purchase Period as established by the Corporation from time to time in a nondiscriminatory manner and announced to the Participants. Such election to cease or change contributions will be implemented as soon as administratively feasible, but not before the next pay period occurring after the Corporation's receipt of the new Enrollment Form. A Participant who elects, after already making Contributions for a Purchase Period, to discontinue his or her Contributions shall be deemed to have withdrawn from the Plan in accordance with Section 10.1 and Contributions shall be returned to the Participant consistent with Section 10.2. Notwithstanding the foregoing, if such deemed withdrawal would occur after any deadline imposed by the Corporation as described in Section 10.1 in order for a withdrawal to be effective with respect to the Purchase Date for such Purchase Period, then the Participant shall not be deemed to have withdrawn from the Plan until after the Purchase Date and the Participant’s accumulated Contributions shall be used to exercise his or her

Purchase Right on the Purchase Date of such Purchase Period, and remaining Contributions shall be returned to the Participant in accordance with Section 9.4. The Committee may impose such limitations on payroll deduction changes during an Offering Period or a Purchase Period as it deems appropriate.
7.4Administrative Suspension of Contributions. The Corporation may suspend a Participant’s Contributions under the Plan as the Corporation deems advisable to avoid accumulating Contributions in excess of the amount that could reasonably be anticipated to purchase the maximum number of shares of Stock permitted (a) under the Participant’s Purchase Right or (b) during a calendar year under the limit set forth in Section 8.2. Unless the Participant has either withdrawn from the Plan as provided in Section 10.1 or has ceased to be an Eligible Employee, Contributions shall resume at the rate specified in the Participant’s then effective Enrollment Form at the beginning of the next Purchase Period for which the Participant is able to purchase shares of Stock in compliance with such limitations.
7.5Contributions to Accounts; No Interest. Individual bookkeeping accounts shall be maintained for each Participant for the purpose of accounting for Contributions. Contributions shall be credited to Accounts as soon as administratively practicable following payroll withholding or receipt of other permissible direct cash payment. Amounts credited to Accounts will not be credited with or accrue interest, except as may be required by applicable law, as determined by the Committee, and if so required by the laws of a particular jurisdiction, will apply to all Participants in the relevant Purchase Period under the 423 Component, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f).
7.6Use of Funds. All Contributions received or held by the Participating Employers may be used for any corporate purpose, and the Participating Employers are not obligated to segregate such Contributions except under Purchase Periods or for Participants in the Non-423 Component for which applicable laws require that Contributions to the Plan by Participants be segregated from general corporate funds and/or deposited with an independent third party. Until the shares of Stock are purchased and issued (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation), a Participant will only have the rights of an unsecured creditor with respect to such shares of Stock and no right to vote or receive dividends or any other rights as a stockholder with respect to such shares of Stock.
7.7Cash Contributions. The Committee may allow Eligible Employees to participate in the Plan via cash contributions instead of payroll deductions if (i) payroll deductions are not permitted under applicable local law, (ii) the Committee determines that cash contributions are permissible under Section 423 of the Code, or (iii) the Eligible Employees are participating in the Non-423 Component.
8.PURCHASE RIGHTS AND PURCHASE PRICE
8.1Grant of Purchase Right. Except as otherwise provided below, on the Opportunity Commencement Date of each Purchase Period, each Participant in such Purchase Period automatically shall be granted a Purchase Right consisting of an option to purchase at the Purchase Date at the end of such Purchase Period (at the applicable Purchase Price), subject to the limitations in Section 8.2 and subject to adjustment under Section 11.1. The Committee may, prior to the beginning of any Purchase Period, change the maximum number of shares of Stock that may be purchased by a Participant in such Purchase Period, provided that any such limitation is imposed on an equal basis to all Participants under such Purchase Period or as otherwise permitted in accordance with Section 423 of the Code. No Purchase Right shall be granted on an Opportunity Commencement Date to any person who is not, on such Opportunity Commencement Date, an Eligible Employee.
8.2Calendar Year Purchase Limitation. Notwithstanding any provision of the Plan to the contrary (a) no Participant shall be granted a Purchase Right which permits his or her right to purchase shares of Stock under the Plan to accrue at a rate which, when aggregated with such Participant’s rights to purchase shares under all other employee stock purchase plans of a Participating Employer intended to meet the requirements of Section 423 of the Code, exceeds Twenty-Five Thousand Dollars ($25,000) in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time and (b) the Committee may, in its sole discretion, set a lower maximum number of shares of Stock which may be purchased in any calendar year during an Offering Period than that determined under Sections 8.1 and 8.2(a), which may be adjusted by the Committee from time to time. Any limitation on shares of Stock described in Section 8.2(b), as well as any subsequent adjustment to the limit, shall continue to apply with respect to all succeeding calendar years unless revised by the Committee.
8.3Purchase Price. The Purchase Price at which each share of Stock may be acquired on a Purchase Date at the end of a Purchase Period upon the exercise of all or any portion of a Purchase Right shall be eighty-five percent (85%) of the Fair Market Value of a share of Stock on the Purchase Date. Notwithstanding the foregoing, the Committee may establish a higher price for one or more Offering Periods under the Plan prior to the commencement of the Offering Period to which such higher price applies.
8.4Nontransferability. Neither Purchase Rights nor any Contributions or other amounts credited to a Participant’s Account may be assigned, transferred, pledged or otherwise disposed of in any manner other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Corporation may treat such act as an election to withdraw from the Plan as provided in Section 10.1. A Purchase Right shall be exercisable during the lifetime of the Participant only by the Participant.
9.PURCHASE OF SHARES
9.1Exercise of Purchase Right. On the Purchase Date of a Purchase Period, each Participant who has not withdrawn from the Plan and whose participation in the Purchase Period has not otherwise terminated before such Purchase Date shall acquire pursuant to the automatic exercise of the Participant’s Purchase Right the maximum number of whole shares of Stock determined by dividing (a) the total amount of the Participant’s Contributions accumulated in the Participant’s Account during the Purchase Period by (b) the Purchase Price, subject to the limitations in Section 8 above. No fractional shares of Stock will be purchased. No shares of Stock shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Purchase Period or the Plan has terminated before such Purchase Date.
9.2Pro Rata Allocation of Shares. If the number of shares of Stock that may be purchased by all Participants on a Purchase Date exceeds the number of shares of Stock then available for issuance under the Plan, the Corporation shall make a pro rata allocation of the shares available in as uniform a manner as it determines to be practicable and equitable among all Participants exercising Purchase Rights to purchase Stock on such Purchase Date. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.
9.3Stock Issuances. Stock shall be issued in such manner as shall be approved by the Company from time to time.
9.4Return of Cash Balance. Any cash balance remaining in a Participant’s Account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date, without interest. Notwithstanding the foregoing, to the extent permissible under Section 423 of the Code, if the Contributions to be returned to a Participant pursuant to the foregoing are less than the amount necessary to have purchased an additional whole share of Stock on such Purchase Date, the Corporation shall retain the cash balance in the Participant’s Account to be applied toward the purchase of shares of Stock in the subsequent Purchase Period, subject to earlier withdrawal by the Participant as provided in Section 10.
9.5Registration of Shares. Shares of Stock may be registered in such manner as shall be approved by the Company from time to time.
9.6Tax Withholding. At the time a Participant’s Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock he or she acquires under the Plan (or any other time that a taxable event related to the Plan occurs), the Participant shall make adequate provision for the federal, state, local and/or any other tax liability payable to any authority (including taxes imposed by jurisdictions outside of the U.S.), social security or other tax withholding obligations, if any, of the Participating Employer which arise upon exercise of the Purchase Right or upon such disposition of shares (or any other time that a taxable event related to the Plan occurs), as applicable. The Participating Employer may, but shall not be obligated to, withhold from the Participant’s compensation or any other payments due to the Participant the amount necessary to meet such withholding obligations or withhold from the proceeds of the sale of shares of Stock the amount that the Participating Employer deems appropriate to the extent permitted by Treasury Regulation Section 1.423-2(f), including any withholding required to make available to the Corporation or to the Participating Employer any tax deductions or benefit attributable to the sale or early disposition of shares of Stock by the Participant.
9.7Expiration of Purchase Right. Any portion of a Participant’s Purchase Right remaining unexercised at the end of the Purchase Period to which the Purchase Right relates shall expire immediately upon the end of the Purchase Period.
10.WITHDRAWAL; CHANGE IN EMPLOYMENT STATUS
10.1Voluntary Withdrawal from the Plan. A Participant may withdraw from the Plan by delivering or submitting to the Corporation a notice of withdrawal on a form and in such manner and in such time frame as provided by the Corporation for this purpose. Such withdrawal may be elected at any time prior to the end of a Purchase Period, provided, however, that the Corporation may impose a deadline by which such withdrawal must be submitted in order for it to be effective with respect to the Purchase Date for such Purchase Period. If a Participant withdraws from the Plan after a Purchase Date (or the withdrawal is not timely submitted before the Purchase Date), the withdrawal shall not affect shares of Stock acquired by the Participant on such Purchase Date. A Participant who voluntarily withdraws from the Plan is prohibited from resuming participation in the Plan in the same Purchase Period from which he or she withdrew, but may participate in any subsequent Purchase Period, subject to the requirements of Sections 4 and 6.
10.2Return of Payroll Deductions. Upon a Participant’s voluntary withdrawal from the Plan pursuant to Section 10.1, the Participant’s accumulated Contributions in his or her Account balance that have not been applied toward the purchase of shares of Stock shall be refunded to the Participant as soon as practicable after the withdrawal, and the Participant’s interest in the Plan and the Purchase Period shall terminate. Such amounts to be refunded in accordance with this Section may not be applied to any other Purchase Period under the Plan. A Participant’s withdrawal from the Plan will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Corporation or in any Purchase Periods which commence after the termination of the Purchase Period during which the Participant withdrew.
10.3Change in Employment Status. Upon a Participant’s ceasing to be an Employee during a Purchase Period for any reason, including retirement, disability or death, or otherwise ceasing to be an Eligible Employee, the Participant’s Contributions shall cease immediately and the Participant shall be deemed to have withdrawn from the Plan in accordance with Section 10.1; provided, however, that if such Participant ceases to be an Eligible Employee after any deadline imposed by the Corporation as described in Section 10.1 in order for a withdrawal to be effective with respect to the Purchase Date for such Purchase Period, then the Participant shall not be deemed to have withdrawn from the Plan until after the Purchase Date and the Participant’s accumulated Contributions shall be used to exercise his or her Purchase Right on the Purchase Date of such Purchase Period. A Participant’s Contributions which have not been applied toward the purchase of shares of Stock shall, as soon as practicable, be returned to the Participant or, in the case of the Participant’s death, to the executor or administrator of the Participant’s estate, or if no such executor or administrator has been appointed (to the knowledge of the Corporation), the Corporation, in its discretion, may deliver the Participant’s Account balance to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Corporation, then to such other person as the Corporation may designate, and all of the Participant’s rights under the Plan shall terminate. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by satisfying the requirements of Sections 4 and 6.
11.ADJUSTMENTS UPON CHANGES IN SHARES; CORPORATE TRANSACTIONS
11.1Capitalization Adjustment. In the event of a Capitalization Adjustment, the Board will, subject to Section 424 of the Code, appropriately, equitably and proportionately adjust: (a) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3; (b) the class(es) and number of securities subject to, and the Purchase Price applicable to outstanding Purchase Periods and Purchase Rights; and (c) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Purchase Period. Any fractional share resulting from an adjustment pursuant to this Section 11.1 shall be rounded down to the nearest whole number. The Committee will make these adjustments, and its determination will be final, binding and conclusive.
11.2Change in Control. In the event of a Change in Control, the surviving, continuing, successor or purchasing entity (or its parent company) (as the case may be, the “Acquiring Corporation”) may, without the consent of any Participant, either assume or continue the Corporation’s rights and obligations under the Plan, including the continuation of outstanding Purchase Rights or substitute substantially equivalent purchase rights for the Acquiring Corporation’s stock (subject to Section 424 of the Code) for outstanding Purchase Rights. If the Acquiring Corporation elects not to assume the Corporation’s rights and obligations under outstanding Purchase Rights, then the Participants’ accumulated Contributions will be used to purchase Stock on a date before the Change in Control specified by the Board, but the number of shares of Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights that are not assumed, continued or substituted by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.
12.COMPLIANCE WITH LAW
The exercise of Purchase Rights and the issuance of shares of Stock under the Plan shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities, including the requirements of any securities exchange or market system upon which the Stock may then be listed. In addition, no Purchase Right may be exercised unless (a) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Corporation, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. The inability of the Corporation to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Corporation’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan, or the approval of any securities exchange or market system upon which the Stock may then be listed, if any, deemed by the Corporation’s legal counsel to be necessary to the issuance and sale of any shares under the Plan in compliance with the requirements of such securities exchange or market system, shall relieve the Corporation of any liability in respect of the failure to issue or sell such shares as to which such requisite authority or approval shall not have been obtained. For the avoidance of any doubt, the Corporation may terminate a Purchase Period due to the inability to comply with applicable laws for such Purchase Period. As a condition to the exercise of a Purchase Right, the Corporation may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Corporation.
13.NOTIFICATION OF DISPOSITION OF SHARES
The Corporation may require the Participant to give the Corporation prompt notice of any disposition of shares of Stock acquired by exercise of a Purchase Right. The Corporation may require that until such time as a Participant disposes of shares acquired upon exercise of a Purchase Right, the Participant shall hold all such shares in the Participant’s name for a period of time, subject to any applicable legal requirements. The Corporation may direct that the certificates evidencing shares acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.
14.AMENDMENT OR TERMINATION OF THE PLAN
The Board may at any time and for any reason amend, suspend or terminate the Plan. No such amendment shall adversely affect Purchase Rights previously granted under the Plan without the consent of the Participant, except to the extent permitted by the Plan or as may be necessary to comply with Section 423 of the Code or other applicable law. If the Plan is terminated, the Board may elect, without the consent of any Participant, to terminate all outstanding Purchase Periods either immediately or after the purchase of shares of Stock on the next Purchase Date (which may be accelerated, if determined by the Board in its discretion), or may elect to permit Purchase Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 11.2). If the Purchase Periods are terminated prior to expiration, all amounts then credited to Participants’ Accounts that have not been used to purchase shares of Stock will be returned to the Participants as soon as administratively practicable. To the extent necessary to comply with Section 423 of the Code or any other applicable law or regulation, the Corporation shall obtain stockholder approval of any amendment in such matter as required.
15.MISCELLANEOUS.
15.1Rights as Stockholder. A Participant shall have no rights as a stockholder by virtue of the Participant’s participation in the Plan until the date of the issuance of the shares of Stock purchased pursuant to the exercise of the Participant’s Purchase Right (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 11.
15.2Legends. The Corporation may at any time place legends or other identifying symbols referencing any applicable federal, state or foreign securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of Stock issued under the Plan. The Participant shall, at the request of the Corporation, promptly present to the Corporation any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section.
15.3No Employment Rights. Nothing in the Plan shall confer upon any Participant any right to continue to serve the Corporation or any other Participating Employer or shall affect the right of the Corporation or any other Participating Employer to terminate the employment of an Employee with or without notice and with or without cause.
15.4Tax Consequences to Participants. The Section 423 component of the Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Any provision of the Section 423 component of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Corporation or the Board be reformed to comply with the requirements of Section 423 of the Code. Although the Corporation may intend that Purchase Rights qualify for favorable tax treatment under the laws of the United States, the Corporation makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, anything to the contrary in this Plan notwithstanding. The Corporation shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.
15.5Other Corporate Actions. Nothing contained in the Plan shall be construed to limit the authority of the Corporation to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Corporation to adopt other compensation arrangements or the right of the Corporation to authorize any adjustment, reclassification, reorganization, or other change in its capital or business structure, any merger or consolidation of the Corporation, the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its business or assets.
15.6Electronic Delivery.  Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Corporation’s intranet.
15.7Governing Law. The law of the State of Connecticut shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.
15.8Severability. The invalidity or unenforceability of any particular provision of this Plan shall not affect the other provisions hereof, and, subject to compliance with Section 423 of the Code, the Committee may elect in its discretion to construe such invalid or unenforceable provision in a manner that conforms to applicable law or as if such provision was omitted.
15.9Successor Corporation. The rights and obligations of Kaman Corporation under this Plan shall inure to and be binding upon any successor to all or substantially all of Kaman Corporation's assets and business.
15.10Business Days. If any event provided for in this Plan is scheduled to take place on a day which is not a business day then such event shall take place on the immediately preceding business day.

16.DEFINITIONS AND CONSTRUCTION
16.1Definitions. Throughout this Plan, the following terms shall have their respective meanings set forth below:
(a)“Account” means a memorandum account maintained to record each Participant’s Contributions pending purchase of Stock.
(b)“Board” means the Board of Directors of the Corporation.
(c)“Capitalization Adjustment” means any merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, exchange of shares, change in corporate structure, combination, issuance of rights, split-up or spinoff of the Corporation, or other transaction not involving the receipt of consideration by the Corporation. Notwithstanding the foregoing, the conversion of any convertible securities of the Corporation shall not be treated as a transaction “without the receipt of consideration” by the Corporation.
(d)“Change in Control” means the earliest to occur of the following events, provided that such event is not also a Management Buyout (as defined below):
(i)Any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Corporation representing 35% or more of the combined voting power of the Corporation’s then outstanding voting securities generally entitled to vote in the election of directors of the Corporation, provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Corporation or a transaction described in clause (A) of paragraph (ii) below;
(ii)There is consummated a Merger of the Corporation with any other business entity other than (A) a Merger which would result in the securities of the Corporation generally entitled to vote in the election of directors of the Corporation outstanding immediately prior to such Merger continuing to represent (either by remaining outstanding or by being converted into such securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding such securities under an employee benefit plan of the Corporation or any Subsidiary at least 50% of the combined voting power of the voting securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such Merger, generally entitled to vote in the election of directors of the Corporation or such surviving entity or any parent thereof and, in the case of such surviving entity or any parent thereof, of a class registered under Section 12 of the Act, or (ii) a Merger effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes a Beneficial Owner, directly or indirectly, of securities of the Corporation’s then outstanding voting securities of the Corporation generally entitled to vote in the election of directors of the Corporation; and
(iii)The stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets, other than a sale or disposition by the Corporation of all or substantially all of the Corporation’s assets to an entity where the outstanding securities generally entitled to vote in the election of directors of the Corporation immediately prior to the transaction continue to represent (either by remaining outstanding or by being converted into such securities of the surviving entity or any parent thereof) 50% or more of the combined voting power of the outstanding voting securities of any such entity generally entitled to vote in such entity’s election of directors immediately after such sale and of a class registered under Section 12 of the Exchange Act.
As used in this definition:
(A)    “Beneficial Owner” or “Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
(B)    “Management Buyout” means any event or transaction which would otherwise constitute a Change in Control (a “Transaction”) if, in connection with the Transaction, the Participant, his or her spouse, parents, children and grandchildren and/or the Participant’s Affiliates participate, directly or beneficially, as an equity investor in, or have the option or right to acquire, whether vested or not vested, equity interests of, the acquiring entity or any of its Affiliates (as defined in Rule 12b-2 under the Exchange Act) (the “Acquiror”) having a percentage interest therein greater than 1%. For purposes of the preceding sentence, a party shall not be deemed to have participated as an equity investor in the Acquiror by virtue of (i) obtaining Beneficial Ownership of any equity interest in the Acquiror as a result of the grant to the party of an incentive compensation award under one or more incentive plans of the Acquiror (including, but not limited to, the conversion in connection with the Transaction of incentive compensation awards of the Corporation into incentive compensation awards of the Acquiror), on terms and conditions substantially equivalent to those applicable to other employees of the Corporation at a comparable level as such party immediately before the Transaction, after taking into account normal differences attributable to job responsibilities, title and the like, (ii) obtaining beneficial interest of any equity interest in the Acquiror on terms and conditions substantially equivalent to those obtained in the Transaction by all other shareholders of the Corporation or (iii) the party’s interests in any tax-qualified defined benefit or defined contribution pension or retirement plan in which such party or any spouse, parent, child or grandchild of such party is a participant or beneficiary.

(C)    “Merger” means a merger, share exchange, consolidation or similar business consolidation under applicable law.
(D)    “Participant’s Affiliates” at any time consist of any entity in which the Participant and/or his or her spouse, parents, children or grandchildren then own, directly or beneficially, or have the option or right to acquire, whether or not vested, greater than 10% of such entity’s equity interests, and all then current directors and executive officers (as defined in Rule 3b-7 of the Exchange Act) of the Corporation who are members of any group that also includes the Participant, his or her spouse, parents, children or grandchildren and/or any such entity in which the members have agreed to act together for the purpose of participating in the Transaction.
(E)    “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Corporation or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, and (iii) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions and with substantially the same voting rights as their ownership and voting rights with respect to the Corporation.
(e) “Code” means the Internal Revenue Code of 1986, as amended. Reference to any section of the Code shall be deemed to include reference to applicable regulations or other authoritative guidance thereunder, and any amendments or successor provisions to such section, regulations or guidance.
(f)“Committee” means the Personnel & Compensation Committee or a subcommittee thereof, or such other committee appointed by the Board to administer the Plan (or in the absence of such appointment, the Board of Directors itself).
(g) “Compensation” means, with respect to any Purchase Period, the Participant’s regular base wages, salary, overtime, short-term bonus and commissions and other cash incentive payments, determined without reduction for Contributions made under this Plan or contributions to any Code Section 401(k) or Section 125 Plan. The Committee, in its discretion, may, on a uniform and nondiscriminatory basis under each Purchase Period, establish a different definition of Compensation for a particular Purchase Period.
(h)“Contributions” means the payroll deductions made on an after-tax basis and other additional payments that the Corporation may permit to be made by a Participant to fund the exercise of Purchase Rights granted pursuant to the Plan.
(i)“Corporation” means Kaman Corporation, a Connecticut corporation, or any successor corporation thereto.
(j)“Eligible Employee” means an Employee who meets the requirements set forth in Section 4 for eligibility to participate in the Plan.
(k)“Employee” means an individual who provides services as a common law employee to a Participating Employer. Except on account of a transfer of employment between Participating Employers as provided below or as otherwise determined by the Committee, a Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the Participating Employer employing the Participant during a Purchase Period ceasing to be a Participating Employer under the Plan. For purposes of the Plan, an individual shall be deemed to continue to be an Employee while on any military leave, sick leave, or other bona fide leave of absence approved by the Corporation (or the applicable Participating Employer) or which is legally protected under applicable law, of three (3) months or less. If the Employee’s leave of absence exceeds three (3) months, the individual shall be deemed to have ceased to be an Employee on the day immediately following the expiration of three (3) months of such leave unless the individual’s right to reemployment is guaranteed by statute or by contract. A Participant whose employment transfers between Participating Employers due to a termination followed by an immediate rehire (with no break in service) will not be treated as having terminated employment under the Plan; provided, however, that if a Participant transfers from a Purchase Period under the 423 Component to the Non-423 Component, the exercise of the option will be qualified under the 423 Component only to the extent it complies with Section 423 of the Code.
(l)“Enrollment Form” means an agreement in such form and provided in such manner as specified by the Corporation from time to time (in its discretion and on a uniform and nondiscriminatory basis), including through an electronic or other enrollment procedure prescribed by the Corporation, pursuant to which an Eligible Employee makes an election to participate in the Plan and authorizes payroll deductions under the Plan from the Eligible Employee’s Compensation.
(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Reference to any section of (or rule promulgated under) the Exchange Act shall be deemed to include reference to applicable rules, regulations or other authoritative guidance thereunder, and any amendments or successor provisions to such section, rules, regulations and guidance.
(n)“Exchange Act Person” means any natural person, entity or “group” (within the meaning of Sections 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Corporation or any Subsidiary of the Corporation, (ii) any employee benefit plan of the Corporation or any Subsidiary of the Corporation or any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any Subsidiary of the Corporation, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an entity owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation; or (v) any natural person, entity or “group” (within the meaning of Sections 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the owner, directly or indirectly, of securities of the Corporation representing more than fifty percent (50%) of the combined voting power of the Corporation’s then outstanding securities.
(o)“Fair Market Value” means, as of any date:
(i)If the Stock is listed on any established stock exchange, the closing price of the Corporation's Stock on the New York Stock Exchange, as reported in The Wall Street Journal on the business date immediately preceding the date of purchase or such other source as the Committee deems reliable, or, if there is no such sale on such date, then on the last previous day on which a sale was reported.
(ii)In the absence of such markets for the Stock or in lieu of the method for determining Fair Market Value set forth above, the Fair Market Value shall be determined by the Committee in good faith in any manner that is permitted under Section 423 of the Code.
(p)“Offering Period” means a period during which Purchase Rights are granted.
(q)“Opportunity Commencement Date” means the first day of a Purchase Period.
(r)“Parent Corporation” means any present or future “parent corporation” of the Corporation, as defined in Section 424(e) of the Code.
(s)“Participant” means an Eligible Employee who has elected to become a participant in a Purchase Period in accordance with Section 6 and has not ceased participation under the Plan.
(t)“Participating Employer” means, in addition to the Corporation, any Subsidiary, Parent Corporation or Subsidiary Corporation that has been designated by the Corporation from time to time in its sole discretion as eligible to participate in the Plan. For purposes of the 423 Component, only the Corporation, its Subsidiary Corporations and any Parent Corporation may be Participating Employers; provided, however that at any given time, a Subsidiary Corporation or a Parent Corporation that is designated as a Participating Employer under the 423 Component will not be a Participating Employer under the Non-423 Component. Unless otherwise determined by the Committee, each of the Corporation and its Subsidiaries and Subsidiary Corporations that are organized under the laws of the United States, a state thereof or the District of Columbia shall be Participating Employers.
(u)“Plan” means the Kaman Corporation Amended and Restated Employee Stock Purchase Plan.
(v)“Purchase Date” means the last Trading Day of the Purchase Period.
(w)“Purchase Period” means a period within an Offering Period in which contributions may be made toward the purchase of Shares under the Plan, as determined by the Committee pursuant to Section 5.
(x)“Purchase Price” means the price at which a share of Stock may be purchased under the Plan, as determined in accordance with Section 8.
(y)“Purchase Right” means an option granted to a Participant pursuant to the Plan to purchase such shares of Stock during a Purchase Period as provided in Section 8, which the Participant may choose to not exercise during such Purchase Period by electing to withdraw any accumulated payroll deductions of the Participant not previously applied to the purchase of Stock under the Plan and to terminate participation in the Plan at any time during the Purchase Period.
(z)“Stock” means the common stock of the Corporation.
(aa)“Subsidiary” means, with respect to the Corporation, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by the Corporation, and (ii) any partnership, limited liability company or other entity in which the Corporation has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).
(bb)“Subsidiary Corporation” means any “subsidiary corporation” of the Corporation, as defined in Section 424(f) of the Code.
(cc)“Trading Day” means a day on which the New York Stock Exchange is open for trading.

16.2Construction. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. Except where otherwise indicated by the context, any masculine term used herein shall also include the feminine, and the plural shall include the singular and the singular shall include the plural.

KAMAN CORPORATION

C123456789

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on April 18, 2018.

Vote by Internet

- Go to **www.envisionreports.com/KAMN**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote "FOR" all nominees, "FOR" Proposals 2, 3, 4 and 5 and "AGAINST" Proposals 6, 7 and 8.

+

1. Election of three (3) Class I directors to serve for terms of three (3) years each and until their successors are duly elected and qualify

Nominee	For	Withhold
01 - E. Reeves Callaway III	☐	☐
02 - Karen M. Garrison	☐	☐
03 - A. William Higgins	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign exactly as name(s) appear hereon. If more than one owner, each must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

C 1234567890 JNT

1 U P X 3 6 6 6 4 0 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

+

02RGMB

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, THE BOARD OF DIRECTORS ENCOURAGES YOU TO VOTE YOUR SHARES USING THE TOLL-FREE TELEPHONE NUMBER OR THE INTERNET, AS DESCRIBED IN THE PROXY STATEMENT AND THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS. AS AN ALTERNATIVE, IF YOU RECEIVED A PAPER COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENVELOPE PROVIDED, WHICH DOES NOT REQUIRE POSTAGE. VOTING OVER THE INTERNET, BY THE TOLL FREE NUMBER OR COMPLETING AND MAILING A PROXY CARD WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON AT THE ANNUAL MEETING. YOUR PROMPT RESPONSE IS MUCH APPRECIATED.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders.
The 2018 Proxy Statement and the 2017 Annual Report to Shareholders are available at:
http://www.envisionreports.com/kamn

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — KAMAN CORPORATION

+

PROXY FOR COMMON STOCK IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of Kaman Corporation Common Stock hereby appoints Neal J. Keating and Robert D. Starr, or either of them with full power of substitution, as attorneys and proxies for and in the name of the undersigned to vote all the shares of the Common Stock of Kaman Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Wednesday, April 18, 2018, beginning at 9:00 a.m., local time, at Kaman Corporation, 1332 Blue Hills Avenue, Bloomfield, CT 06002, and at any adjournments or postponements thereof, as directed on this card on the matters set forth on the reverse side hereof, all as described in the accompanying Proxy Statement, and in their discretion on all other matters that may properly come before such Annual Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF THE PROXY IS SIGNED AND RETURNED BUT NO DIRECTIONS ARE GIVEN, THEN THE PROXY WILL BE VOTED "FOR" EACH OF THE LISTED NOMINEES, "FOR" APPROVAL OF EACH OF PROPOSALS 2, 3, 4 AND 5, "AGAINST" PROPOSALS 6, 7 AND 8, AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

The Kaman Corporation Board of Directors recommends a vote "FOR" each of the listed nominees, "FOR" Proposals 2, 3, 4 and 5, and "AGAINST" Proposals 6, 7 and 8.

(Continued and to be marked, dated and signed, on the other side)

C Non-Voting Items

Change of Address — Please print new address below.	**Comments** — Please print your comments below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. +